UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SECURITY NATIONAL FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

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(3)
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☐
Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

June 4, 2010

Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company") to be held on Friday, July 9, 2010, at 10:00 a.m., Mountain Daylight Time, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.  Also, enclosed is a copy of the Company's Annual Report for the year ended December 31, 2009.

The matters to be addressed at the meeting will include (1) the election of seven directors; (2) the approval of the amendment to the 2003 Stock Option Plan to authorize an additional 500,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 100,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock; (3) the ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2010; and (4) the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.  I will also report on the Company's business activities and answer any stockholder questions.

The Board of Directors recommends that you vote FOR election of the director nominees, FOR approval of the amendment to the 2003 Stock Option Plan to authorize additional shares for issuance thereunder; and FOR ratification of appointment of the independent registered public accountants; and FOR the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.  Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Your vote is very important.  We hope you will take a few minutes to review the Proxy Statement and complete, sign, date and return your Proxy Card in the envelope provided, even if you plan to attend the meeting.  Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

Thank you for your support of Security National Financial Corporation.  We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ George R. Quist

George R. Quist
Chairman of the Board and
Chief Executive Officer

SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 9, 2010

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company"), a Utah corporation, will be held on Friday, July 9, 2010, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1.
To elect a Board of Directors consisting of seven directors (two directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining five directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.
To amend the Company's Stock Option Plan to authorize an additional 500,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 100,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock;

3.	To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2010; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 21, 2010, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah during the 20 days prior to the meeting.

If you do not expect to attend the meeting in person, it is important that your shares be represented.  Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States.  You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.  If your shares are held in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

By order of the Board of Directors,

/s/ Jeffrey R. Stephens

Jeffrey R. Stephens
General Counsel and Corporate Secretary

June 4, 2010
Salt Lake City, Utah

SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held on July 9, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, July 9, 2010 at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof (the "Annual Meeting").  The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (two nominees to be elected by the Class A common stockholders voting separately as a class and five nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld.

A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123, Attention: Jeffrey R. Stephens, by submitting in writing a Proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy.  This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about June 4, 2010.

If a stockholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted.  The signed card must be presented at the meeting by the person(s) representing the stockholder.

The cost of this solicitation will be borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year;  (2) to approve the amendment to the 2003 Stock Option Plan to authorize an additional 500,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 100,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock; (3) to ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2010; and (4) to transact such other business as may properly come before the Annual Meeting.

RECORD DATE AND VOTING INFORMATION

Only holders of record of common stock at the close of business on May 21, 2010, will be entitled to vote at the Annual Meeting.  As of May 12, 2010, there were issued and outstanding 8,740,727 shares of Class A common stock, $2.00 par value per share and 9,211,399 shares of Class C common stock, $.20 par value per share, resulting in a total of 17,952,126 shares of both Class A and Class C common stock.  A majority of the outstanding shares (or 8,976,064 shares) of common stock will constitute a quorum for the transaction of business at the meeting.  A list of our stockholders will be available for review at the Company=s executive offices during regular business hours for a period of 20 days before the Annual Meeting.

The holders of each class of common stock of the Company are entitled to one vote per share.  Cumulative voting is not permitted in the election of directors.

After carefully reading and considering the information contained in this Proxy Statement, each holder of the Company's common stock should complete, date and sign the Proxy Card and mail the Proxy Card in the enclosed return envelope as soon as possible so that those shares of the Company's common stock can be voted at the Annual Meeting, even if the holders plan to attend the Annual Meeting in person.

Proxies received at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting.  If a Proxy indicates a specification, it will be in accordance with the specification.  If no specification is indicated, the Proxy will be voted for approval of the election of the directors recommended by the Board of Directors; for approval of the amendment to the 2003 Stock Option Plan to authorize an additional 500,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 100,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock; for the ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2010; and, in the discretion of the persons named in the Proxy,  to transact such other business that may properly come before the meeting or any adjournments of the meeting.  You may also vote in person by ballot at the Annual Meeting.

The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors.  The Class A common stockholders voting separately as a class will be entitled to vote for two of the seven directors to be elected (the nominees to be voted upon by the Class A common stockholders separately consist of Messrs. J. Lynn Beckstead, Jr. and H. Craig Moody).

The remaining five directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist, Scott M. Quist, and Norman G. Wilbur).  For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share.  The Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

Your vote is important.  Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON JULY 9, 2010

This Proxy Statement, the Proxy Card and the 2009 Annual Report are available at www.securitynational.com/shareholders.asp

ELECTION OF DIRECTORS

PROPOSAL 1
The Nominees

The Company's Board of Directors consists of seven directors.  All directors are elected annually to serve until the next annual meeting of the stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.  The nominees for the upcoming election of directors include four independent directors, as defined in the applicable rules for companies traded on the Nasdaq Stock Market, and three members of the Company's senior management.  All of the nominees for director have served as directors since the 2009 Annual Meeting.

The nominees to be elected by the holders of Class A common stock are as follows:

Name	Age	Director Since	Position(s) with the Company
J. Lynn Beckstead, Jr.	56	2002	Vice President of Mortgage Operations and Director
H. Craig Moody	58	1995	Director

The nominees for election by the holders of Class A and Class C common stock, voting together, are as follows:

Name	Age	Director Since	Position(s) with the Company
Charles L. Crittenden	90	1979	Director
Robert G. Hunter, M.D.	50	1998	Director
George R. Quist	89	1979	Chairman of the Board and Chief Executive Officer
Scott M. Quist	57	1986	President, Chief Operating Officer and Director
Norman G. Wilbur	71	1998	Director

The following is a description of the business experience of each of the nominees and directors.

George R. Quist has been Chairman of the Board and Chief Executive Officer of the Company since 1979.  Mr. Quist served as President of the Company from 1979 until 2002.   From 1960 to 1964, Mr. Quist was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company.  From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board.

Scott M. Quist has been President of the Company since 2002, its Chief Operating Officer since 2001, and a director since 1986.  Mr. Quist served as First Vice President of the Company from 1986 to 2002.  From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas.  From 1986 to 1991, he was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies.  Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance.  He has also served as a regional director of Key Bank of Utah since November 1993.  Mr. Quist is currently a director and a past president of the National Alliance of Life Companies, a trade association of over 200 life companies.

J. Lynn Beckstead, Jr. has been Vice President of Mortgage Operations and a director of the Company since 2002.  In addition, Mr. Beckstead is President of SecurityNational Mortgage Company, a wholly owned subsidiary of the Company, having served in this position since 1993.  From 1990 to 1993, Mr. Beckstead was Vice President and a director of Republic Mortgage Corporation.  From 1983 to 1990, Mr. Beckstead was Vice President and a director of Richards Woodbury Mortgage Corporation.  From 1980 to 1983, he was a principal broker for Boardwalk Properties.  From 1978 to 1980, Mr. Beckstead was a residential loan officer for Medallion Mortgage Company.  From 1977 to 1978, he was a residential construction loan manager of Citizens Bank.

Charles L. Crittenden has been a director of the Company since 1979.  Mr. Crittenden has been sole stockholder of Crittenden Paint & Glass Company since 1958.  He is also an owner of Crittenden Enterprises, a real estate development company, and Chairman of the Board of Linco, Inc.

Robert G. Hunter, M.D. has been a director of the Company since 1998.  Dr. Hunter is currently a practicing physician in private practice.  Dr. Hunter created the statewide E.N.T. Organization (Rocky  Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee.  Dr. Hunter is Department Head of Otolaryngology, Head and Neck Surgery at Intermountain Medical Center and a past President of the medical staff of the Intermountain Medical Center.  He is also a delegate to the Utah Medical Association and has served as a delegate representing the State of Utah to the American Medical Association, and a member of several medical advisory boards.

H. Craig Moody has been a director of the Company since 1995.  Mr. Moody is owner of Moody & Associates, a political consulting and real estate company.  He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.

Norman G. Wilbur has been a director of the Company since 1998.  Mr. Wilbur worked for J.C. Penny's regional offices in budget and analysis.  His final position was Manager of Planning and Reporting for J.C. Penny's stores.  After 36 years with J.C. Penny's, Mr. Wilbur opted for early retirement in 1997.  Mr. Wilbur is a past board member of Habitat for Humanity in Plano, Texas.

The Board of Directors recommends that stockholders vote "FOR" the election of each of the director nominees.

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The Board of Directors, Board Committees and Meetings

The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than eleven members.  The term of office of each director is for a period of one year or until the election and qualification of his successor.  A director is not required to be a resident of the State of Utah but must be a stockholder of the Company.  The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2009.  No directors attended fewer than 75% of all meetings of the Board of Directors during the 2009 fiscal year.

The size of the Board of Directors of the Company for the coming year is seven members.  A majority of the Board of Directors must qualify as "independent" as that term is defined in Rule 4200 of the listing standards of the Nasdaq Stock Market.  The Board of Directors has affirmatively determined that four of the seven members of the Board of Directors, Messrs. Charles L. Crittenden, Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur, are independent under the listing standards of the Nasdaq Stock Market.

Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed above.  If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee.   The Board of Directors has no reason to expect that any nominee will be unable to serve.  There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director.  There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.

There are four committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm.  The Audit Committee consists of Messrs. Charles L. Crittenden, H. Craig Moody and Norman G. Wilbur (Chairman of the committee).  During 2009, the Audit Committee met on three occasions.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contributions under the 401(k) Retirement Savings Plans, Deferred Compensation Plan, granting of options under the stock option plans, and creating other employee compensation plans.  The Compensation Committee consists of Messrs. Charles L. Crittenden (Chairman of the committee), Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur.  During 2009, the Compensation Committee met on one occasion.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company.   The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, J. Lynn Beckstead, Jr. and H. Craig Moody.  During 2009, the Executive Committee met on one occasion.

The Nominating and Corporate Governance Committee identifies individuals qualified to become board members consistent with criteria approved by the board, recommends to the board the persons to be nominated by the board for election as directors at a meeting of stockholders, and develops and recommends to the board a set of corporate governance principles.  The Nominating and Corporate Governance Committee consists of Messrs. Charles L. Crittenden, Robert G. Hunter, M.D., H. Craig Moody (Chairman of the committee), and Norman G. Wilbur.  The Nominating and Corporate Governance Committee is composed solely of independent directors, as defined in the listing standards of the Nasdaq Stock Market.  During 2009, the Nominating and Corporate Governance Committee met on one occasion.

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Director Nominating Process

The process for identifying and evaluating nominees for directors include the following steps: (1) the Nominating and Corporate Governance Committee, Chairman of the Board or other board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from board members and senior management and, if necessary, obtains advice from legal or other advisors (but does not hire an outside search firm); (3) director candidates, including any candidates properly proposed by stockholders in accordance with the Company's Bylaws, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate Governance Committee; (5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the board for inclusion in the slate of directors at the annual meeting.  The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders.  To recommend a perspective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders may submit the candidate's name and qualifications to: Jeffrey R. Stephens, General Counsel and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.  Recommendations from stockholders for nominees must be received by Mr. Stephens not later than the date set forth under "Deadline for Receipt of Stockholder's Proposals for Annual Meeting to be Held in July 2011" below.

The Nominating and Corporate Governance Committee operates pursuant to a written charter.  The full text of the charter is published on the Company's website at www.securitynational.com.  Stockholders may also obtain a copy of the charter without charge by writing to:  Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Meetings of Non-Management Directors

The Company's independent directors meet regularly in executive session without management.  The Board of Directors has designated a lead director to preside at executive sessions of independent directors.  Mr. H. Craig Moody is currently the lead director.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication."  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors.  The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for George R. Quist, Scott M. Quist and J. Lynn Beckstead, Jr. are set forth above):

Name	Age	Title
George R. Quist1	89	Chairman of the Board and Chief Executive Officer
Scott M. Quist1	57	President, Chief Operating Officer and Director
Stephen M. Sill	64	Vice President, Treasurer and Chief Financial Officer
J. Lynn Beckstead, Jr.	56	Vice President of Mortgage Operations and Director
Jeffrey R. Stephens	56	General Counsel and Corporate Secretary
Christie Q. Overbaugh1	60	Senior Vice President of Internal Operations
________________
1 George R. Quist is the father of Scott M. Quist and Christie Q. Overbaugh

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Stephen M. Sill has been Vice President, Treasurer and Chief Financial Officer of the Company since 2002.   From 1997 to 2002, Mr. Sill was Vice President and Controller of the Company.  From 1994 to 1997, Mr. Sill was Vice President and Controller of Security National Life Insurance Company.  From 1989 to 1993, he was Controller of Flying J. Inc.  From 1978 to 1989, Mr. Sill was Senior Vice  President and Controller of Surety Life Insurance Company.  From 1975 to 1978, he was Vice President and Controller of Sambo's Restaurant, Inc.  From 1974 to 1975, Mr. Sill was Director of Reporting for Northwest Pipeline Corporation.  From 1970 to 1974, he  was an auditor with Arthur Andersen & Co.  Mr. Sill is a past president and a former director of the Insurance Accounting and Systems Association, a national association of over 1,300 insurance companies and associate members.  In addition, Mr. Sill is a certified public accountant and a member of the Utah Association of CPA's and the American Institute of CPA's.

Christie Q. Overbaugh has been Senior Vice President of Internal Operations of the Company since June 2006, and a Vice President of the Company from 1998 to June 2006.  Ms. Overbaugh has also served as Vice President of Underwriting for Security National Life Insurance Company since 1998.  From 1986 to 1991, she was Chief Underwriter for Investors Equity Life Insurance Company of Hawaii and Security National Life Insurance Company.  From 1990 to 1991, Ms. Overbaugh was President of the Utah Home Office Underwriters Association.  Ms. Overbaugh is currently a member of the Utah Home Office Underwriters Association and an Associate Member of LOMA (Life Office Management Association).

Jeffrey R. Stephens was appointed General Counsel and Corporate Secretary of the Company in December 2008. Mr. Stephens had served as General Counsel for the Company from November 2006 to December 2008. He was in private practice from 1981 to 2006 in the states of Washington and Utah. Mr. Stephens is a member of the Utah State Bar and the Washington State Bar Association.

The Board of Directors of the Company has a written procedure that requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the Company's interests.

No director, officer or 5% stockholder of the Company or its subsidiaries or any affiliates thereof has had any transactions with the Company or its subsidiaries during 2009 or 2008.

All directors of the Company hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

Corporate Governance

Corporate Governance Guidelines.  The Board of Directors has adopted the Security National Financial Corporation Corporate Governance Guidelines.  These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to insure effective and responsive governance.  The guidelines are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly.  The full text of the guidelines is published on the Company's website at www.securitynational.com.  A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Code of Business Conduct.   All of the Company's officers, employees and directors are required to comply with the Company's  Code of Business Conduct and Ethics to help insure that the Company's business is conducted in accordance with appropriate standards of ethical behavior.  The Company's Code of Business Conduct and Ethics covers all areas of  professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business.  Employees are required to report any violations or suspected violations of the Code.  The Code includes an anti-retaliation statement.  The full text of the Code of Business Conduct and Ethics is published on the Company's website at www.securitynational.com.  A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2009, 2008 and 2007 for (i) the Company's Chief Executive Officer, (ii) the Company's Chief Financial Officer, and (iii) the Company's three other executive officers, who, based on their total compensation, were the most highly compensated in 2009.  The Company refers to them in this Proxy Statement collectively as the "Named Executive Officers."

Name and Principal Position	Year	Salary$	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings($)(2)	All Other Compensation($)(3)	Total($)
George R. Quist(1) Chairman of the Board and Chief Executive Officer	2009 2008 2007	$252,513 236,013 219,513	$ 51,580 50,755 --	-- -- --	-- -- --	-- -- --	$ -- -- 24,200	$ 11,252 10,959 10,760	$315,345 297,727 254,473
Scott M. Quist(1) President and Chief Operating Officer	2009 2008 2007	$357,317 332,400 303,900	$ 92,650 91,350 --	-- -- --	-- -- --	-- -- --	$ -- -- 25,300	$ 32,846 32,791 33,172	$482,813 456,541 362,372
Stephen M. Sill Vice President, Treasurer and Chief Financial Officer	2009 2008 2007	$138,000 131,969 125,292	$ 11,413 11,113 6,000	-- -- --	-- -- --	-- -- --	$ -- -- 14,179	$ 17,035 17,074 15,878	$166,448 160,156 161,349
J. Lynn Beckstead, Jr. Vice President of Mortgage Operations	2009 2008 2007	$227,583 217,583 207,500	$137,221 119,741 46,888	-- -- --	-- -- --	-- -- --	$ -- -- 21,166	$ 21,667 21,528 21,140	$386,471 358,852 296,694
Jeffrey R. Stephens General Counsel and Corporate Secretary	2009 2008 2007	$140,708 133,417 120,000	$ 8,000 8,000 --	-- -- --	-- -- --	-- -- --	-- -- --	$ 11,235 11,335 10,202	$159,943 152,752 130,202
______________________
(1)	George R. Quist is the father of Scott M. Quist.
(2)
The amounts indicated under "Change in Pension Value and Non-qualified Deferred Compensation Earnings"  consist of amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Company's Deferred Compensation Plan.

(3)	The amounts indicated under "All Other Compensation" consist of the following amounts paid by the Company for the benefit of the Named Executive Officers:
(a)
payments related to the operation of automobiles for George R. Quist ($2,400 for each of the years 2009, 2008 and 2007); Scott M. Quist ($7,200 for each of the years 2009, 2008 and 2007); Stephen M. Sill ($5,700 for 2009 and 2008, and $4,275 for 2007); and Jeffrey R. Stephens ($0 for 2009, 2008 and 2007).  However, such payments do not include the furnishing of an automobile by the Company to George R. Quist, Scott M. Quist, and J. Lynn Beckstead Jr., nor the payment of insurance and property taxes with respect to the automobiles operated by such executive officers;

7

(b)
group life insurance premiums paid by the Company to a group life insurance plan for George R. Quist ($125, $154, and $9 for 2009, 2008 and 2007, respectively); Scott M. Quist, Stephen M. Sill, and J. Lynn Beckstead, Jr. ($211, $218 and $250 each for 2009, 2008 and 2007, respectively); and Jeffrey R. Stephens ($109, $99 and $42 for 2009, 2008 and 2007, respectively);

(c)
life insurance premiums paid by the Company for the benefit of George R. Quist ($4,644 for each of the years 2009, 2008 and 2007); Scott M. Quist ($14,056 for 2009 and 2008, and $14,340 for 2007);  Stephen M. Sill ($2,976 for each of the years 2009, 2008 and 2007); J. Lynn Beckstead, Jr. ($4,200 for each of the years 2009, 2008 and 2007);  and Jeffrey R. Stephens ($0 for each of the years 2009, 2008 and 2007);

(d)
medical insurance premiums paid by the Company to a medical insurance plan for George R. Quist ($3,795 for 2009, $3,491 for 2008, and $3,419 for 2007); Scott M. Quist and J. Lynn Beckstead, Jr. ($11,091 each for 2009, $11,047 each for 2008, and $11,094 each for 2007); Stephen M. Sill ($7,860 for 2009, $7,910 for 2008, and $8,089 for 2007); and Jeffrey R. Stephens ($10,838 for 2009, $11,047 for 2008, and $10,199 for 2007);

(e)
long term disability insurance premiums paid by the Company to a provider of such insurance for George R. Quist, Scott M. Quist, Stephen M. Sill, J. Lynn Beckstead, Jr., and Jeffrey R. Stephens ($288 each for years 2009, 2008 and 2007); and

(f)	membership dues paid by the Company to Alpine Country Club for the benefit of J. Lynn Beckstead, Jr. ($5,877 for 2009, $5,793 for 2008, and $5,308 for 2007).

SUPPLEMENTAL ALL OTHER COMPENSATION TABLE

The following table sets forth all other compensation provided to the Named Executive Officers for fiscal years 2009, 2008 and 2007.

Name of Executive Officer	Year	Perks and Other Personal Benefits	Tax Reimbursements	Discounted Securities Purchases	Payments/ Accruals on Termination Plans	Registrant Contribu- tions to Defined Contribu- tion Plans	Insurance Premiums	Dividends or Earnings on Stock or Option Awards	Other
George R. Quist	2009 2008 2007	$2,400 2,400 2,400	-- -- --	-- -- --	-- -- --	-- -- --	$ 8,852 8,559 8,360	-- -- --	-- -- --
Scott M. Quist Stephen M. Sill J. Lynn Beckstead, Jr. Jeffrey R. Stephens	2009 2008 2007 2009 2008 2007 2009 2008 2007 2009 2008 2007	$7,200 7,200 7,200 $5,700 5,700 4,275 $5,877 5,793 5,308 -- -- --	-- -- -- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- -- --	$25,646 25,591 25,972 $11,335 11,374 11,603 $15,790 15,735 15,832 $11,235 11,335 10,202	-- -- -- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- -- --

8

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2009.

Name of Executive Officer	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
George R. Quist	12/4/09	--	--	--	100,000	$ 3.872	$3.520	$170,000
Scott M. Quist	12/4/09	--	--	--	100,000(1)	$3.872	$3.520	$170,000
Stephen M. Sill	12/4/09	--	--	--	7,500	$3.520	$3.520	$11,625
J. Lynn Beckstead, Jr	12/4/09	--	--	--	20,000	$3.520	$3.520	$31,000
Jeffrey R. Stephens	12/4/09	--	--	--	5,000	$3.520	$3.520	$ 7,750
________________

(1)
This reflects the equivalent of Class A common shares.  On December 4, 2009, Scott M. Quist was granted stock options to purchase 1,000,000 shares of Class C common stock at an exercise price of $.3872 per share, which is equivalent to options to purchase 100,000 shares of Class A common stock at an exercise price of $3.872 per share.

9

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR END

The following table sets forth information concerning outstanding equity awards held by Named Executive Officers at December 31, 2009.

	Option Awards					Stock Awards
Name of Executive Officer	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George R. Quist	03/25/05 03/31/08 12/05/08 12/04/09	85,085 (4) 52,500 (5) 105,000 (6) --	-- -- -- 100,000 (7)	$ 3.18 4.03 1.57 3.87	03/25/10 03/31/13 12/05/13 12/04/14	03/25/05 03/31/08 12/05/08 12/04/09	-- -- -- 100,000	-- -- -- $358,900	-- -- -- --	-- -- -- --
Scott M. Quist	03/21/03 03/25/05 03/31/08 12/05/08 12/04/09	94,030 (2) 85,086 (4) 52,500 (8) 105,000 (6) (9) --	-- -- -- -- 100,000 (10)	$ 4.40 2.89 4.03 1.57 3.87	03/21/13 03/25/15 03/31/13 12/05/13 12/04/14	03/21/03 03/25/05 03/31/08 12/05/08 12/04/09	-- -- -- -- 100,000	-- -- -- -- $358,990	-- -- -- -- --	-- -- -- -- --
Stephen M. Sill	03/31/08 12/05/08 12/04/09	7,875 (5) 7,875 (6) --	-- -- 7,500 (7)	$ 3.67 1.43 3.52	03/31/18 12/05/18 12/04/19	03/31/08 12/05/08 12/04/09	-- -- 7,500	-- -- $ 26,924	-- -- --	-- -- --
J. Lynn Beckstead Jr.	03/21/03 12/10/04 03/24/08 12/05/08 2/04/09	20,102 (2) 6,381 (3) 42,543 (4) 8,400 (5) 21,000 (6) --	-- -- -- -- -- 20,000 (7)	$ 4.40 2.53 2.89 3.67 1.43 3.52	03/21/13 12/10/14 03/25/15 03/31/18 12/05/18 12/04/19	03/21/03 12/10/04 03/25/05 03/31/08 12/05/08 12/04/09	-- -- -- -- -- 20,000	-- -- -- -- -- $ 71,798	-- -- -- -- -- --	-- -- -- -- -- --
Jeffrey R. Stephens	12/05/08 12/04/09	1,050 (6) --	-- 5,000 (7)	$ 1.43 3.52	12/05/18 12/04/19	12/05/08 12/04/09	-- 5,000	-- $ 17,950	-- --	-- --
__________________
(1)
Except for option granted George R. Quist and options granted to Scott M. Quist after May 31, 2007, which have a five year term, such grants have ten year terms.  The vesting of any vesting of any unvested shares is subject to the recipient's continuous employment.  This reflects the equivalent of Class A Common shares.

(2)	Stock options vest at the rate of 25% of the total number of shares subject to the options on June 30, 2003 and 25% of the total number of shares on the last day of each three month period thereafter.
(3)
Stock options vest at the rate of 25% of the total number of shares subject to the options on March 31, 2005 and 25% of the total number of shares on the last day of each three month period thereafter.

(4)	Stock options vest at the rate of 25% of the total number of shares subject to the options on June 30, 2005 and 25% of the total number of shares on the last day of each three month period thereafter.
(5)	Stock options vest at the rate of 25% of the total number of shares subject to the options on June 30, 2008 and 25% of the total number of shares on the last day of each three month period thereafter.

10

(6)
Stock options vest at the rate of 25% of the total number of shares subject to the options on March 31, 2009 and 25% of the total number of shares on the last day of each three month period thereafter.

(7)
Stock options vest at the rate of 25% of the total number of shares subject to the options on March 31, 2010 and 25% of the total number of shares on the last day of each three month period thereafter.

(8)
On March 31, 2008, Scott M. Quist was granted stock options to purchase 500,000 shares of Class C common stock at an exercise price of $.424 per share, which is equivalent to options to purchase 50,000 shares of Class A common stock at an exercise price of $4.24 per share.

(9)
On December 5, 2008, Mr. Quist was granted stock options to purchase 610,770 shares of Class C common stock at an exercise price of $.165 per share, which is equivalent to options to purchase 61,077 shares of Class A common stock at an exercise price of $1.65 per share, and to purchase 38,923 shares of Class A common stock at an exercise price of $1.65 per share.

(10)
On December 4, 2009, Mr. Quist was granted stock options to purchase 1,000,000 shares of Class C common stock at an exercise price of $.3872 per share, which is equivalent to options to purchase 100,000 shares of Class A common stock at an exercise price of $3.872 per share.

OPTION AWARDS VESTING SCHEDULE

The following table sets forth the vesting schedule of unexercisable options reported in the ANumber of Securities Underlying Unexercised Options B Unexercisable@ column of the table above.

Grant Date	Vesting
03/21/03	These options vested on the grant date.
12/10/04	These options vested on the grant date.
03/25/05	These options vested on the grant date.
03/31/08	These options vested 25% per quarter over a one year period after the grant date.
12/05/08	These options vested 25% per quarter over a one year period after the grant date.
12/04/09	These options vest 25% per quarter over a one year period after the grant date.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2009

The following table sets forth all stock options exercised and value received upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George R. Quist Scott M. Quist Stephen M. Sill J. Lynn Beckstead, Jr. Jeffrey R. Stephens	16,481 -- -- -- --	$ 61,804 -- -- -- --	-- -- -- -- --	-- -- -- -- --

11

PENSION BENEFITS FOR FISCAL 2009

The following table sets forth the present value as of December 31, 2009 of the benefit of the Named Executive Officers under a defined benefit pension plan.

Name of Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
George R. Quist Scott M. Quist Stephen M. Sill J. Lynn Beckstead, Jr. Jeffrey R. Stephens	None None None None None	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --

Retirement Plans

On December 8, 1988, the Company entered into a deferred compensation plan with George R. Quist, the Chairman and Chief Executive Officer of the Company.  The plan was later amended on three occasions with the third amendment effective February 1, 2001.  Under the terms of the plan as amended, upon the retirement of Mr. Quist, the Company is required to pay him ten annual installments in the amount of $60,000.  Retirement is defined in the plan as the age of 70, or a later retirement age, as specified by the Board of Directors.  The $60,000 annual payments are to be adjusted for inflation in accordance with the United States Consumer Price Index for each year after January 1, 2002.

The plan also provides that the Board of Directors may, in its discretion, pay the amounts due under the plan in a single, lump-sum payment.  In the event that Mr. Quist dies before the ten annual payments are made, the unpaid balance will continue to be paid to his designated beneficiary.  The plan further requires the Company to furnish an automobile for Mr. Quist's use and to pay all reasonable expenses incurred in connection with its use for a ten year period, and to provide Mr. Quist with a hospitalization policy with similar benefits to those provided to him the day before his retirement or disability.  However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death, or disability, the entire amount of deferred compensation payments under the plan shall be forfeited by him.  The Company accrued $31,300 and $49,000 in fiscal 2009 and 2008, respectively, to cover the present value of anticipated retirement benefits under the employment agreement of $536,900 as of December 31, 2009.

Employment Agreements

On July 16, 2004, the Company entered into an employment agreement with Scott M. Quist, its President and Chief Operating Officer.  The agreement is effective as of December 4, 2003 and has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and December 4, 2013 for additional five-year terms, provided Mr. Quist performs his duties with usual and customary care and diligence.  Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its President and Chief Operating Officer at not less than his current salary and benefits.  The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 on Mr. Quist's life and a whole life insurance policy in the amount of $500,000 on Mr. Quist's life.  In the event of disability, Mr. Quist's salary would be continued for up to five years at 75% of its current level.

In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue paying Mr. Quist's current compensation and benefits for seven years following the merger or sale.  The agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause.  These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 75% of his then current rate of compensation.  However, in the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs.  The Company accrued $127,290 and $116,400 in fiscal 2009 and 2008, respectively, to cover the present value of anticipated retirement benefits under the employment agreement.  The liability accrued is $831,170 and $703,900 as of December 31, 2009 and 2008, respectively.

12

On December 4, 2003, the Company, through its subsidiary SecurityNational Mortgage Company, entered into an employment agreement with J. Lynn Beckstead, Jr., Vice President of Mortgage Operations and President of SecurityNational Mortgage Company.   The agreement has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and December 4, 2013 for additional five-year terms, provided Mr. Beckstead performs his duties with usual and customary care and diligence.  Under the terms of the agreement, Mr. Beckstead is to devote his full time to the Company serving as President of SecurityNational Mortgage Company at not less than his current salary and benefits, and to include $350,000 of life insurance protection.  In the event of disability, Mr. Beckstead's salary would be continued for up to five years at 50% of its current level.

In the event of a sale or merger of the Company, and Mr. Beckstead was not retained in his current position, the Company would be obligated to continue paying Mr. Beckstead=s current compensation and benefits for five years following the merger or sale. The agreement further provides that Mr. Beckstead is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 62½) (ii) five years following complete disability, or (iii) upon termination of his employment without cause.  These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to one-half of his then current annual salary.  However, in the event that Mr. Beckstead dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs.  The Company accrued $52,295 and $46,400 in 2009 and 2008, respectively, to cover the present value of the retirement benefit of the employment agreement which was $415,595 as of December 31, 2009.

Director Compensation

Directors of the Company (but not including directors who are employees) are currently paid a director's fee of $16,800 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. An additional fee of $750 is paid to each audit committee member for each audit committee meeting attended. Each director is provided with an annual grant of stock options to purchase 1,000 shares of Class A common stock, which occurred under the 2000 Director Stock Option Plan for years 2000 to 2005 and under the 2006 Director Stock Option Plan for years 2006 to 2009.  During 2009 and 2008, each director was granted options to purchase an additional 5,000 shares and 7,500 shares, respectively, of Class A common stock.

DIRECTOR COMPENSATION FOR FISCAL 2009

The following table sets forth the compensation of the Company's non-employee directors for fiscal 2009.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Charles L. Crittenden Robert G. Hunter H. Craig Moody Norman G. Wilbur	$19,050 16,800 19,050 19,050	-- -- -- --	$ 8,148 8,148 8,148 8,148	-- -- -- --	-- -- -- --	-- -- -- --	$27,198 24,948 27,198 27,198

Employee 401(k) Retirement Savings Plan

In 1995, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan.  Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan.  The plan allowed the board to determine the amount of the contribution at the end of each year.  During the period from January 1, 1995 to December 31, 2007, the board had adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee's contribution to the plan to purchase the Company's stock up to a maximum discretionary employee contribution of ½ of 1% of a participating employee's compensation, as defined by the plan.

13

All persons who have completed at least one year's service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan.  All Company matching contributions are invested in the Company's Class A common stock.  The Company's matching contributions for 2007 were $10,001.  Also, the Company may contribute at the discretion of the Company's Board of Directors an Employer Profit Sharing Contribution to the 401(k) plan.  The Employer Profit Sharing Contribution is to be divided among three different classes of participants in the plan based upon the participant's title in the Company.  All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.  The Company's contributions to the plan for 2007 were $198,022.

Beginning January 1, 2008, the Company elected to be a "Safe Harbor" Plan for its matching 401(k) contributions.  The Company will match 100% of up to 3% of an employee's total annual compensation and 50% of 4% to 5% of an employee's annual compensation.  The match is in shares of the Company's Class A common stock.  The Company's matching contributions for 2009 and 2008 were $341,360 and $365,925, respectively, under the "Safe Harbor" Plan.

Employee Stock Ownership Plan

Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the Ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan.  Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service).  The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation  bears to total compensation for all eligible employees during each year.  To date, the Ownership Plan has approximately 376 participants and had $-0- contributions payable to the Plan in 2009.  Benefits under the Ownership Plan vest as follows: 20% after the third year of eligible service by an employee, and an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship.  The Ownership Plan Committee, however, retains discretion to determine the final method of payment.  Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time.  The trustees of the trust fund under the Ownership Plan are George R. Quist, Scott M. Quist and Robert G. Hunter, who each serve as a director of the Company.

Deferred Compensation Plan

In 2001, the Company's Board of Directors adopted a Deferred Compensation Plan.  Under the terms of the Deferred Compensation Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.  The board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan.  The employees who participate may elect to defer a portion of their compensation into the plan.  The Company may contribute into the plan at the discretion of the Company's Board of Directors.  The Company's contributions for 2009, 2008 and 2007 were $-0-, $-0- and $133,037, respectively.

14

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2009

The following table sets forth contributions to the deferred compensation account of the Named Executive Officers in fiscal 2009 and the aggregate balance of deferred compensation of the Named  Executive Officers at December 31, 2009.

Name	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
George R. Quist Scott M. Quist Stephen M. Sill J. Lynn Beckstead, Jr. Jeffrey R. Stephens	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --	$192,819 213,379 67,470 107,987 --

2003 Stock Option Plan

On July 11, 2003, the Company adopted the Security National Financial Corporation 2003 Stock Incentive Plan (the "2003 Plan"), which reserved 500,000 shares of Class A common stock and 1,000,000 shares of Class C common stock for issuance thereunder.  The 2003 Plan was approved by the Board of Directors on May 9, 2003, and by the stockholders at the annual meeting of the stockholders held on July 11, 2003.  The 2003 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.  On July 13, 2007, the stockholders approved an amendment to the 2003 Plan to increase the number of shares of Class A and Class C common stock reserved for issuance thereunder to 978,528 shares of Class A common stock and 2,110,775 shares of Class C common stock.  On July 10, 2009, the stockholders approved an amendment to the 2003 Plan to increase the number of shares of Class A and Class C common stock reserved for issuance thereunder to 1,478,528 shares of Class A common stock and 3,110,775 shares of Class C common stock.

The 2003 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company.  Both "incentive stock options", as defined under Section 422A of the Internal Revenue  Code of 1986 and "non-qualified options" may be granted under the 2003 Plan.  The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 2003 Plan are to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

The 2003 Plan is to be administered by the Board of Directors or by a committee designated by the board.  The terms of options granted or stock awards or sales affected under the 2003 Plan are to be determined by the Board of Directors or its committee.  The options shall be either fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the  board or the committee may specify.  The plan provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price to reflect such subdivision, combination or stock dividend.  In addition, the number of shares of common stock reserved for purposes of the plan shall be adjusted by the same proportion.  No options may be exercised for a term of more than ten years from the date of grant.

Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than then fair market value of the option shares on the date of grant.  The 2003 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

The 2003 Plan has a term of ten years.  The Board of Directors may amend or terminate the 2003 Plan at any time, subject to approval of certain modifications to the 2003 Plan by the stockholders of the Company as may be required by law or the 2003 Plan.

15

2006 Director Stock Option Plan

On December 7, 2006, the Company adopted the 2006 Director Stock Option Plan (the "Director Plan") effective December 7, 2006. The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 100,000 shares of Class A common stock for issuance thereunder. The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company is automatically eligible to receive options to purchase the Company's Class A common stock under the Director Plan.

Effective as of December 7, 2006, and on each anniversary date thereof during the term of the Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A common stock. In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the Director Plan. The options granted to outside directors shall vest in four equal quarterly installments over a one year period from the date of grant until such shares are fully vested.  The primary purposes of the Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the "Continuing Directors" (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Certain Relationships and Related Transactions

On November 19, 2007, Security National Life and Scott M. Quist entered into a Use and Buy Sale Agreement to jointly purchase a condominium located in St. George, Utah.  Mr. Quist is the Company's President and Chief Operating Officer.  The condominium is to be used for the entertainment of Security National Life's executive officers, employees, outside vendors and prospective customers.  The purchase price of the condominium, including improvements and furnishings, was $538,962.  Mr. Quist paid $286,207 of that amount and Security National Life paid $252,755.

Under the terms of the agreement, Security National Life and Mr. Quist have the right to use the condominium in proportion to their respective contributions towards the purchase price, including furnishings and fixtures.  Mr. Quist is responsible for the care and maintenance of the condominium.  The payment of taxes, insurance, utilities and homeowners' fees is to be divided between Security National Life and Mr. Quist according to their respective ownership percentages.

Upon the death, disability or retirement of Mr. Quist or his separation from employment with the Company, Mr. Quist or his estate, as the case may be, shall have the right to purchase Security National Life's interest in the condominium at the original purchase price or fair market value, whichever is less.  Security National Life's contribution to the purchase price of the condominium was equal to an amount of accrued but unpaid bonuses owed to Mr. Quist, which he agreed to continue to defer for the option that would allow him or his estate to purchase Security National Life's interest in the condominium upon his death, disability or retirement at the lesser of the original purchase price or fair market value.

The Company's Board of Directors has a written procedure, which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the interests of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended,  requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and periodic changes in ownership of the Company's common stock with the Securities and Exchange Commission.  Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

16

 Based solely on its review of the copies of stock reports received by it with respect to fiscal 2009, or written representations from certain reporting persons, the Company believes that its directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except George R. Quist, Chairman and Chief Executive Officer through an oversight, filed one late Form 4 report reporting three transactions involving the purchase of shares of Class A common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information of the Company's Class A and Class C common stock as of March 31, 2010, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C common stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

					Class A and
	Class A		Class C		Class C
	Common Stock		Common Stock		Common Stock
	Amount		Amount		Amount
	Beneficially	Percent	Beneficially	Percent	Beneficially	Percent
Name and Address (1)	Owned	of Class	Owned	of Class	Owned	of Class
George R. and Shirley C. Quist
Family Partnership, Ltd. (2)	614,556	8.1%	4,286,632	50.2%	4,901,188	30.5%
Scott M. Quist (3)(6)(7)(10)	565,729	7.5%	3,192,522	37.4%	3,758,251	23.4%
Employee Stock
Ownership Plan (4)	633,809	8.4%	1,982,118	23.2%	2,615,927	16.3%
George R. Quist (3)(5)(6)(8)	671,738	8.9%	598,834	7.0%	1,270,572	7.9%
Associated Investors (9)	90,362	1.2%	836,746	9.8%	927,108	5.8%
Christie Q. Overbaugh (11)	148,441	2.0%	144,080	1.7%	292,521	1.8%
J. Lynn Beckstead, Jr. (10)(12)	270,293	3.6%	--	--	270,293	1.7%
Stephen M. Sill (10)(13)	98,234	1.3%	--	--	98,234	*
Robert G. Hunter, M.D. (3)(14)	20,986	*	--	--	20,986	*
Charles L. Crittenden (15)	20,747	*	--	--	20,747	*
H. Craig Moody (16)	19,681	*	--	--	19,681	*
Norman G. Wilbur (17)	18,457	*	--	--	18,457	*
Jeffrey R. Stephens (18)	14,500	*	--	--	14,500	*
All directors and executive officers
(10 persons) (3)(5)(6)(10)	2,463,362	29.3%	8,222,068	76.8%	10,685,430	55.9%

*   Less than 1%

(1)	Unless otherwise indicated, the address of each listed stockholder is c/o Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.
(2)	This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which Scott M. Quist is the managing general partner.
(3)
Does not include 633,809 shares of Class A common stock and 1,982,118 shares of Class C common stock owned by the Company's Employee Stock Ownership Plan (ESOP), of which George R Quist, Scott M. Quist and Robert G. Hunter are the trustees and, accordingly, exercise shared voting and investment powers with respect to such shares.

(4)	The trustees of the Employee Stock Ownership Plan (ESOP) are George R. Quist, Scott M. Quist, and Robert G. Hunter, who exercise shared voting and investment powers.

17

(5)
Does not include 90,362 shares of Class A common stock and 836,746 shares of Class C common stock owned by Associated Investors, a Utah general partnership, of which George R. Quist is the managing partner and, accordingly, exercises sole voting and investment powers with respect to such shares.

(6)
Does not include 427,988 shares of Class A common stock owned by the Company's Deferred Compensation Plan, of which George R. Quist and Scott M. Quist are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(7)
Includes options to purchase 230,750 shares of Class A common stock and 1,487,124 shares of Class C common stock granted to Scott M. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2010.

(8)	Includes options to purchase 191,625 shares of Class A common stock granted to George R. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2010.
(9)	The managing general partner of Associated Investors is Scott M. Quist, who exercises sole voting and investment powers.
(10)
Does not include 782,760 shares of Class A common stock owned by the Company's 401(k) Retirement Savings Plan, of which Scott M. Quist, J. Lynn Beckstead, Jr. and Stephen M. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(11)	Includes options to purchase 60,252 shares of Class A common stock granted to Ms. Overbaugh that are currently exercisable or will become exercisable within 60 days of March 31, 2010.
(12)	Includes options to purchase 108,597 shares of Class A common stock granted to Mr. Beckstead that are currently exercisable or will become exercisable within 60 days of March 31, 2010.
(13)	Includes options to purchase 10,238 shares of Class A common stock granted to Mr. Sill that are currently exercisable or will become exercisable within 60 days of March 31, 2010.
(14)	Includes options to purchase 14,597 shares of Class A common stock granted to Dr. Hunter that are currently exercisable or will become exercisable within 60 days of March 31, 2010.
(15)	Includes options to purchase 14,597 shares of Class A common stock granted to Mr. Crittenden that are currently exercisable or will become exercisable within 60 days of March 31, 2010.
(16)	Includes options to purchase 14,597 shares of Class A common stock granted to Mr. Moody that are currently exercisable or will become exercisable within 60 days of March 31, 2010.
(17)	Includes options to purchase 14,597 shares of Class A common stock granted to Mr. Wilbur that are currently exercisable or will become exercisable within 60 days of March 31, 2010.
(18)	Includes options to purchase 2,416 shares of Class A common stock granted to Mr. Stephens that are currently exercisable or will become exercisable within 60 days of March 31, 2010.

The Company=s officers and directors, as a group, own beneficially approximately 55.9% of the outstanding shares of the Company's Class A and Class C common stock.

REPORT OF THE COMPENSATION COMMITTEE

Under rules established by the Securities and Exchange Commission (the "Commission"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers.  In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy.  The Compensation Committee of the Board of Directors is composed of four directors, all of whom are independent, outside directors.  The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company.  The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components.  The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation.  These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers= interests with those of stockholders.  The Compensation Committee reviews each component of executive compensation on an annual basis.

18

Base Salary.  Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers.  Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole.  In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership.  The Compensation Committee believes that executive officer base salaries for 2009 were reasonable as compared to amounts paid by companies of similar size.

Annual Incentive.  The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance.  This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk.  Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company=s achievement of certain financial performance.  The Compensation Committee believes that executive officer annual bonuses for 2009 were reasonable as compared to amounts paid by companies of similar size.

Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program.  Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices.  Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders.  Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Class A common stock occurs over a number of years.

Compensation of Chief Executive Officer.  Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by George R. Quist, the Chairman of the Board and Chief Executive Officer of the Company, for services rendered in 2009.  Mr. Quist received a base salary of $252,513 for 2009.  Under the Compensation Committee's rules, the Chief Executive Officer may not be present during voting or deliberations related to his compensation.

COMPENSATION COMMITTEE

Charles L. Crittenden, Chairman
Robert G. Hunter, M.D.
H. Craig Moody
Norman G. Wilbur

REPORT OF THE AUDIT COMMITTEE

The Company has an Audit Committee consisting of three non-management directors, Charles L. Crittenden, H. Craig Moody and Norman G. Wilbur.  Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards.  The Company's Board of Directors has adopted a written charter for the Audit Committee.

During the year 2009, the Audit Committee met three times.  The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements.  In addition, the Audit Committee met with the Company's independent registered public accountants, Hansen, Barnett & Maxwell, P.C. and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees).  The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Public Company Accounting Oversight Board Rule No. 3526 (Communication with Audit Committees Concerning Independence), and considered with the auditors whether the non-audit services provided by them to the Company during 2009 was compatible with the auditors' independence.

19

In performing these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Norman G. Wilbur, Chairman
Charles L. Crittenden
H. Craig Moody

APPROVAL OF AMENDMENT TO THE 2003 STOCK OPTION PLAN

PROPOSAL 2

The Board of Directors adopted on May 14, 2010, subject to the approval by the shareholders, an amendment to the Company's 2003 Stock Option Plan.  The amendment increases from 1,502,345 to 2,002,345 the number of shares of the Company's Class A common stock available for issuance under the 2003 Stock Option Plan if an additional 500,000 shares of Class A common stock are issued under the plan.  However, if an additional 500,000 shares of Class A common stock are made available for issuance under the plan, of which up to 100,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock, then the amendment would increase the number of Class A common stock available for issuance from 1,502,345 shares to 1,902,345, and increase the number of Class C common stock available for issuance under the plan from 3,110,775 to 4,110,775.

The Company has in the past used, and intends in the future to use, stock options as incentive devices to motivate and compensate its salaried officers and other key employees, and believes that equity incentives represented by stock options enhances the Company's ability in attracting and retaining the best possible persons for positions of significant responsibility by providing its officers and other key employees with additional incentives to contribute to the Company's success.

Management further believes that the availability of such equity incentives has served, and will continue to serve, an important part in the implementation of the Company's growth strategy.  As of March 31, 2010, options to purchase 1,098,923 shares of Class A common stock and 3,110,770 shares of Class C common stock have been granted under the 2003 plan; as of such date and after the adjustments to reflect the annual 5% stock dividends, options to purchase 500,150 shares of Class A common stock and five shares of Class C common stock were outstanding under the 2003 Stock Option Plan.  Accordingly, options to purchase only 500,150 shares of Class A common stock and five shares of Class C common stock remain available for future grants under the 2003 Stock Option Plan as of such date.

The Board of Directors recommends that the shareholders vote "FOR" approval of the amendment to the 2003 Stock Option Plan.

20

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 3

The independent public accounting firm of Hansen, Barnett & Maxwell, P.C. has been the Company's independent registered public accountants since May 20, 2005.  The Audit Committee has recommended and the Board of Directors has appointed Hansen, Barnett & Maxwell, P.C. for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2010.  It is anticipated that representatives of Hansen, Barnett & Maxwell, P.C. will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for fiscal year ending December 31, 2010.

AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN
AND IMPLEMENTATION FEES AND ALL OTHER FEES

Fees for the year 2009 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company's independent registered public accountants were $427,000.  In addition, there were $80,400 in tax preparation fees and $24,000 in other fees during 2009.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 2009.  The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material.  The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2009.  Such requests should be directed to Jeffrey R. Stephens, General Counsel and Corporate Secretary, P.O. Box 57250, Salt Lake City, Utah 84157-0250.

DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS
FOR ANNUAL MEETING TO BE HELD IN JULY 2011

Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in July 2011 must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 2011.

By order of the Board of Directors,

/s/ Jeffrey R. Stephens

Jeffrey R. Stephens
General Counsel and Corporate Secretary
June 4, 2010
Salt Lake City, Utah

21

PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS C COMMON STOCK

The undersigned Class C common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, July 9, 2010, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist, and Jeffrey R. Stephens, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.	To elect five of the seven directors to be voted upon by Class A and Class C common stockholders together

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

Charles L. Crittenden, Robert G. Hunter, M.D., Scott M. Quist
George R. Quist and Norman G. Wilbur

2.
To amend the Company's Stock Option Plan to authorize an additional 500,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 100,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock

[ ] FOR	[ ] AGAINST

3.	To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2010

[ ] FOR	[ ] AGAINST

4.	To transact such other business as may properly come before the meeting or any adjournment thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND FOR PROPOSALS 2, 3 and 4.

Dated ____________________________________, 2010

_________________________________________
Signature of Stockholder

_________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate.  If shares are held jointly, each holder should sign.  Executors, trustees, and other fiduciaries should so indicate when signing.  Please sign, date, and return this Proxy Card immediately.

NOTE:  Securities dealers or other representatives please state the number of shares voted by this Proxy.

22

PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS A COMMON STOCK

The undersigned Class A common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, July 9, 2010, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist, and Jeffrey R. Stephens, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.	To elect two directors to be voted upon by Class A common stockholders voting separately as a class

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
J. Lynn Beckstead, Jr. and H. Craig Moody

2.	To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION:  to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist
Scott M. Quist, and Norman G. Wilbur

3.
To amend the Company's Stock Option Plan to authorize an additional 500,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 100,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock

[ ] FOR	[ ] AGAINST

4.	To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2010

[ ] FOR	[ ] AGAINST

5.	To transact such other business as may properly come before the meeting or any adjournment thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2 ABOVE AND FOR PROPOSALS 3, 4 and 5.

Dated ____________________________________, 2010

_________________________________________
Signature of Stockholder

_________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate.  If shares are held jointly, each holder should sign.  Executors, trustees, and other fiduciaries should so indicate when signing.  Please sign, date, and return this Proxy Card immediately.

NOTE:  Securities dealers or other representatives please state the number of shares voted by this Proxy.

2009 Annual Report

To Our Shareholders

My Fellow Shareholders:

I am pleased to report to you on the affairs of the Company for the year ended December 31, 2009, and invite you to attend the annual stockholders meeting to be held July 9, 2010, in Salt Lake City, Utah.

While Security National Financial Corporation experienced a .5% decline in revenues to $218,595,000 for 2009, its pre-tax earnings from operations increased 768% to $6,348,000. Net after tax earnings for the twelve-month period increased 556% from $575,000 in 2008 to $3,774,000 in 2009. The Company’s asset base increased approximately 7% during the year to $471,000,000. This was an impressive performance in a difficult economy.

Despite the above accomplishments, the economic environment within which we must continue to operate remains very troubled. Of course we are gratified that we have maintained our revenues and increased our profitability during 2009. However, the current low interest rate environment continues to hamper our life segment profitability and, assuming stable to moderately rising interest rates in the near future, could hamper mortgage segment profitability. Furthermore, we continue to see credit losses in both the publicly traded securities and the residential mortgage sectors but hope that the worst of such losses are behind us. Such losses have been extremely difficult to accurately anticipate and predict.

To compensate for the decreased investment income attributable to low interest rates, our life segment has for the past several years attacked its costs of operation. Of worthy note, we have not seen any decline in our policy persistency and new policy sales, most notably in our funeral insurance segments which have continued to increase. Despite the difficult economic choices that I am sure many of our policyholders face, they continue to make our insurance one of their priorities.

The leveling off of rates has had a detrimental effect on revenues in our mortgage segment as the refinance market has shrunk. Overall, industry margins have decreased over the last year, but we are hopeful they will stabilize at current levels. Credit continues to be problematical from both the borrower’s and the lender’s point of view as lending criteria tighten and secondary markets remain shallow. We continue to maintain our focus on costs of operation but at some point revenue growth must take priority.

Our death-care segment performed well. We have not seen significant downward pressure on prices. At year end, we did undertake a restructure of our pre-need cemetery sales forces and we seem to be experiencing positive results.

We thank you for your continued support during these difficult times.

/s/ George R. Quist

Contact Information

SNFC Corporate Offices
Security National Financial Corporation
5300 South 360 West, Suite 250
Salt Lake City, UT 84123
P.O. Box 57250
Salt Lake City, UT 84157-0250
Telephone: (801) 264-1060
Toll Free: (800) 574-7117
Fax: (801) 265-9882

SNFC Corporate Officers
George R. Quist
Chairman of the Board

Scott M. Quist
President
Chief Operating Officer

Stephen M. Sill
Vice President
Treasurer
Chief Financial Officer

Jeffrey R. Stephens
Corporate Secretary
General Counsel

SNFC Corporate Directors
J. Lynn Beckstead, Jr.
President, SNMC, Director
Executive Committee

Charles L. Crittenden
President, Crittenden Paint & Glass
Owner, Crittenden Enterprises
Director, Compensation Committee
Audit Committee
Nominating & Corporate Governance Committee

Robert G. Hunter, M.D.
Past Medical Staff President
Department Head-Otolaryngology-Head & Neck Surgery
Intermountain Medical Center
Executive Committee Member
Director, Compensation Committee
Nominating & Corporate Governance Committee

H. Craig Moody
Director, Compensation Committee
Executive Committee, Audit Committee
Nominating & Corporate Governance Committee

George R. Quist
Founder, Chairman of the Board
Chief Executive Officer, Executive Committee

Scott M. Quist
President
Chief Operating Officer, Director
Executive Committee

Norman G. Wilbur
Former Manager of Planning & Reporting,
J.C. Penney Co., Inc.
Director, Compensation Committee
Audit Committee
Nominating & Corporate Governance Committee

Form 10-K Offer
If you are a holder or beneficial owner of the Company’s stock, the Company will send you, upon request and at no charge, a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year 2009 (including a list of exhibits). All requests must be made in writing to the Secretary, Security National Financial Corporation P.O. Box 57250 Salt Lake City, Utah 84157-0250.

Stock Transfer Agents
Zions First National Bank
P.O. Box 30880
Salt Lake City, UT 84130

Former Holders of Preferred Stock and/or Promissory Notes

Security National Financial Corporation
Attn: Stock Department
P.O. Box 57250
Salt Lake City, UT 84157-0250

Certified Public Accountants
Hansen, Barnett & Maxwell, P.C.
Salt Lake City, Utah

Legal Counsel
Mackey Price & Mecham
Salt Lake City, Utah

Company Email Address:
contact@securitynational.com

Company Internet Address:
www.securitynational.com

LifeInsurance Offices
Security National Life Insurance Company
5300 South 360 West, Suite 200
Salt Lake City, UT 84123
Telephone: (801) 264-1060

Jackson, MS Office
3935 I-55 South
Jackson, MS 39212
Telephone: (800) 826-6803

Fast Funding
C&J Financial, LLC
175 Jester Parkway
Rainbow City, AL 35906
Telephone: (800) 785-0003

Mortgage Locations

SecurityNational Mortgage Company
5300 South 360 West, Suite 150
Salt Lake City, Utah 84123
Telephone: (801) 264-8111

Security National Capital
5300 South 360 West Suite 350
Salt Lake City, UT 84123
Telephone: (801) 287-8316

Austin, TX
5000 Plaza on the Lake Dr., Suite 250
Austin, TX 78746
Telephone: (512) 306-1899

Bend, OR
999 SW Disk Drive, Suite 104
Bend, OR 97702
Telephone: (541) 382-9144

Chicago, IL
1925 W. Irving Park, Suite 200
Chicago, IL 60613
Telephone: (773) 661-5938

Cottonwood Heights / Midvale, UT (Silver Ridge)
6965 Union Park Center, #470
Midvale, UT 84047
Telephone: (801) 545-7270

Cottonwood Heights, UT (Silver Ridge)
6740 South 1300 East, #100
Cottonwood Heights, UT 84121
Telephone: (801) 748-4888

Dallas, TX
12201 Merit Drive, Suite 400
Dallas, TX 75251
Telephone: (469) 374-9700

Dallas, TX
800 East Campbell Road, Suite 156
Richardson, TX 75081
Telephone: (972) 437-3000

Holladay, UT
970 East Murray-Holladay Road #4A
Salt Lake City, UT 84117
Telephone: (801) 262-3553

Houston, TX
5353 West Sam Houston Parkway North, Suite 160
Houston, TX 77041
Telephone: (281) 892-0400

Indianapolis, IN
Southpark Business Center, Suite 45
45 Southpark Boulevard
Greenwood, IN 46143
Telephone: (317) 883-5390

Ipswich, MA
80 Labor In Vain Road
Ipswich, MA 01938
Telephone: (978) 356-8481

Kailua, Hawaii
970 North Kalaheo Avenue, Suite A-214
Kailua, HI 96734
Telephone: (808) 254-5312

Kansas City, KS
Financial Plaza III
6900 College Boulevard, Suite 950
Overland Park, KS 66211
Telephone: (913) 338-2929

McPherson, KS
822 North Main
McPherson, KS 67460
Telephone: (620) 241-3400

Midvale, UT (Silver Ridge)
6965 Union Park Center, #200
Midvale, UT 84047
Telephone: (801) 838-9808

Murray, UT (Avalon)
5525 South 900 East, Suite 210
Murray, UT 84117
Telephone: (801) 327-0090

Orlando, FL
755 Rinehart Road, Suite 250
Lake Mary, FL 32746-8402
Telephone: (407) 321-7113

Orlando, FL
905 Lee Road
Orlando, FL 32810
Telephone: (407) 370-3800

Phoenix, AZ
5701 Talavi Blvd. Suite 155
Glendale, AZ 85306
Telephone: (602) 273-9610

Portland, OR
4800 SW Griffith Drive, Suite 250
Beaverton, OR 97005
Telephone: (503) 597-5656

Reading. MA
59 High Street
Reading, MA 01867
Telephone: (978) 223-2232

Sacramento, CA
12150 Tributary Point Drive #140
Gold River, CA 95670
Telephone: (916) 985-8806

Salt Lake City, UT
5251 South Green Street #350
Murray, UT 84123
Telephone: (801) 262-6033

San Antonio, TX
613 NW Loop 410 Suite 685
San Antonio, TX 78216
Telephone: (210) 541-8080

San Diego, CA
16835 W. Bernardo Dr. Ste 150
San Diego, CA 92127
Telephone: (858) 676-9767

San Dimas, CA
550 W. Cienega Ave. Suite H
San Dimas, CA 91773
Telephone: (909) 394-3040

St. Louis, MO
111 West Port Plaza Dr. Suite 665
St. Louis, MO 63146
Telephone: (314) 542-3175

Tampa Bay, FL
8950 Martin Luther King Street, Suite 103
St. Petersburg, FL 33702
Telephone: (727) 577-5802

Tooele, UT (Silver Ridge)
1244 North Main Street # 203
Tooele, UT 84074
Telephone: (435) 843-5340

Tulsa, OK
3314 East 51st Street
Tulsa, OK 74135
Telephone: (918) 622-1297

Valencia, CA
27433 Tourney Road, Suite 220
Valencia, CA 91355
Telephone: (661) 799-0060

Wichita, KS
200 N. Broadway, Suite 100
Wichita, KS 67202
Telephone: (316) 771-5111

Mortuary Locations

Cemetery & Mortuary Business Office
5300 South 360 West, Suite 200
Salt Lake City, UT 84123
Telephone: (801) 268-8771

Cottonwood Memorial Mortuary, Inc.
4670 South Highland Drive
Holladay, UT 84117
Telephone: (801) 278-2801

Crystal Rose Funeral Home
9155 West Van Buren
Tolleson, AZ 85353
Telephone: (623) 936-3637

Deseret Memorial Mortuary, Inc.
36 East 700 South
Salt Lake City, UT 84111
Telephone: (801) 364-6528

Greer-Wilson Funeral Home
5921 West Thomas Road
Phoenix, AZ 85033
Telephone: (623) 245-0994

Lake Hills Memorial Mortuary
10055 South State Street
Sandy, UT 84070
Telephone: (801) 566-1249

Lake View Memorial Mortuary
1640 East Lakeview Drive
Bountiful, UT 84010
Telephone: (801) 298-1564

Memorial Mortuary
5850 South 900 East
Murray, UT 84121
Telephone: (801) 262-4631

Mountain View Memorial Mortuary
3115 East 7800 South
Cottonwood Heights, UT 84121
Telephone: (801) 943-0831

Paradise Chapel Funeral Home
3934 East Indian School Road
Phoenix, AZ 85018
Telephone: (602) 955-1600

Redwood Memorial Mortuary
6500 South Redwood Road
West Jordan, UT 84123
Telephone: (801) 969-3456

Cemetery Locations

Holladay Memorial Park
4900 South Memory Lane
Holladay, UT 84117
Telephone: (801) 278-2803

Lake Hills Memorial Cemetery
10055 South State Street
Sandy, UT 84070
Telephone: (801) 566-1249

Lakeview Memorial Cemetery
1640 East Lakeview Drive
Bountiful, UT 84010
Telephone: (801) 298-1564

Mountain View Memorial Park
3115 East 7800 South
Salt Lake City, UT 84121
Telephone: (801) 943-0831

Redwood Memorial Cemetery
6500 South Redwood Road
West Jordan, UT 84123
Telephone: (801) 969-3456

Singing Hills Memorial Park
2800 Dehesa Road
El Cajon, CA 92019
Telephone: (619) 444-3000

MANAGEMENT REPORT AND FINANCIAL INFORMATION

The consolidated financial statements of Security National Financial Corporation and all information in the annual report are the responsibility of management. The statements have been prepared in conformity with generally accepted accounting principles generally accepted in the United States of America. Financial information elsewhere in this report is consistent with that in the consolidated financial statements. The consolidated financial statements have been audited by the independent registered public accounting firm of Hansen, Barnett & Maxwell, P.C. for the years ended December 31, 2009, December 31, 2008 and December 31, 2007. Their role is to render independent professional opinions on Security National Financial Corporation’s financial statements.

Management maintains a system of internal controls designed to meet its responsibilities for reliable financial statements. This system is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally acccepted accounting principles. Management performed an assessment of the Company’s internal control over financial reporting as of December 31, 2009. Based on that assessment management believes that, as of December 31, 2009, the Company’s internal control over financial reporting was effective.

The Board of Directors selects an Audit Committee from among its members. No member of the Audit Committee is an employee of the Company. The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial practices of the Company and for recommending the appointment of the independent accountants. The Audit Committee meets periodically with management and the independent accountants to review the work of each and to satisfy itself that they are properly discharging their responsibilities. The independent accountants have free access to the Committee, without the presence of management, to discuss their opinions on the adequacy of internal controls and to review the quality of financial reporting.

5300 South 360 West – Suite 250 – Salt Lake City, Utah 84123 – P.O. Box 57220 – Salt Lake City, Utah 84157-0220
Phone: (801) 264-1060 – Fax: (801) 265-9882 – Toll Free: (800) 574-7117

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
Security National Financial Corporation

We have audited the accompanying consolidated balance sheets of Security National Financial Corporation and subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Security National Financial Corporation and subsidiaries as of December 31, 2009 and 2008 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
March 31, 2010

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
Assets	2009	2008
Investments:
Fixed maturity securities, held to maturity, at amortized cost	$115,832,300	$125,346,194
Fixed maturity securities, available for sale, at estimated fair value	1,149,523	1,236,562
Equity securities, available for sale, at estimated fair value	5,786,614	4,617,675
Mortgage loans on real estate and construction loans held for investment, net of allowances for losses of $6,808,803 and
$4,780,467 for 2009 and 2008	103,290,076	124,592,678
Real estate held for investment, net of accumulated depreciation and
allowances for losses of $4,046,272 and $5,009,571 for 2009 and 2008	46,069,638	22,417,639
Policy, student and other loans net of allowance
for doubtful accounts of $652,498 and $555,146 for 2009 and 2008	18,145,029	18,493,751
Short-term investments	7,144,319	5,282,986
Accrued investment income	2,072,495	2,245,201
Total investments	299,489,994	304,232,686
Cash and cash equivalents	39,463,803	19,914,110
Mortgage loans sold to investors	39,269,598	19,885,994
Receivables, net	10,873,207	13,135,080
Restricted assets of cemeteries and mortuaries	2,593,413	4,077,076
Cemetery perpetual care trust investments	1,104,046	1,840,119
Receivable from reinsurers	5,776,780	5,823,379
Cemetery land and improvements	10,987,833	10,626,296
Deferred policy and pre-need contract acquisition costs	34,087,951	32,424,512
Property and equipment, net	12,826,478	14,049,232
Value of business acquired	10,252,670	11,377,276
Goodwill	1,075,039	1,075,039
Other	2,776,086	3,343,726
Total Assets	$470,576,898	$441,804,525

See accompanying notes to consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	December 31,
Liabilities and Stockholders' Equity	2009	2008
Liabilities
Future life, annuity, and other benefits	$336,343,433	$325,668,454
Unearned premium reserve	4,780,645	4,863,919
Bank loans payable	8,656,245	6,138,202
Notes and contracts payable	283,744	501,778
Deferred pre-need cemetery and mortuary contract revenues	13,381,662	13,467,132
Cemetery perpetual care obligation	2,756,174	2,647,984
Accounts payable	2,601,149	1,941,777
Other liabilities and accrued expenses	24,623,535	17,688,756
Income taxes	17,344,869	14,974,244
Total liabilities	410,771,456	387,892,246
Commitments and Contingencies	--	--
Stockholders’ Equity
Common Stock:
Class A: common stock - $2.00 par value; 20,000,000 shares authorized;
issued 8,730,227 shares in 2009 and 8,284,109 shares in 2008	17,460,454	16,568,218
Class B: non-voting common stock - $1.00 par value; 5,000,000
shares authorized; none issued or outstanding	--	--
Class C: convertible common stock - $0.20 par value; 15,000,000 shares
authorized; issued 9,214,211 shares in 2009 and 8,912,315 shares in 2008	1,842,842	1,782,463
Additional paid-in capital	19,191,606	17,985,848
Accumulated other comprehensive income, net of taxes	1,593,327	417,101
Retained earnings	23,178,944	21,023,179
Treasury stock, at cost - 1,454,974 Class A shares and -0- Class C shares
in 2009; 1,598,568 Class A shares and -0- Class C shares in 2008	(3,461,731)	(3,864,530)
Total stockholders’ equity	59,805,442	53,912,279
Total Liabilities and Stockholders’ Equity	$470,576,898	$441,804,525

See accompanying notes to consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

	Years Ended December 31,
	2009	2008	2007
Revenues:
Insurance premiums and other consideration	$38,413,329	$35,981,297	$32,262,837
Net investment income	21,035,159	28,103,509	31,956,444
Net mortuary and cemetery sales	11,973,676	12,725,930	13,188,655
Realized gains (losses) on investments and other assets	897,312	(1,733,715)	1,007,574
Mortgage fee income	144,860,399	143,411,459	130,472,166
Other	1,414,680	1,015,370	860,406
Total revenues	218,594,555	219,503,850	209,748,082

Benefits and expenses:
Death benefits	19,003,933	17,100,688	16,274,813
Surrenders and other policy benefits	1,677,335	2,094,482	2,078,415
Increase in future policy benefits	15,238,380	13,709,135	11,389,019
Amortization of deferred policy and pre-need acquisition
costs and value of business acquired	7,160,488	6,010,273	5,570,799
Selling, general and administrative expenses:
Commissions	79,509,946	98,962,941	96,957,340
Salaries	28,069,907	26,206,331	23,944,999
Provision for loan losses and loss reserve	19,547,162	10,552,074	4,640,092
Other	36,364,355	34,251,508	29,961,459
Interest expense	3,326,161	7,448,454	13,270,871
Cost of goods and services sold – mortuaries and cemeteries	2,349,230	2,437,453	2,537,244

Total benefits and expenses	212,246,897	218,773,339	206,625,051

Earnings before income taxes	6,347,658	730,511	3,123,031
Income tax expense	(2,573,778)	(155,658)	(857,635)

Net earnings	$3,773,880	$574,853	$2,265,396

Net earnings per Class A equivalent common share (1)	$0.46	$0.07	$0.27

Net earnings per Class A equivalent common share -
assuming dilution(1)	$0.46	$0.07	$0.26

Weighted average Class A equivalent common shares
outstanding (1)	8,214,128	8,620,024	8,470,237

Weighted average Class A equivalent common shares
outstanding-assuming dilution (1)	8,216,383	8,620,024	8,669,061

(1) Earnings per share amounts have been adjusted retroactively for the effect of annual stock dividends. The weighted-average shares outstanding includes the weighted-average Class A common shares and the weighted-average Class C common shares determined on an equivalent Class A common stock basis. Net earnings per common share represent net earnings per equivalent Class A common share. Net earnings per Class C common share is equal to one-tenth (1/10) of such amount or $0.05, $0.01 and $0.03 per share for 2009, 2008 and 2007, respectively, and $0.05, $0.01 and $0.03 per share-assuming dilution for 2009, 2008 and 2007, respectively.

See accompanying notes to consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2007, 2008 and 2009

	Class A Common Stock	Class C Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (loss)	Retained Earnings	Treasury Stock	Total
Balance at January 1, 2007	$15,066,460	$1,423,518	$17,064,488	$1,703,155	$20,495,063	$(2,781,988)	$52,970,696

Comprehensive income:
Net earnings	—	—	—	—	2,265,396	—	2,265,396
Unrealized gains (losses)	—	—	—	(106,364)	—	—	(106,364)
Total comprehensive income							2,159,032
Exercise of stock options	(76,974)	231,525	(55,261)	—	(96,289)	—	3,001
Sale of Treasury stock	—	—	—	—	—	651,423	651,423
Stock dividends	750,826	81,244	727,944	—	(1,560,014)	—	-
Conversion Class C to Class A	30,146	(30,147)	1	—	—	—	-
Balance at December 31, 2007	15,770,458	1,706,140	17,737,172	1,596,791	21,104,156	(2,130,565)	55,784,152

Comprehensive income:
Net earnings	—	—	—	—	574,853	—	574,853
Unrealized gains (losses)	—	—	—	(3,162,279)	—	—	(3,162,279)
Reclass of Treasury Stock	—	—	—	1,982,589	—	(1,982,589)
Total comprehensive income	—	—	—	—	—	—	(2,587,426)
Grant of stock options	—	—	466,929	—	—	—	466,929
Sale of Treasury stock	—	—	—	—	—	248,624	248,624
Stock dividends	789,354	84,727	(218,251)	—	(655,830)	—	—
Conversion Class C to Class A	8,406	(8,404)	(2)	—	—	—	—
Balance at December 31, 2008	16,568,218	1,782,463	17,985,848	417,101	21,023,179	(3,864,530)	53,912,279

Comprehensive income:
Net earnings	—	—	—	—	3,773,880	—	3,773,880
Unrealized gains (losses)	—	—	—	1,176,226	—	—	1,176,226
Total comprehensive income	—	—	—	—	—	—	4,950,106
Grant of stock options	—	—	485,986	—	—	—	485,986
Exercise stock options	32,962	—	(32,962)	—	—	—	-
Sale of Treasury stock	—	—	54,271	—	—	402,799	457,070
Stock dividends	831,736	87,755	698,524	—	(1,618,015)	—	-
Odd lot purchase	160	—	(60)	—	(100)	—	-
Conversion Class C to Class A	27,377	(27,376)	(1)	—	—	—	-
Balance as of December 31, 2009	$17,460,454	$1,842,842	$19,191,606	$1,593,327	$23,178,944	$(3,461,731)	$59,805,442

See accompanying notes to consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2009	2008	2007
Cash flows from operating activities:
Net earnings	$3,773,880	$574,853	$2,265,396
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Realized (gains) losses on investments and other assets	(897,312)	1,733,715	(1,007,574)
Depreciation	2,801,417	2,471,201	2,398,330
Provision for losses on real estate accounts and loans receivable	2,804,620	4,586,501	741,974
Amortization of premiums and discounts	(740,124)	(65,224)	8,411
Provision for deferred and other income taxes	1,570,989	(59,230)	481,810
Policy and pre-need acquisition costs deferred	(7,754,706)	(6,946,317)	(6,974,054)
Policy and pre-need acquisition costs amortized	6,035,882	5,110,519	4,609,045
Value of business acquired amortized	1,124,606	899,754	951,639
Change in assets and liabilities net of effects from land and improvements held for sale:	(361,537)	(866,255)	(781,617)
Future life and other benefits	15,423,587	9,508,769	13,131,652
Receivables for mortgage loans held for sale	(19,383,604)	35,366,791	(6,883,446)
Stock based compensation expense	485,986	466,929	3,000
Benefit plans funded with treasury stock	457,070	248,624	651,423
Other operating assets and liabilities	11,831,350	4,088,477	1,067,072
Net cash provided by operating activities	17,172,104	57,119,107	10,663,061
Cash flows from investing activities:
Securities held to maturity:
Purchase - fixed maturity securities	(12,897,225)	(15,667,595)	(2,206,067)
Calls and maturities - fixed maturity securities	22,610,141	25,384,510	6,630,227
Securities available for sale:
Purchase - equity securities	(5,640,738)	(1,740,077)	(179,630)
Sales - equity securities	5,788,996	3,600,641	868,371
Purchases of short-term investments	(20,784,977)	(30,339,562)	(16,946,889)
Sales of short-term investments	18,923,574	32,012,283	16,196,350
Sales (Purchases) of restricted assets	1,552,830	1,528,071	(302,114)
Change in assets for perpetual care trusts	(230,498)	(291,870)	(276,437)
Amount received for perpetual care trusts	108,190	174,226	195,248
Mortgage, policy, and other loans made	(27,691,403)	(79,563,741)	(114,782,049)
Payments received for mortgage, policy, and other loans	21,705,282	39,926,795	101,422,270
Purchases of property and equipment	(736,210)	(1,323,849)	(3,009,279)
Disposal of property and equipment	2,749	81,352	880,818
Purchases of real estate	(801,297)	(379,738)	(265,668)
Cash (paid) received for purchase of subsidiaries, net of cash acquired	-	(2,928,022)	(1,702,762)
Sale of real estate	1,965,740	1,438,796	1,375,183
Net cash used in investing activities	3,875,154	(28,087,780)	(12,102,428)

See accompanying notes to the consolidated financial statements

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	Years Ended December 31
	2009	2008	2007
Cash flows from financing activities:
Annuity contract receipts	$9,101,675	$10,578,845	$6,039,988
Annuity contract withdrawals	(13,920,526)	(18,006,929)	(12,961,804)
Repayment of bank loans and notes and contracts payable	(3,685,330)	(11,276,120)	(47,751,447)
Proceeds from borrowing on notes and contracts	7,006,616	4,383,927	50,939,105
Net cash used in financing activities	(1,497,565)	(14,320,277)	(3,734,158)
Net change in cash and cash equivalents	19,549,693	14,711,050	(5,173,525)
Cash and cash equivalents at beginning of year	19,914,110	5,203,060	10,376,585
Cash and cash equivalents at end of year	$39,463,803	$19,914,110	$5,203,060

Non Cash Investing and Financing Activities
Mortgage loans foreclosed into real estate	$24,441,490	$16,449,451	$4,368,646

Supplemental Schedule of Cash Flow Information:

The following information shows the non-cash items in connection with the purchase of Southern Security Life Insurance Company, a Mississippi domiciled corporation effective September 1, 2008.

Year ended December 31, 2008

Fair value of assets acquired	$(26,193,020)
Fair value of liabilities assumed	23,264,998
Cash paid	$(2,928,022)

See accompanying notes to the consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies

General Overview of Business

Security National Financial Corporation and its wholly owned subsidiaries (the “Company”) operate in three main business segments: life insurance, cemetery and mortuary, and mortgage loans. The life insurance segment is engaged in the business of selling and servicing selected lines of life insurance, annuity products and accident and health insurance marketed primarily in the intermountain west, California and eleven southern states. The cemetery and mortuary segment of the Company consists of five cemeteries in Utah, one cemetery in California, seven mortuaries in Utah and three mortuaries in Arizona. The mortgage loan segment is an approved government and conventional lender that originates and underwrites residential and commercial loans for new construction, existing homes and real estate projects primarily in Arizona, California, Florida, Hawaii, Indiana, Kansas, Oklahoma, Oregon, Texas, Utah, and Washington.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The presentation of certain amounts in prior years has been reclassified to conform to the 2009 presentation.

Principles of Consolidation

These consolidated financial statements include the financial statements of Security National Financial Corporation and its majority owned subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation.

Investments

The Company’s management determines the appropriate classifications of investments in fixed maturity securities and equity securities at the acquisition date and re-evaluates the classifications at each balance sheet date.

Fixed maturity securities held to maturity are carried at cost, adjusted for amortization of premium or accretion of discount. Although the Company has the ability and intent to hold these investments to maturity, infrequent and unusual conditions could occur under which it would sell certain of these securities. Those conditions include unforeseen changes in asset quality, significant changes in tax laws, and changes in regulatory capital requirements or permissible investments.

Fixed maturity and equity securities available for sale are carried at estimated fair value, which is based upon quoted trading prices. Changes in fair values net of income taxes are reported as unrealized appreciation or depreciation and recorded as an adjustment directly to stockholders’ equity and, accordingly, have no effect on net income.

Mortgage loans on real estate, and construction loans are originated and held for investment and carried at their principal balances adjusted for chargeoffs, the related allowance for loan losses, and net deferred fees or costs on originated loans. The Company defers related material loan origination fees, net of related direct loan origination costs, and amortizes the net fees over the term of the loans.

Mortgage loans sold to investors are carried at the amount due from third party investors, which is the estimated fair value at the balance sheet date since these amounts are generally collected within a short period of time.

Real estate is carried at cost, less accumulated depreciation provided on a straight-line basis over the estimated useful lives of the properties, or is adjusted to a new basis from impairment in value, if any.

Policy, student, and other loans are carried at the aggregate unpaid balances, less allowances for possible losses.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies (Continued)

Short-term investments are carried at cost and consist of certificates of deposit and commercial paper with maturities of up to one year.

Restricted assets of cemeteries and mortuaries are assets held in a trust account for future mortuary services and merchandise and consist of cash; participations in mortgage loans with Security National Life; mutual funds carried at cost; equity securities carried at fair market value; and a surplus note with Security National Life.

Cemetery and mortuary perpetual care trust business segment contains six wholly owned cemeteries. Of the six cemeteries owned by the Company, four cemeteries are endowment care properties. Under endowment care arrangements a portion of the price for each lot sold is withheld and invested in a portfolio of investments similar to those described in the prior paragraph. The earnings stream from the investments is designed to fund future maintenance and upkeep of the cemetery.

Realized gains and losses on investments arise when investments are sold (as determined on a specific identification basis) or are other-than-temporarily impaired. If in management’s judgment a decline in the value of an investment below cost is other than temporary, the cost of the investment is written down to fair value with a corresponding charge to earnings. Factors considered in judging whether an impairment is other than temporary include: the financial condition, business prospects and credit worthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of the decline, and the Company’s ability and intent to hold the investment until the fair value recovers, which is not assured.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Cemetery Land and Improvements Held for Sale

The development of a cemetery involves not only the initial acquisition of raw land but the installation of roads, water lines, landscaping and other costs to establish a marketable cemetery lot. The costs of developing the cemetery are shown as an asset on the balance sheet. The amount on the balance sheet is reduced by the total cost assigned to the development of a particular lot, when the criteria for recognizing a sale of that lot is met.

Property and Equipment

Property, plant and equipment are recorded at cost. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets which range from three to forty years. Leasehold improvements are amortized over the lesser of the useful life or remaining lease terms.

Recognition of Insurance Premiums and Other Considerations

Premiums for traditional life insurance products (which include those products with fixed and guaranteed premiums and benefits and consist principally of whole life insurance policies, limited-payment life insurance policies, and certain annuities with life contingencies) are recognized as revenues when due from policyholders. Revenues for interest-sensitive insurance policies (which include universal life policies, interest-sensitive life policies, deferred annuities, and annuities without life contingencies) are recognized when earned and consist of policy charges for the policy administration charges, and surrender charges assessed against policyholder account balances during the period.

Deferred Policy Acquisition Costs and Value of Business Acquired

Commissions and other costs, net of commission and expense allowances for reinsurance ceded, that vary with and are primarily related to the production of new insurance business have been deferred. Deferred policy acquisition costs (“DAC”) for traditional life insurance are amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For interest-sensitive insurance products, deferred policy acquisition costs are amortized generally in proportion to the present value of expected gross profits from surrender charges, investment, mortality and expense margins. This amortization is adjusted when estimates of current or future gross profits to be realized from a group of products are reevaluated. Deferred acquisition costs are written off when policies lapse or are surrendered.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies (Continued)

The Company follows accounting principles generally accepted in the United States of America when accounting for DAC on internal replacements of insurance and investment contracts. An internal replacement is a modification in product benefits, features, rights or coverage that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to contract, or by the election of a feature or coverage within a contract. Modifications that result in a replacement contract that is substantially changed from the replaced contract are accounted for as an extinguishment of the replaced contract. Unamortized DAC, unearned revenue liabilities and deferred sales inducements from the replaced contract are written-off. Modifications that result in a contract that is substantially unchanged from the replaced contract are accounted for as a continuation of the replaced contract.

Value of business acquired is the present value of estimated future profits of the acquired business and is amortized similar to deferred policy acquisition costs.

Allowance for Loan Losses and Doubtful Accounts and Loan Loss Reserve

The Company records an estimate of the expense for potential losses from not collecting mortgage loans, other loans and receivables. Mortgage loans sold to investors and significant receivables are the result of cemetery and mortuary operations, mortgage loan operations and life insurance operations. The allowance is based upon the Company’s experience. The critical issue that impacts recovery of the cemetery and mortuary receivables is the overall economy. The critical issues that impact recovery of mortgage loan operations are interest rate risk and loan underwriting, new regulations and the overall economy.

The Company provides allowances for losses on its mortgage loans held for investment through an allowance for loan losses (a contra-asset account) and for mortgage loans sold to investors through the mortgage loan loss reserve (a liability account). The allowance for loan losses and doubtful accounts is an allowance for losses on the Company’s mortgage loans held for investment. When a mortgage loan is past due more than 90 days, the Company, where appropriate, sets up an allowance to approximate the excess of the carrying value of the mortgage loan over the estimated fair value of the underlying real estate collateral. Once a loan is past due more than 90 days the Company does not accrue any interest income and proceeds to foreclose on the real estate. All expenses for foreclosure are expensed as incurred. Once foreclosed, the carrying value will approximate its fair value and the amount is classified as real estate. The Company carries the foreclosed properties in Security National Life, Memorial Estates, and SecurityNational Mortgage, its life, cemeteries and mortuaries and mortgage subsidiaries, and will rent the properties until it is deemed desirable to sell them.

The following is a summary of the allowance for loan losses as a contra-asset account for the periods presented:
	Years Ended December 31,
	2009	2008	2007
Balance, beginning of period	$4,780,467	$1,435,131	$1,027,564
Provisions for losses	3,166,043	4,338,553	420,000
Charge-offs	(1,137,707)	(993,217)	(12,433)
Balance, at December 31	$6,808,803	$4,780,467	$1,435,131

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies (Continued)

The mortgage loan loss reserve is an estimate of probable losses at the balance sheet date that the Company will realize in the future on mortgage loans sold to third party investors. The Company may be required to reimburse third party investors for costs associated with early payoff of loans within the first six months of such loans and to repurchase loans where there is a default in any of the first four monthly payments to the investors or, in lieu of repurchase, to pay a negotiated fee to the investors. The Company’s estimates are based upon historical loss experience and the best estimate of the probable loan loss liabilities.

Upon completion of a transfer that satisfies the conditions to be accounted for as a sale, the Company initially measures at fair value liabilities incurred in a sale relating to any guarantee or recourse provisions. The Company accrues a monthly allowance for indemnification losses to investors based on the Company’s historical experience. The amount accrued for the years ended December 31, 2009, 2008 and 2007 was $17,306,471, $7,140,270 and $4,129,301, respectively and the charge to expense has been included in selling, general and administrative expenses. The estimated liability for indemnification losses is included in other liabilities and accrued expenses, and, as of December 31, 2009, 2008 and 2007 the balance was $11,662,897, $2,775,452 and $2,356,308, respectively.
	Years Ended December 31,
	2009	2008	2007
Balance, beginning of period	$2,775,452	$2,356,308	$2,712,997
Provisions for losses	17,306,471	7,140,270	4,129,301
Charge-offs	(8,419,026)	(6,721,126)	(4,485,990)
Balance, at December 31	$11,662,897	$2,775,452	$2,356,308

The Company believes the allowance for loan losses and the loan loss reserve represent probable loan losses incurred as of the balance sheet date.

Future Life, Annuity and Other Policy Benefits

Future policy benefit reserves for traditional life insurance are computed using a net level method, including assumptions as to investment yields, mortality, morbidity, withdrawals, and other assumptions based on the life insurance subsidiaries experience, modified as necessary to give effect to anticipated trends and to include provisions for possible unfavorable deviations. Such liabilities are, for some plans, graded to equal statutory values or cash values at or prior to maturity. The range of assumed interest rates for all traditional life insurance policy reserves was 4.5% to 10%. Benefit reserves for traditional limited-payment life insurance policies include the deferred portion of the premiums received during the premium-paying period. Deferred premiums are recognized as income over the life of the policies. Policy benefit claims are charged to expense in the period the claims are incurred. Increases in future policy benefits are charged to expense.

Future policy benefit reserves for interest-sensitive insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances. Interest crediting rates for interest-sensitive insurance products ranged from 4% to 6.5%.

Participating Insurance

Participating business constituted 2%, 2%, and 2% of insurance in force for 2009, 2008 and 2007, respectively. The provision for policyholders’ dividends included in policyholder obligations is based on dividend scales anticipated by management. Amounts to be paid are determined by the Board of Directors.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies (Continued)

Reinsurance

The Company follows the procedure of reinsuring risks in excess of $75,000 to provide for greater diversification of business to allow management to control exposure to potential losses arising from large risks, and provide additional capacity for growth. The Company remains liable for amounts ceded in the event the reinsurers are unable to meet their obligations.

The Company entered into coinsurance agreements with unaffiliated insurance companies under which the Company assumed 100% of the risk for certain life insurance policies and certain other policy-related liabilities of the insurance company.

Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Expense allowances received in connection with reinsurance ceded are accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly.

Cemetery and Mortuary Operations

Pre-need contract sales of funeral services and caskets - revenue and costs associated with the sales of pre-need funeral services and caskets are deferred until the services are performed or the caskets are delivered.

Sales of cemetery interment rights (cemetery burial property) - revenue and costs associated with the sale of cemetery interment rights are recognized in accordance with the retail land sales provisions based on accounting principles generally accepted in the United States of America. Under accounting principles generally accepted in the United States of America, recognition of revenue and associated costs from constructed cemetery property must be deferred until a minimum percentage of the sales price has been collected.

Pre-need contract sales of cemetery merchandise (primarily markers and vaults) - revenue and costs associated with the sale of pre-need cemetery merchandise is deferred until the merchandise is delivered. Pre-need contract sales of cemetery services (primarily merchandise delivery, installation fees and burial opening and closing fees) - revenue and costs associated with the sales of pre-need cemetery services are deferred until the services are performed.

Prearranged funeral and pre-need cemetery customer acquisition costs - costs incurred related to obtaining new pre-need contract cemetery and prearranged funeral services are accounted for under the guidance of the provisions based on accounting principles generally accepted in the United States of America. Obtaining costs, which include only costs that vary with and are primarily related to the acquisition of new pre-need cemetery and prearranged funeral services, are deferred until the merchandise is delivered or services are performed.

Revenues and costs for at-need sales are recorded when a valid contract exists, the services are performed, collection is reasonably assured and there are no significant obligations remaining.

The Company, through its mortuary and cemetery operations, provides guaranteed funeral arrangements wherein a prospective customer can receive future goods and services at guaranteed prices. To accomplish this, the Company, through its life insurance operations, sells to the customer an increasing benefit life insurance policy that is assigned to the mortuaries. If, at the time of need, the policyholder/potential mortuary customer utilizes one of the Company’s facilities, the guaranteed funeral arrangement contract that has been assigned will provide the funeral goods and services at the contracted price. The increasing life insurance policy will cover the difference between the original contract prices and current prices. Risks may arise if the difference cannot be fully met by the life insurance policy. However, management believes that given current inflation rates and related price increases of goods and services, the risk of exposure is minimal.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies (Continued)

Mortgage Operations

Over fifty percent of revenue and expenses of the Company are through its wholly owned subsidiary, SecurityNational Mortgage. SecurityNational Mortgage is a mortgage lender incorporated under the laws of the State of Utah. SecurityNational Mortgage is approved and regulated by the Federal Housing Administration (FHA), a department of the U.S. Department of Housing and Urban Development (HUD), to originate mortgage loans that qualify for government insurance in the event of default by the borrower. SecurityNational Mortgage obtains loans primarily from its retail offices and independent brokers. SecurityNational Mortgage funds the loans from internal cash flows and loan purchase agreements with unaffiliated financial institutions. SecurityNational Mortgage receives fees from the borrowers and other secondary fees from third party investors that purchase its loans. SecurityNational Mortgage sells its loans to third party investors and does not retain servicing of these loans. SecurityNational Mortgage pays the brokers and retail loan officers a commission for loans that are brokered through SecurityNational Mortgage. For the twelve months ended December 31, 2009, 2008, and 2007, SecurityNational Mortgage originated and sold 17,797  loans ($3,243,734,000 total volume), 19,321 loans ($3,680,015,000 total volume), and 20,656 loans ($3,852,801,000 total volume), respectively.

SecurityNational Mortgage has entered into loan purchase agreements to originate and sell mortgage loans to unaffiliated warehouse banks. The total amount available to originate loans under these loan purchase agreements at December 31, 2009 was $230,000,000. SecurityNational Mortgage originates the loans and immediately sells them to warehouse banks. As of December 31, 2009, there were $152,560,000 in mortgage loans in which settlements with third party investors were still pending. Generally when certain mortgage loans are sold to warehouse banks, SecurityNational Mortgage is no longer obligated, except in certain circumstances, to pay the amounts outstanding on the mortgage loans, but is required to pay a fee in the form of interest on a portion of the mortgage loans between the date that the loans are sold to warehouse banks and the date of settlement with third party investors. The terms of the loan purchase agreements are typically for one year, with interest rates on a portion of the mortgage loans ranging from 2.5% to 2.75% over the 30 day Libor rate. SecurityNational Mortgage is in the process of renewing one of its loan purchase agreements that expired on September 30, 2009 for an additional one year term. SecurityNational Mortgage continues to sell mortgage loans to such warehouse bank while negotiating the renewal of the loan purchase agreement. In addition, the Company has been successful in obtaining a loan purchase agreement with another warehouse bank.

Mortgage fee income consists of origination fees, processing fees and certain other income related to the origination and sale of mortgage loans. For mortgage loans sold to third party investors, mortgage fee income and related expenses are recognized pursuant to generally accepted accounting principles at the time the sales of mortgage loans meet the sales criteria for the transfer of financial assets which are: (i) the transferred assets have been isolated from the Company and its creditors, (ii) the transferee has the right to pledge or exchange the mortgage, and (iii) the Company does not maintain effective control over the transferred mortgage. The Company must determine that all three criteria are met at the time the loan is funded. All rights and title to the mortgage loans are assigned to unrelated financial institution investors, including any investor commitments for these loans, prior to warehouse banks purchasing the loans under the purchase commitments.

The Company, through SecurityNational Mortgage, sells all mortgage loans to third party investors without recourse. However, it may be required to repurchase a loan or pay a fee instead of repurchase under certain events such as the following:

•	Failure to deliver original documents specified by the investor.
•	The existence of misrepresentation or fraud in the origination of the loan.
•	The loan becomes delinquent due to nonpayment during the first several months after it is sold.
•	Early pay-off of a loan, as defined by the agreements.
•	Excessive time to settle a loan.
•	Investor declines purchase.
•	Discontinued product and expired commitment.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies (Continued)

Loan purchase commitments generally specify a date 30 to 45 days after delivery upon which the underlying loans should be settled. Depending on market conditions, these commitment settlement dates can be extended at a cost to the Company. Generally, a ten day extension will cost .125% (12.5 basis points) of the loan amount. The Company’s historical data shows that 99% of all loans originated by the Company are generally settled by the investors as agreed within 16 days after delivery. There are situations, however, when the Company determines that it is unable to enforce the settlement of loans rejected by the third-party investors and that it is in the Company’s best interest to repurchase those loans from the warehouse banks. It is the Company's policy to cure any documentation problems with respect to such loans at a minimal cost for up to a six-month time period and to pursue efforts to enforce loan purchase commitments from third-party investors concerning the loans. The Company believes that six months allows adequate time to remedy any documentation issues, to enforce purchase commitments, and to exhaust other alternatives. Remedy methods include, but are not limited to:

•	Research reasons for rejection.
•	Provide additional documents.
•	Request investor exceptions.
•	Appeal rejection decision to purchase committee.
•	Commit to secondary investors.

Once purchase commitments have expired and other alternatives to remedy are exhausted, which could be earlier than the six month time period, the loans are repurchased and transferred to the long term investment portfolio at the lower of cost or market value and previously recorded sales revenue is reversed. Any loan that later becomes delinquent is evaluated by the Company at that time and any impairment is adjusted accordingly.

Determining lower of cost or market: Cost is equal to the amount paid to the warehouse bank and the amount originally funded by the Company. Market value is often difficult to determine, but is based on the following:

•	For loans that have an active market the Company uses the market price on the repurchased date.
•	For loans where there is no market but there is a similar product, the Company uses the market value for the similar product on the repurchased date.
•
For loans where no active market exists on the repurchased date, the Company determines that the unpaid principal balance best approximates the market value on the repurchased date, after considering the fair value of the underlying real estate collateral and estimated future cash flows.

The appraised value of the real estate underlying the original mortgage loan adds significance to the Company’s determination of fair value because if the loan becomes delinquent, the Company has sufficient value to collect the unpaid principal balance or the carrying value of the loan. In determining the market value on the date of repurchase, the Company considers the total value of all of the loans because any sale of loans would be made as a pool.

For mortgages originated and held for investment, mortgage fee income and related expenses are recognized when the loan is originated.

As a result of the volatile secondary market for mortgage loans, the Company sold mortgage loans in 2007 and 2008 to certain third party investors that experienced financial difficulties and were not able to settle the loans. The total amount of such loans was $52,556,000, of which $36,499,000 were loans in which the secondary market no longer existed. Due to these changes in circumstances, the Company regained control of the mortgages and, in accordance with generally accepted accounting principles, accounted for the loans retained in the same manner as a purchase of assets from the former transferee(s) in exchange for liabilities assumed. At the time of repurchase, the loans were determined to be held for investment purposes, and the fair value of the loans was determined to approximate the unpaid principal balances adjusted for chargeoffs, the related allowance for loan losses, and net deferred fees or costs on originated loans. The 2009 and 2008 financial statements reflect the transfer of mortgage loans from “Mortgage Loans Sold to Investors” to “Mortgage Loans on Real Estate”. The loan sale revenue recorded on the sale of the mortgage loans was reversed on the date the loans were repurchased.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies (Continued)

As a standard in the industry, the Company received payments on the mortgage loans during the time period between the sale date and settlement or repurchase date. During the period the Company will service these loans through Security National Life, its life insurance subsidiary.

As of December 31, 2009, the Company’s long term mortgage loan portfolio contained mortgage loans of $19,538,135 in unpaid principal with delinquencies more than 90 days. Of this amount, $12,107,799 in mortgage loans were in foreclosure proceedings. The Company has not received any interest income on the $19,538,135 in mortgage loans with delinquencies more than 90 days. During the twelve months ended December 31, 2009 and 2008, the Company increased its allowance for mortgage losses by $3,166,043 and $4,338,553, respectively which was charged to loan loss expense and included in other selling, general and administrative expenses for the period. The allowance for mortgage loan losses as of December 31, 2009 and December 31, 2008 was $6,808,803 and $4,780,467, respectively.

Also at December 31, 2009, the Company has foreclosed on $44,250,819 in long term mortgage loans, of which $24,441,490 in loans were foreclosed on and reclassified as real estate during 2009. The foreclosed property was shown in real estate. The Company carries the foreclosed property in Security National Life, Memorial Estates and SecurityNational Mortgage, its life, cemeteries and mortuaries and mortgage subsidiaries, and will rent the properties until it is deemed desirable to sell them.

Self Insurance

The Company is self insured for certain casualty insurance, workers compensation and liability programs. Self-Insurance reserves are maintained relative to these programs. The level of exposure from catastrophic events is limited by the purchase of stop-loss and aggregate liability reinsurance coverages. When estimating the self-insurance liabilities and related reserves, management considers a number of factors, which include historical claims experience, demographic factors, severity factors and valuations provided by independent third-party actuaries. Management reviews its assumptions with its independent third-party administrators and actuaries to evaluate whether the self-insurance reserves are adequate. If actual claims or adverse development of loss reserves occurs and exceed these estimates, additional reserves may be required. The estimation process contains uncertainty since management must use judgment to estimate the ultimate cost that will be incurred to settle reported claims and unreported claims for incidents incurred but not reported as of the balance sheet date.

Goodwill

Previous acquisitions have been accounted for as purchases under which assets acquired and liabilities assumed were recorded at their fair values with the excess purchase price recognized as goodwill. The Company evaluates annually or when changes in circumstances warrant the recoverability of goodwill and if there is a decrease in value, the related impairment is recognized as a charge against income. No impairment of goodwill has been recognized in the accompanying financial statements.

Long-lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset, and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. No impairment of long-lived assets has been recognized in the accompanying financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies (Continued)

Income Taxes

Income taxes include taxes currently payable plus deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences in the financial reporting basis and tax basis of assets and liabilities and operating loss carry-forwards. Deferred tax assets are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

Liabilities are established for uncertain tax positions expected to be taken in income tax returns when such positions are judged to meet the “more-likely-than-not” threshold based on the technical merits of the positions. Estimated interest and penalties related to uncertain tax penalties are included as a component of other expenses.

Earnings Per Common Share

The Company computes earnings per share in accordance with accounting principles generally accepted in the United States of America which requires presentation of basic and diluted earnings per share. Basic earnings per equivalent Class A common share are computed by dividing net earnings by the weighted-average number of Class A common shares outstanding during each year presented, after the effect of the assumed conversion of Class C common stock to Class A common stock. Diluted earnings per share is computed by dividing net earnings by the weighted-average number of common shares outstanding during the year used to compute basic earnings per share plus dilutive potential incremental shares. Basic and diluted earnings per share amounts have been adjusted retroactively for the effect of annual stock dividends.

Stock Based Compensation

The cost of employee services received in exchange for an award of equity instruments is recognized in the financial statements and is measured based on the fair value on the grant date of the award. The fair value of stock options is calculated using the Black Scholes method. Stock option compensation expense is recognized over the period during which an employee is required to provide service in exchange for the award.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which at times exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Recent Accounting Pronouncements

Subsequent Events – In May 2009, the FASB issued guidance which establishes the period after the balance sheet date during which management shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements and the circumstances under which an entity shall recognize events or transactions that occur after the balance sheet date. This guidance also requires disclosure of the date through which subsequent events have been evaluated. The Company adopted this standard for the interim period ended June 30, 2009. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position or results of operations. We have evaluated subsequent events after the balance sheet date of December 31, 2009 through the time of filing with the Securities and Exchange Commission (SEC) on March 31, 2010 which is the date the financial statements were issued.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

1)       Significant Accounting Policies (Continued)

Accounting for Transfers of Financial Assets and Consolidation of Variable Interest Entities - In June 2009, the FASB issued accounting guidance which revises existing sale accounting criteria for transfers of financial assets, including securitization transactions, and eliminates the concept of a “qualifying special-purpose entity.” Simultaneously, the FASB issued accounting guidance which revises previous guidance for variable-interest entities (VIE) by establishing a new approach for determining who should consolidate a VIE and by changing when it is necessary to reassess who should consolidate a VIE.  These new accounting standards updates are effective at the beginning of the first fiscal year beginning after November 15, 2009. Early application is not permitted.  Because the revised sales accounting criteria do not change the Company’s revenue recognition and because all mortgage loans originated by the Company are sold to outside third party investors, the adoption of these two accounting standards will not have a material impact on the Company’s financial statements.

Disclosures about Fair Value Measurements – In January 2010, the FASB issued guidance requiring an entity to disclose the following:

•	Separately disclose the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe reasons for the transfers.

•
Present separately information about purchases, sales, issuances and settlements, on a gross basis, rather than on one net number, in the reconciliation for fair value measurements using significant unobservable inputs (Level 3).

•	Provide fair value measurement disclosures for each class of assets and liabilities.

•
Provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for fair value measurements that fall in either Level 2 or Level 3.

This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010. The Company does not expect the adoption of this guidance to have a material impact on its financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

2)       Acquisitions

C & J Financial, LLC

On July 16, 2007, the Company acquired all of the membership interests of C & J Financial, LLC. The results of C & J Financial’s operations have been included in the consolidated financial statements from July 16, 2007. C & J Financial provides financing to funeral homes and mortuaries throughout the United States similar to the Company’s Fast-Funding operations and the acquisition expanded the Company’s Fast-Funding operations. The aggregate purchase price was $1,631,500 and consisted of the payment of $1,250,000 of cash at closing and the issuance of a $381,500 promissory note. The Company further agreed to cause C & J Financial to pay a $1,971,764 note payable to a bank that was guaranteed by the sellers. In addition, C & J Financial entered into an obligation payable to one of the sellers for an operating lease of office space for three years. The estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition were as follows:

Loans Receivable	$3,178,901
Other current assets	55,295
Office furniture and equipment	18,078
Goodwill	391,847
Total Assets	3,644,121
Note payable to bank, current	(1,971,764)
Other current liabilities	(40,857)
Net Assets Acquired	$1,631,500

The excess of the purchase price over the fair value of the identifiable assets of $391,847 was assigned to goodwill.

Capital Reserve Life Insurance Company

On December 20, 2007, the Company, through its wholly owned subsidiary, Security National Life, acquired all of the outstanding common stock of Capital Reserve Life Insurance Company, a Missouri domiciled insurance company. The results of Capital Reserve Life’s operations have been included in the consolidated financial statements from December 17, 2007. Capital Reserve Life sells and services life insurance, annuity products, accident and health insurance, and funeral plan insurance, which are consistent with and expanded the Company’s business. The aggregate original purchase price was $2,419,164, of which $452,404 was paid in cash at closing to the selling shareholders and $2,100,000 was placed into an escrow account with the Company’s attorney to be disbursed upon resolution of contingencies.

Capital Reserve Life was a defendant in a lawsuit for unpaid bonuses allegedly due to a former employee in the amount of $1,486,045 (the “Russell Litigation”). The Russell Litigation was resolved during 2008 and resulted in the payment of $220,926 to the former employee and his attorney from the escrow account. The Company was refunded $146,225 from the escrow account that was recognized as a reduction of value of business acquired. The selling shareholders were paid $1,587,578, including interest, during 2008 from the escrow account. At December 31, 2008, $185,902 remained in the escrow account.

The $185,902 of funds held in escrow by the Company’s attorney have been included in the accompanying consolidated balance sheet at December 31, 2009, in receivables with the liability of $185,902 payable to the shareholders, respectively, included in other liabilities and accrued expenses. The assets acquired and the liabilities assumed were recognized at their fair values with the excess of the purchase price allocated to value of business acquired. Value of business acquired is being amortized over the estimated term premiums will be received under the insurance policies of 15 years.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

2)      Acquisitions (Continued)

The estimated fair values of the assets acquired and the liabilities assumed, adjusted for the 2008 settlement of the Russell Litigation, were as follows:

Investment in securities	$23,146,994
Policy and other loans	573,821
Accrued investment income	274,370
Receivables	143,183
Furniture and equipment	112,324
Value of business acquired	619,562
Total assets acquired	24,870,254
Future life, annuity and other benefits	(21,888,930)
Checks written in excess of cash in bank	(524,528)
Other liabilities and accrued expenses	(183,857)
Total Liabilities Assumed	(22,597,315)
Fair Value of Net Assets Acquired	$2,272,939

Southern Security Life Insurance Company

On September 1, 2008, the Company, through Security National Life, entered into a reinsurance agreement with Southern Security Life Insurance Company, a Mississippi domiciled insurance company (“Southern Security”), whereby the Company became secondarily liable for $22,788,693 of liability under contracts for future life, annuity and other benefits in exchange for the transfer from Southern Security of $22,788,693 of assets, which was short of the required assets by $1,468,348. This shortage was offset against a $1,500,000 ceding commission payable to Southern Security on the transaction. Southern Security remained primarily liable under the contracts and recognized a $22,235,131 receivable from Security National Life. However, if the acquisition described in the following paragraphs had not occurred, Security National Life would have had to assume the insurance contracts and become primarily liable thereunder because Southern Security had ceased operations and the transfer of the insurance contracts was irreversible.

Then on December 18, 2008, the Company acquired all of the outstanding common stock of Southern Security. The results of Southern Security’s operations have been included in the consolidated financial statements from December 23, 2008. Southern Security sells and services life insurance, annuity products, accident and health insurance, and funeral plan insurance, all of which are consistent with and expanded the Company’s insurance business. The total purchase price was $2,664,323 and consisted of $1,920,700 paid in cash at closing to the selling shareholders, $443,500 placed into escrow accounts with the Company’s law firm, the settlement of an $84,081 receivable from Southern Security and the incurrence of $216,042 of acquisition costs. In addition, Southern Security distributed $479,742 of assets to the selling shareholders, including $163,715 of notes receivable from the selling shareholders.

Included in the escrow accounts is $175,000 that is to be used to pay any adjustments that may be required under the terms of the purchase agreement and any remaining portion of the $175,000 is to be distributed to the selling shareholders. The remaining $268,500 that was placed into the escrow accounts is to be released to the selling shareholders as the Company collects the principal portion of a loan in the form of a promissory note that Southern Security had made to an entity that is related to the selling shareholders. However, no payments will be made to the selling shareholders if the promissory note is in default.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

2)      Acquisitions (Continued)

The $443,500 of funds held in escrow by the Company’s law firm have been included in the accompanying consolidated balance sheet at December 31, 2009 and December 31, 2008 in receivables with the liability payable to the selling shareholders of an equal amount included in other liabilities and accrued expenses. The assets acquired and the liabilities assumed were recognized at their fair values with the excess of the purchase price allocated to value of business acquired. The value of business acquired is being amortized over the estimated period premiums will be received under the insurance policies of 14.3 years. The estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition were as follows:

Investment in securities	$1,200,865
Policy and mortgage loans	1,050,028
Cash	392,785
Receivable from reinsurer -
Security National Life	22,235,131
Other assets	49,369
Deferred tax asset	298,418
Value of business acquired	227,573
Total assets acquired	25,454,169
Future life, annuity and other benefits	(22,789,846)
Fair Value of Net Assets Acquired	$2,664,323

The following unaudited pro forma information has been prepared to present the results of operations of the Company assuming theacquisitions of C & J Financial and Capital Reserve Life had occurred at the beginning of the year ended December 31, 2007 and the acquisition of Southern Security had occurred at the beginning of the year ended December 31, 2007. This pro forma information is supplemental and does not necessarily present the operations of the Company that would have occurred had the acquisitions occurred on those dates and may not reflect the operations that will occur in the future:

	For the Years Ended December 31, (unaudited)
	2008	2007
Total revenues	$221,348,000	$216,492,000
Net earnings	$717,000	$2,936,000
Net earnings per Class A equivalent common share	$0.09	$0.37
Net earnings per Class A equivalent common share assuming dilution	$0.09	$0.36

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

3)     Investments

The Company’s investments in fixed maturity securities held to maturity and equity securities available for sale as of December 31, 2009 are summarized as follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2009:

Fixed maturity securities held to maturity carried at amortized cost:

Bonds:
U.S. Treasury securities
and obligations of U.S
Government agencies	$9,477,032	$430,783	$(6,389)	$9,901,426

Obligations of states and
political subdivisions	2,034,784	95,333	(20,722)	2,109,395

Corporate securities including
public utilities	95,903,129	3,927,607	(2,763,448)	97,067,288

Mortgage-backed securities	6,852,072	182,932	(1,338,817)	5,696,187

Redeemable preferred stock	1,565,283	-	(109,832)	1,455,451

Total fixed maturity
securities held to maturity	$115,832,300	$4,636,655	$(4,239,208)	$116,229,747

Securities available for sale carried at
estimated fair value:

Fixed maturity securities available for sale:
U.S. Treasury securities
and obligations of U.S.
Government agencies	$98,280	$21,158	$-	$119,438

Corporate securities including
public utilities	1,012,458	17,627	-	1,030,085

Total fixed maturity securities
available for sale	$1,110,738	$38,785	$-	$1,149,523

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

3)     Investments (Continued)

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2009:

Equity securities available for sale
at estimated fair value:

Non-redeemable preferred stock	$20,281	$-	$(5,061)	$15,220

Common stock:

Industrial, miscellaneous and all other	5,398,320	682,075	(309,001)	5,771,394

Total equity securities available for sale
at estimated fair value	$5,418,601	$682,075	$(314,062)	$5,786,614

Total securities available for sale
carried at estimated fair value	$6,529,339	$720,860	$(314,062)	$6,936,137

Mortgage loans on real estate and construction loans held for investment at amortized cost:
Residential	$60,863,842
Residential construction	25,028,081
Commercial	24,206,956
Less: Allowance for loan losses	(6,808,803)
Total mortgage loans on real estate and
construction loans held for investment	$103,290,076

Real estate at cost – net of depreciation & allowance	$46,069,638

Policy, student and other loans at
amortized cost - net of allowance for doubtful accounts	$18,145,029

Short-term investments at amortized cost	$7,144,319

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

3)     Investments (Continued)

The Company’s investments in fixed maturity securities held to maturity and equity securities available for sale as of December 31, 2008 are summarized as follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2008:
Fixed maturity securities held to maturity carried at amortized cost:

Bonds:
U.S. Treasury securities
and obligations of U.S
Government agencies	$17,138,738	$1,201,488	$ ---	$18,340,226

Obligations of states and
political subdivisions	1,474,934	59,035	(16,347)	1,517,622

Corporate securities including
public utilities	97,610,026	1,280,795	(12,073,677)	86,817,144

Mortgage-backed securities	7,586,553	68,466	(1,580,189)	6,074,830

Redeemable preferred stock	1,535,943	565	(335,703)	1,200,805

Total fixed maturity
securities held to maturity	$125,346,194	$2,610,349	$(14,005,916)	$113,950,627

Securities available for sale carried at
estimated fair value:

Fixed maturity securities available for sale:
U.S. Treasury securities
and obligations of U.S.
Government agencies	$98,203	$38,188	$	---	$136,391

Corporate securities including
public utilities	1,045,399	54,772		---	1,100,171

Total fixed maturity securities
available for sale	$1,143,602	$92,960	$	---	$1,236,562

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

3)     Investments (Continued)

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2008:

Equity securities available for sale
at estimated fair value:

Non-redeemable preferred stock	$20,281	$ ---	$(6,092)	$14,189

Common stock:

Public utilities	403,249	220,045	(51,105)	572,189
Banks, trusts and insurance companies	479,663	154,313	-	633,976
Industrial, miscellaneous and all other	3,755,523	44,260	(402,462)	3,397,321

Total equity securities available for sale
at estimated fair value	$4,658,716	$418,618	$(459,659)	$4,617,675

Total securities available for sale
carried at estimated fair value
	$5,802,318	$511,578	$(459,659)	$5,854,237
Mortgage loans on real estate and construction loans held for investment at amortized cost:
Residential	$70,082,011
Residential construction	35,742,891
Commercial	23,548,243
Less: Allowance for loan losses	(4,780,467)
Total mortgage loans on real estate and
construction loans held for investment	$124,592,678

Real estate at cost – net of depreciation	$22,417,639

Policy, student and other loans at
amortized cost - net of allowance for doubtful accounts	$18,493,751

Short-term investments at amortized cost	$5,282,986

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

3)     Investments (Continued)

Fixed Maturity Securities

The following tables summarize unrealized losses on fixed-maturities securities, which are carried at amortized cost, at December 31, 2009 and 2008. The unrealized losses were primarily related to interest rate fluctuations or spread-widening, and mortgage and other asset-backed securities. The tables set forth unrealized losses by duration and number of investment positions, together with the fair value of the related fixed-maturity securities:

	Unrealized Losses for Less than Twelve Months	No. of Investment Positions	Unrealized Losses for More than Twelve Months	No. of Investment Positions	Total Unrealized Loss
At December 31, 2009
Interest rate or spread widening	$580,244	37	$2,320,148	70	$2,900,392
Mortgage and other
asset-backed securities	31,337	3	1,307,479	5	1,338,816
Total unrealized losses	$611,581	40	$3,627,627	75	$4,239,208
Fair Value	$17,777,172		$22,641,536		$40,418,708
At December 31, 2008
Interest rate or spread widening	$4,425,497	87	$8,000,230	105	$12,425,727
Mortgage and other
asset-backed securities	-	-	1,580,189	12	1,580,189
Total unrealized losses	$4,425,497	87	$9,580,419	117	$14,005,916
Fair Value	$30,720,910		$35,178,465		$65,899,375

As of December 31, 2009, the average market value of the related fixed maturities was 90.5% of amortized cost and the average market value was 82.5% of amortized cost as of December 31, 2008. During 2009 and 2008, an other-than-temporary decline in market value resulted in the recognition of an impairment loss on fixed maturity securities of $326,000 and $2,343,264, respectively. No other-than-temporary impairment loss was considered to exist for these fixed maturities as of December 31, 2009.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

3)     Investments (Continued)

Equity Securities

The following tables summarize unrealized losses on equity securities, that were carried at estimated fair value based on quoted trading prices at December 31, 2009 and 2008. The unrealized losses were primarily the result of decreases in market value due to overall equity market declines. The tables set forth unrealized losses by duration and number of investment positions, together with the fair value of the related equity securities available for sale in a loss position:

	Unrealized Losses for Less than Twelve Months	No. of Investment Positions	Unrealized Losses for More than Twelve Months	No. of Investment Positions	Total Unrealized Losses
At December 31, 2009
Non-redeemable preferred stock	$-	-	$5,061	2	$5,061
Industrial, miscellaneous and all other	55,287	23	253,714	16	309,001
Total unrealized losses	$55,287	23	$258,775	18	$314,062
Fair Value	$1,007,525		$660,809		$1,668,334

At December 31, 2008
Non-redeemable preferred stock	$-	-	$6,092	2	$6,092
Banks, trusts and insurance companies	51,105	2	-	-	51,105
Industrial, miscellaneous and all other	393,666	10	8,796	1	402,462
Total unrealized losses	$444,771	12	$14,888	3	$459,659
Fair Value	$675,284		$66,722		$742,006

As of December 31, 2009, the average market value of the equity securities available for sale was 84.2% of the original investment and the average market value was 68.6% of the original investment as of December 31, 2008. The intent of the Company is to retain equity securities for a period of time sufficient to allow for the recovery in fair value. However, the Company may sell equity securities during a period in which the fair value has declined below the amount of the original investment. In certain situations, new factors, including changes in the business environment, can change the Company’s previous intent to continue holding a security. During 2008, an impairment loss was recognized on certain equities due to an other-than-temporary decline in market value in the amount of $408,640. No other-than-temporary impairment loss on equity securities was determined to exist as of December 31, 2009.

The fair values of fixed maturity securities are based on quoted market prices, when available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services, or in the case of private placements, are estimated by discounting expected future cash flows using a current market value applicable to the coupon rate, credit and maturity of the investments. The fair values for equity securities are based on quoted market prices.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

3)     Investments (Continued)

The amortized cost and estimated fair value of fixed maturity securities at December 31, 2009, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Estimated Fair
	Cost	Value
Held to Maturity:
Due in 2010	$4,299,795	$4,339,329
Due in 2011 through 2014	24,951,300	26,294,690
Due in 2015 through 2019	33,773,677	35,300,644
Due after 2019	44,390,173	43,143,446
Mortgage-backed securities	6,852,072	5,696,187
Redeemable preferred stock	1,565,283	1,455,451
Total held to maturity	$115,832,300	$116,229,747

The amortized cost and estimated fair value of available-for-sale securities at December 31, 2009, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Equities are valued using the specific identification method.

	Amortized	Estimated Fair
	Cost	Value
Available for Sale:
Due in 2010	$1,012,458	$1,030,085
Due in 2011 through 2014	-	-
Due in 2015 through 2019	-	-
Due after 2019	98,280	119,438
Non-redeemable preferred stock	20,281	15,220
Common stock	5,398,320	5,771,394
Total available for sale	$6,529,339	$6,936,137

The Company’s realized gains and losses from investments and other assets are summarized as follows:

	2009	2008	2007
Fixed maturity securities held
to maturity:
Gross realized gains	$500,795	$90,243	$94,984
Gross realized losses	(151,069)	(2,343,264)	(27,065)

Securities available for sale:
Gross realized gains	1,018,217	1,211,932	175,990
Gross realized losses	(478,757)	(560,853)	(860)

Other assets	8,126	(131,773)	764,525
Total	$897,312	$(1,733,715)	$1,007,574

Generally gains and losses from held to maturity securities are a result of early calls and related amortization of premiums or discounts. However, credit losses of $326,000 and $2,343,264 were recognized during the year ended December 31, 2009 and 2008, respectively, from other-than-temporary declines in market value of held to maturity securities.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

3)     Investments (Continued)

Mortgage loans consist of first and second mortgages. The mortgage loans bear interest at rates ranging from 2.0 % to 10.5%, maturity dates range from three months to 30 years and are secured by real estate. Concentrations of credit risk arise when a number of mortgage loan debtors have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions. Although the Company has a diversified mortgage loan portfolio consisting of residential mortgages, commercial loans and residential construction loans and requires collateral on all real estate exposures, a substantial portion of its debtors’ ability to honor obligations is reliant on the economic stability of the geographic region in which the debtors do business. At December 31, 2009, the Company has 29%, 13% and 16% of its mortgage loans from borrowers located in the states of Utah, Florida and California, respectively. The mortgage loans on real estate balances on the consolidated balance sheet are reflected net of an allowance for loan losses of $6,808,803 and $4,780,467 at December 31, 2009 and 2008, respectively.

There were no investments, aggregated by issuer, in excess of 10% of shareholders’ equity (before net unrealized gains and losses on available for sale securities) at December 31, 2009, other than investments issued or guaranteed by the United States Government.

Major categories of net investment income are as follows:

	2009	2008	2007
Fixed maturity securities	$7,140,920	$7,167,007	$6,045,141
Equity securities	794,845	266,533	161,850
Mortgage loans on real estate	5,462,533	6,857,757	6,759,943
Real estate	1,561,809	1,563,134	1,273,652
Policy, student and other loans	811,684	699,592	707,068
Short-term investments, principally gains on sale of
mortgage loans and other	7,896,518	14,265,269	18,898,925
Gross investment income	23,668,309	30,819,292	33,846,579
Investment expenses	(2,633,150)	(2,715,783)	(1,890,135)
Net investment income	$21,035,159	$28,103,509	$31,956,444

Net investment income includes net investment income earned by the restricted assets of the cemeteries and mortuaries of $688,406, $953,284, and $942,627 for 2009, 2008, and 2007, respectively.

Net investment income on real estate consists primarily of rental revenue received under short-term leases.

Investment expenses consist primarily of depreciation, property taxes, operating expenses of real estate and an estimated portion of administrative expenses relating to investment activities.

Securities on deposit for regulatory authorities as required by law amounted to $10,614,292 at December 31, 2009 and $10,210,743 at December 31, 2008. The restricted securities are included in various assets under investments on the accompanying consolidated balance sheets.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

4)       Receivables

Receivables consist of the following:

	December 31
	2009	2008
Trade contracts	$8,039,501	$10,093,271
Advances receivables from sales agents	2,282,899	2,438,371
Held in Escrow – Capital Reserve Life/Southern Security	616,383	629,402
Other	2,117,480	1,957,329
Total receivables	13,056,263	15,118,373
Allowance for doubtful accounts	(2,183,056)	(1,983,293)
Net receivables	$10,873,207	$13,135,080

5)       Value of Business Acquired

Information with regard to value of business acquired is as follows:

	December 31,
	2009	2008	2007
Balance at beginning of year	$11,377,276	$11,686,080	$11,882,047
Value of business acquired	246,838	590,950	765,787
Imputed interest at 7%	757,048	807,217	824,502
Amortization	(2,128,492)	(1,706,971)	(1,786,256)
Net amortization charged to income	(1,371,444)	(899,754)	(961,754)
Balance at end of year	$10,252,670	$11,377,276	$11,686,080

Presuming no additional acquisitions, net amortization charged to income is expected to approximate $883,000, $857,000, $813,000, $711,000, and $670,000 for the years 2010 through 2014. Actual amortization may vary based on changes in assumptions or experience. As of December 31, 2009, value of business acquired is being amortized over a weighted average life of 9.4 years.

6)       Property and Equipment

The cost of property and equipment is summarized below:

	December 31,
	2009	2008
Land and buildings	$15,901,478	$15,860,356
Furniture and equipment	16,058,583	15,877,294
	31,960,061	31,737,650
Less accumulated depreciation	(19,133,583)	(17,688,418)
Total	$12,826,478	$14,049,232

Depreciation expense for the years ended December 31, 2009 and 2008 was $1,956,215 and $2,052,019, respectively.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

7)      Bank Loans Payable

Bank loans payable are summarized as follows:

	December 31,
	2009	2008
6% note payable in monthly installments of $5,693
including principal and interest, collateralized by real
property, with a book value of approximately $554,000,
due September 2010.	$457,420	$496,994

6.34% note payable in monthly installments of $13,556
including principal and interest, collateralized by real
property with a book value of approximately $553,000,
due November 2017.	1,109,975	1,226,975

Bank prime rate less .28% (2.97% at December 31, 2009)
collateralized by 15,000 shares of Security National Life Insurance
Company Stock, due June 2011.	1,192,820	2,003,527

5.75% note payable in monthly installments of $28,271 including principal and interest, collateralized by real property with a book
value of approximately $6,450,000 due December 2014.	4,000,000	-

Bank prime rate less .75% (2.50% at December 31, 2009)
revolving line of credit of $7,800,000, accrued interest
paid quarterly, extended to June 2011.	1,375,000	1,675,000

Mark to market of interest rate swaps (discussed below) adjustment	101,251	167,528

Other collateralized bank loans payable	419,779	568,178

Total bank loans	8,656,245	6,138,202

Less current installments	2,319,017	2,018,662

Bank loans, excluding current installments	$6,337,228	$4,119,540

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

7)       Bank Loans Payable (Continued)

During 2001, the Company entered into a $2,000,000 note payable to a bank with interest due at a variable interest rate of the Libor rate plus 1.65%. During 2001, the Company also entered into an interest rate swap instrument that effectively fixed the interest rate on the note payable at 6.34% per annum. Management considers the interest rate swap instrument an effective cash flow hedge against the variable interest rate on the bank note since the interest rate swap mirrors the term of the note payable and expires on the maturity date of the bank loan it hedges. The interest rate swap is a derivative financial instrument carried at its fair value.

In the event the swap is terminated, any resulting gain or loss would be deferred and amortized to interest expense over the remaining life of the bank loan it hedged. In the event of early extinguishment the hedged bank loan, any realized or unrealized gain or loss from the hedging swap would be recognized in income coincident with the extinguishment.

At December 31, 2009, the fair value of the interest rate swap was an unrealized loss of $101,251 and was computed based on the underlying variable Libor rate plus 1.65%, or 2.65% per annum. The unrealized loss resulted in a derivative liability of $101,251 and has been reflected in accumulated other comprehensive income. The change in accumulated other comprehensive income from the interest rate swap in 2009 was $66,277. The fair value of the interest rate swap was derived from a proprietary model of the bank from whom the interest rate swap was purchased and to whom the note is payable.

At December 31, 2008, the fair value of the interest rate swap was an unrealized loss of $167,528 and was computed based on the underlying variable Libor rate plus 1.65%, or 4.03% per annum. The unrealized loss resulted in a derivative liability of $167,483 and has been reflected in accumulated other comprehensive income. The change in accumulated other comprehensive income from the interest rate swap in 2008 was $123,115. The fair value of the interest rate swap was derived from a proprietary model of the bank from whom the interest rate swap was purchased and to whom the note is payable.

In addition, the Company had an interest rate swap that resulted in an unrealized gain of $17,417 through December 31, 2007. In early 2008, the Company settled the interest rate swap for $17,417. The carrying value of the related note payable was adjusted by the balance of the unrealized gain on the date of the settlement and has adjusted the interest expense that will be recognized over the remaining term of the note.

See Note 8 for summary of maturities in subsequent years.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

8)       Notes and Contracts Payable

Notes and contracts payable are summarized as follows:

	December 31,
	2009	2008
Unsecured note payable due to former stockholders
of Deseret Memorial, Inc. resulting from the
acquisition of such entity. Amount represents
the present value, discounted at 8%, of monthly
annuity payments of $5,900, due September 2011.	$109,366	$156,581

9% note payable in monthly installments of
$10,000 including principal and
interest, collateralized by real property,
with a book value of approximately
$2,908,000, paid July 2009.	-	57,636

5% note payable to a former owner of C & J Financial
due in monthly installments of $16,737
including principal and interest, paid July 2009.	-	94,276

Other notes payable	174,378	193,285
Total notes and contracts payable	283,744	501,778
Less current installments	85,168	230,517

Notes and contracts, excluding
current installments	$198,576	$271,261

The Company has a $2,000,000 revolving line-of-credit with a bank with interest payable at the bank’s prime rate minus 0.50% (2.75% at December 31, 2009), secured by the assets of the Company and maturing June 30, 2010. As of December 31, 2009, there were no amounts outstanding under the revolving line-of-credit. As of December 31, 2009, $30,000 of the available amount was reserved for an outstanding letter of credit.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

8)       Notes and Contracts Payable (Continued)

The following tabulation shows the combined maturities of bank loans payable, lines of credit and notes and contracts payable:

2010	$2,404,185
2011	1,614,141
2012	361,784
2013	352,827
2014	3,688,100
Thereafter	518,952
Total	$8,939,989

Interest paid approximated interest expense in 2009, 2008 and 2007.

9)       Cemetery and Mortuary Endowment Care and Pre-need Merchandise Funds

The Company is required by state law to pay into perpetual care trusts a portion of the proceeds from the sale of cemetery property interment rights. The related cemetery perpetual care trusts are defined as variable interest entities pursuant to generally accepted accounting principles. Also, management has determined that the Company is the primary beneficiary of these trusts, as it absorbs both a majority of the losses and returns associated with the trusts. The Company has consolidated cemetery perpetual care trust investments with a corresponding amount recorded as Cemetery Perpetual Care Obligation in the accompanying consolidated balance sheets.

The components of the cemetery perpetual care obligation are as follows:

	December 31,
	2009	2008
Trust investments, at market value	$1,104,046	$1,840,119
Note receivables from Cottonwood Mortuary
Singing Hills Cemetery and Memorial Estates - Pinehill
eliminated in consolidation	2,052,331	1,120,950
Total trust assets	3,156,377	2,961,069
Cemetery perpetual care obligation	(2,756,174)	(2,647,984)
Fair value of trust assets in excess of trust obligations	$400,203	$313,085

The Company has established and maintains certain restricted trust investments to provide for future merchandise and service obligations incurred in connection with its pre-need sales. Such amounts are reported as pre-need funeral and cemetery trust investments of cemeteries and mortuaries in the accompanying consolidated balance sheets.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

9)       Cemetery and Mortuary Endowment Care and Pre-need Merchandise Funds (Continued)

Assets in the restricted asset account are summarized as follows:

	December 31,
	2009	2008
Cash and cash equivalents	$1,175,646	$911,060
Mutual funds	416,002	245,285
Fixed maturity securities	8,775	8,775
Equity securities	76,850	75,918
Participating in Mortgage loans with Security National Life	916,141	2,836,038
Total	$2,593,414	$4,077,076

A surplus note receivable and interest in the amount of $4,000,000 from Security National Life was eliminated in consolidation.

10)       Income Taxes

The Company’s income tax liability at December 31 is summarized as follows:

	December 31,
	2009	2008
Current	$608,060	$276,096
Deferred	16,223,588	14,415,582
Other	513,221	282,566
Total	$17,344,869	$14,974,244

Significant components of the Company’s deferred tax (assets) and liabilities at December 31 are approximately as follows:

	2009	2008
Assets
Future policy benefits	$(6,140,507)	$(5,693,225)
Loan loss reserve	(2,679,449)	(1,478,708)
Unearned premium	(1,768,838)	(1,799,650)
Other	(1,296,635)	(1,209,383)
Less: Valuation allowance	6,214,039	5,498,477
Total deferred tax assets	(5,671,390)	(4,682,489)

Liabilities
Deferred policy acquisition costs	9,146,293	8,756,407
Basis difference in fixed assets	4,018,057	1,944,049
Value of business acquired	3,793,488	4,210,547
Installment sales	2,356,322	2,317,015
Trusts	1,908,905	1,674,321
Available for sale securities	6,147	(17,179)
Tax on unrealized appreciation	665,766	212,911
Total deferred tax liabilities	21,894,978	19,098,071
Net deferred tax liability	$16,223,588	$14,415,582

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

10)        Income Taxes (Continued)

The increase in the valuation allowance was $715,562 and $500,136 during 2009 and 2008, respectively.

The Company paid $750,844, $505,962, and $875,825 in income taxes for 2009, 2008 and 2007, respectively. The Company’s income tax expense (benefit) is summarized as follows for the year ended December 31:

	2009	2008	2007
Current	$1,002,789	$214,888	$375,825
Deferred	1,366,336	(234,338)	456,245
Other	204,653	175,108	25,565
Total	$2,573,778	$155,658	$857,635

The reconciliation of income tax expense at the U.S. federal statutory rates is as follows:

	2008	2008	2007
Computed expense at statutory rate	$2,158,204	$248,374	$1,061,831
Special deductions allowed
small life insurance companies	(50,983)	(20,918)	(330,804)
Other, net	466,557	(71,798)	126,608
Tax expense	$2,573,778	$155,658	$857,635

At December 31, 2009, the Company had $513,221 of unrecognized tax benefits principally relating to tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.  At December 31, 2009, the Company had $26,001 in interest and penalties related to unrecognized tax benefits. The Company accounts for interest expense and penalties for unrecognized tax benefits as part of its income tax provision.  Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period. As of December 31, 2009, the Company does not expect any material changes to the estimated amount of unrecognized tax benefits in the next twelve months. Federal and state income tax returns for 2006 through 2009 are open tax years.

11)       Reinsurance, Commitments and Contingencies

The Company follows the procedure of reinsuring risks in excess of a specified limit, which ranged from $25,000 to $75,000 during the years 2009 and 2008. The Company is liable for these amounts in the event such reinsurers are unable to pay their portion of the claims. The Company has also assumed insurance from other companies having insurance in force amounting to approximately $1,346,932,000 (unaudited) at December 31, 2009 and approximately $1,150,687,000 (unaudited) at December 31, 2008.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

11)        Reinsurance, Commitments and Contingencies (Continued)

On December 31, 2008, the Company entered into a Coinsurance Funds Withheld Reinsurance Agreement with Continental American Insurance Company (“Continental American”), a South Carolina domiciled insurance company. This agreement was effective November 30, 2008. Under the terms of the agreement, the Company ceded to Continental American 100% of a block of deferred annuities in the amount of $4,828,487 as of December 31, 2008 and retained the assets and recorded a funds held under coinsurance liability for the same amount. Continental American agreed to pay the Company an initial ceding commission of $60,000 and a quarterly management fee of $16,500 per quarter to administer the policies. The Company will also receive a 90% experience refund for any profits on the business. The Company has the right to recapture the business on January 1 subsequent to December 31, 2008 or any other date if mutually agreed and with 90 days written notice to Continental American. The Company and Continental American have agreed to terminate this agreement on March 31, 2010.

The Company has entered into commitments to fund new residential construction loans. As of December 31, 2009 the Company’s commitments are $27,219,743 for these loans of which $25,043,623 had been funded. The Company will advance funds once the work has been completed and an independent inspection is made. The maximum loan commitment ranges between 50% to 80% of appraised value. The Company receives fees from the borrowers and the interest rate is generally 2% to 6.75% over the bank prime rate (3.25% as of December 31, 2009). Maturities range between six and twelve months.

In June 2007, the Company completed the sale of the Colonial Funeral Home property to the Utopia Station Development Corp. for $730,242, net of selling costs of $44,758. The Colonial Funeral Home ceased operations in July 2006 and has been inactive since that date. The carrying amount on the Company's financial statements on June 20, 2007 was $148,777. As a result of the sale, including payment of selling expenses, the Company recognized a gain of $581,465. The Company received an initial payment of $15,242, with the remaining amount due of $715,000 to be paid in a lump sum within a year from the date of sale. The gain was included as a part of realized gains on investments and other assets in the Company's condensed consolidated statement of earnings for the year ended December 31, 2007. In September of 2008, the Company foreclosed on the Utopia Development Corp. In October 2008, the Colonial Property was sold to RTTTA, LLC for $650,000 less selling costs of $26,079. The reduction of the 2007 gain by $91,079 was recorded as a loss in 2008.

The Company leases office space and equipment under various non-cancelable agreements, with remaining terms up to five years. Minimum lease payments under these non-cancelable operating leases as of December 31, 2009, are approximately as follows:

Years Ending
December 31
2010	$1,154,000
2011	809,000
2012	372,000
2013	106,000
2014	58,000
Total	$2,499,000

Total rent expense related to non-cancelable operating leases for the years ended December 31, 2009, 2008, and 2007 was approximately $2,134,000, $2,074,000 and $1,957,000, respectively.

SecurityNational Mortgage has entered into loan purchase agreements to originate and sell mortgage loans to unaffiliated warehouse banks. The total amount available to originate loans under these loan purchase agreements at December 31, 2009 was $230,000,000. SecurityNational Mortgage originates the loans and immediately sells them to warehouse banks. As of December 31, 2009, there were $152,559,973 in mortgage loans in which settlements with third party investors were still pending. Generally, when certain mortgage loans are sold to warehouse banks, SecurityNational Mortgage is no longer obligated, except in certain circumstances, to pay the amounts outstanding on the mortgage loans, but is required to pay a fee in the form of interest on a portion of the mortgage loans between the date that the loans are sold to warehouse banks and the date of settlement with third party investors. The terms of the loan purchase agreements are typically for one year, with interest rates on a portion of the mortgage loans ranging from 2.5% to 2.75% over the 30 day Libor rate. SecurityNational Mortgage is in the process of renewing one of its loan purchase agreements that expired on September 30, 2009 for an additional one year term. SecurityNational Mortgage continues to sell mortgage loans to such warehouse bank while negotiating the renewal of the loan purchase agreement. In addition, the Company has been successful in obtaining a loan purchase agreement with another warehouse bank.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

11)        Reinsurance, Commitments and Contingencies (Continued)

In 1998, SecurityNational Mortgage entered into a Loan Purchase Agreement with Lehman Brothers Bank and its wholly owned subsidiary, Aurora Loan Services, LLC. Under the terms of the Loan Purchase Agreement, Lehman Brothers, through its subsidiary, Aurora Loan Services, agreed to purchase mortgage loans from time to time from SecurityNational Mortgage. During 2007, Aurora Loan Services purchased a total of 1,490 mortgage loans in the aggregate amount of $352,774,000 from SecurityNational Mortgage. On January 17, 2008, Aurora Loan Services announced it was suspending all wholesale and correspondent mortgage originations. As a result of this policy change, Aurora Loan Services discontinued purchasing mortgage loans from all mortgage brokers and lenders, including SecurityNational Mortgage.

During 2007, Aurora Loan Services maintained that as part of its quality control efforts it reviewed mortgage loans purchased from SecurityNational Mortgage and determined that certain of the loans contained alleged misrepresentations and early payment defaults. Aurora Loan Services further maintained that these alleged breaches in the purchased mortgage loans provide it with the right to require SecurityNational Mortgage to immediately repurchase the mortgage loans containing the alleged breaches in accordance with the terms of the Loan Purchase Agreement. In order for Lehman Brothers and Aurora Loan Services to refrain from demanding immediate repurchase of the mortgage loans by SecurityNational Mortgage, SecurityNational Mortgage was willing to enter into an agreement to indemnify Lehman Brothers and Aurora Loan Services for any losses incurred in connection with certain mortgage loans with alleged breaches that were purchased from SecurityNational Mortgage.

On December 17, 2007, SecurityNational Mortgage entered into an Indemnification Agreement with Lehman Brothers and Aurora Loan Services. Under the terms of the Indemnification Agreement, SecurityNational Mortgage agrees to indemnify Lehman Brothers and Aurora Loan Services for 75% of all losses that Lehman Brothers and Aurora Loan Services may have as a result of any current or future defaults by mortgagors on 54 mortgage loans that were purchased from SecurityNational Mortgage and listed as an attachment to the Indemnification Agreement. SecurityNational Mortgage is released from any obligation to pay the remaining 25% of such losses. The Indemnification Agreement also requires SecurityNational Mortgage to indemnify Lehman Brothers and Aurora Loan Services for 100% of losses incurred on mortgage loans with alleged breaches that are not listed on the attachment to the agreement.

Concurrently with the execution of the Indemnification Agreement, SecurityNational Mortgage paid $395,000 to Aurora Loan Services as a deposit into a reserve account to secure the obligations of SecurityNational Mortgage under the Indemnification Agreement. This deposit is in addition to a $250,000 deposit that SecurityNational Mortgage made to Aurora Loan Services on December 10, 2007, for a total of $645,000. Losses from mortgage loans with alleged breaches are payable by SecurityNational Mortgage from the reserve account. However, Lehman Brothers and Aurora Loan Services are not to apply any funds from the reserve account to a particular mortgage loan until an actual loss has occurred.

The Indemnification Agreement further provides that SecurityNational Mortgage will be entitled to have held back 25 basis points on any mortgage loans that Aurora Loan Services purchases from SecurityNational Mortgage and to add the amount of the basis point holdbacks to the reserve account. SecurityNational Mortgage agreed to deliver to Aurora Loan Services at least $300,000,000 in mortgage loans on an annual basis or at least $600,000,000 in 24 months. These provisions may not be effective, however, because Aurora Loan Services has discontinued purchasing mortgage loans from SecurityNational Mortgage. SecurityNational Mortgage also agrees to pay to Aurora Loan Services the difference between the reserve account balance and $645,000, but in no event will SecurityNational Mortgage be required to pay any amount into the reserve account that would result in a total contribution, including both the basis point holdbacks and cash payments, in excess of $125,000 for any calendar month.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

11)        Reinsurance, Commitments and Contingencies (Continued)

During 2007 and 2008, SecurityNational Mortgage made $1,730,000 in total payments to Aurora Loan Services pursuant to the Indemnification Agreement. During 2009 SecurityNational Mortgage made payments to Aurora Loan Services of $1,174,082. When SecurityNational Mortgage entered into the Indemnification Agreement, it anticipated using basis point holdbacks from loan production credits toward satisfying the $125,000 monthly obligations. Because Aurora Loan Services discontinued purchasing mortgage loans from SecurityNational Mortgage shortly after the Indemnification Agreement was executed, SecurityNational Mortgage has not had the benefit of using the basis point holdbacks toward payment of the $125,000 monthly obligations.

During 2008 and 2009, funds were paid out of the reserve account to indemnify $2,732,000 in losses from 34 mortgage loans that were among the 54 mortgage loans with alleged breaches which were listed on the attachment to the Indemnification Agreement. The estimated potential losses from the remaining 20 mortgage loans listed on the attachment, which would require indemnification by SecurityNational Mortgage for such losses, is $2,828,000. During 2008 and 2009, the Company recognized losses related to this matter of $1,636,000 and $1,032,000, respectively; however, management cannot fully determine the total losses, if any, nor the rights that the Company may have as a result of Lehman Brothers’ and Aurora Loan Services’ refusal to purchase subsequent loans under the Indemnification Agreement. The Company has estimated and accrued $1,507,000 for losses under the Indemnification Agreement as of December 31, 2009.

There have been assertions in third party purchaser correspondence that SecurityNational Mortgage sold mortgage loans that contained alleged misrepresentations or that experienced early payment defaults, or that were otherwise defective or not in compliance with agreements between SecurityNational Mortgage and the third party investors.  As a result of these claims, certain third party investors,  including Bank of America – Countrywide Home Loans, Inc. and Wells Fargo Funding, Inc., have made demands that SecurityNational Mortgage repurchase certain alleged defective mortgage loans that were sold to such investors or indemnify them against any losses related to such loans.  The Company has been reviewing these demands and has reserved what it believes to be an adequate amount to cover potential losses. Although the Company believes that it has reserved adequate provisions for losses, from an industry wide perspective the number of repurchase demands and the loss per loan have shown sharp increases during the last several months as compared to historical amounts. It is unclear whether such increases represent a trend that will continue in the future.

On November 24, 2009, a complaint was filed in the United States District Court, Eastern District of Missouri, by CitiMortgage, Inc. against SecurityNational Mortgage Company.  The complaint claims that at various times since May 3, 2004 SecurityNational Mortgage sold mortgage loans to CitiMortgage that did not meet requirements under certain agreements between CitiMortgage and SecurityNational Mortgage, the complaint specifically addressing nineteen mortgage loans. The requirements in the agreements that CitiMortgage claims in the complaint were not met by SecurityNational Mortgage are more particularly described in “Item 3. Legal Proceedings” of this Form 10-K.

The complaint further alleges that with respect to the nineteen mortgage loans, SecurityNational Mortgage refused to cure these alleged nonconforming mortgage loans or to repurchase such loans.  Because of SecurityNational Mortgage’s alleged failure to comply with its repurchase obligations in such agreements, the complaint contends that SecurityNational Mortgage owes CitiMortgage in excess of $3,226,000.  The complaint also requests an order requiring SecurityNational Mortgage to perform its obligations under the agreements with CitiMortgage, including to repurchase the defective mortgage loans and indemnify CitiMortgage for its costs and attorneys’ fees in the lawsuit, interest, and such further relief as the court deems just and proper.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

11)        Reinsurance, Commitments and Contingencies (Continued)

SecurityNational Mortgage disputes the claims that CitiMortgage asserts in the complaint.  Prior to filing an answer to the complaint, SecurityNational Mortgage and CitiMortgage engaged in settlement discussions.  As a result of the settlement discussions, a settlement was reached.  The settlement covers the nineteen mortgage loans in the complaint and, in addition, other mortgage loans that CitiMortgage purchased from SecurityNational Mortgage.  On February 15, 2010, SecurityNational Mortgage and CitiMortgage entered into a written Settlement Agreement and Release encompassing the aforesaid settlement. Under the terms of the Settlement Agreement and Release, SecurityNational Mortgage paid a settlement amount to CitiMortgage.  The Company has reserved a sufficient amount to cover the settlement payment in its consolidated financial statements at December 31, 2009.

The Settlement Agreement and Release specifically provides that SecurityNational Mortgage and CitiMortgage fully release each other from any and all claims, liabilities and causes of action that each has or may have had against the other concerning the nineteen mortgage loans identified in the complaint and the other mortgage loans that CitiMortgage purchased from SecurityNational Mortgage prior to the date of the agreement.  The agreement does not extend to any mortgage loans purchased by CitiMortgage after the effective date of the settlement agreement nor to claims by borrowers.

At December 31, 2009, the Company was contingently liable under a standby letter of credit aggregating $369,356, to be used as collateral to cover any contingency related to additional risk assessments pertaining to the Company's self-insurance casualty program. The Company does not expect any material losses to result from the issuance of the standby letter of credit because claims are not expected to exceed premiums paid. Accordingly, the estimated fair value of these instruments is zero.

The Company is self insured for certain casualty insurance, worker compensation and liability programs. Self-Insurance reserves are maintained relative to these programs. The level of exposure from catastrophic events is limited by the purchase of stop-loss and aggregate liability reinsurance coverages. When estimating the self-insurance liabilities and related reserves, management considers a number of factors, which include historical claims experience, demographic factors, severity factors and valuations provided by independent third-party actuaries. Management reviews its assumptions with its independent third-party administrators and actuaries to evaluate whether the self-insurance reserves are adequate. If actual claims or adverse development of loss reserves occurs and exceed these estimates, additional reserves may be required. The estimation process contains uncertainty since management must use judgment to estimate the ultimate cost that will be incurred to settle reported claims and unreported claims for incidents incurred but not reported as of the balance sheet date. At December 31, 2009, $694,738 of reserves was established related to such insurance programs versus $914,365 at December 31, 2008.

On March 5, 2007, the Company received a proposed consent order from the Florida Office of Insurance Regulation concerning the New Success Life Program, the higher education product currently marketed and sold by Southern Security Life and now marketed and sold by Security National Life. The proposed order states that as a result of the investigation the Florida Office of Insurance Regulation has determined that Southern Security Life violated Florida law (i) by knowingly making statements, sales presentations, omissions or comparisons that misrepresented the benefits, advantages, or terms of the New Success Life Program, and (ii) by knowingly making advertisements, announcements, or statements containing representations that were untrue or misleading.

The proposed order would require Security National Life and Southern Security Life to immediately cease and desist from making any false or misleading representations to Florida consumers suggesting that the New Success Life Program would accumulate enough value to pay for college expenses in full. The proposed order would also require Security National Life and Southern Security Life to agree to no longer market or sell the New Success Life Program in the State of Florida. In addition, Security National Life and Southern Security Life would be required to send a written notice to Florida consumers who purchased the New Success Life Program on or after January 1, 1998 stating that the higher education program is a whole life insurance product, with a term and annuity rider, and not a college trust fund, savings plan, or other program, and it may not necessarily pay college expenses in full from the accumulated value.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

11)        Reinsurance, Commitments and Contingencies (Continued)

Moreover, the written notice is to provide an opportunity for the Florida consumers who purchased the New Success Life Program on or after January 1, 1998 to cancel their policy and be given a full refund, including all premiums paid, together with interest at the agreed upon rate in the original contract. If each of the Florida consumers who purchased the New Success Life Program after January 1, 1998 was to cancel his or her policy and receive a refund, the cost to the Company to refund all premiums paid, including interest, would be approximately $8,200,000.

The proposed consent order would also require Security National Life and Southern Security Life to issue refunds including interest to the eleven policyholders whose affidavits were taken in connection with the administrative complaint that the Florida Office of Insurance Regulation had previously filed against Franz Wallace, the former National Sales Director of Southern Security Life. Security National Life and Southern Security Life would additionally be required to issue refunds, including interest, to any Florida policyholder in the New Success Life Program who had filed a complaint with the Florida Department of Financial Services or whose coverage had lapsed. Furthermore, Security National Life and Southern Security Life would be required to notify the state insurance department in each state in which the New Success Life Program is marketed of the order and any complaint that Southern Security Life received relating to the New Success Life Program from policyholders in that state. Finally, Security National Life and Southern Security Life would be required to pay the Florida Office of Insurance Regulation a penalty of $100,000 and administrative costs of $5,000.

The Company disputes the terms of the proposed consent order. The Company is not aware of specific concerns that the Florida Office of Insurance Regulation has with the New Success Life Program because it has received no specific administrative complaint from the Florida Office of Insurance Regulation nor is it aware of any recent market conduct examination that the Florida Office has conducted relative to the program. The Company intends to vigorously oppose the proposed consent order. The Company is currently engaged in discussions with the Florida Office of Insurance Regulation in an effort to settle the dispute concerning the proposed order. If the Company is unable to reach a satisfactory resolution with the Florida Office of Insurance Regulation with respect to the terms of the proposed consent order and the Florida Office of Insurance Regulation issues a similar order, the Company intends to take action necessary to protect its rights and interests, including requesting a hearing before an administrative law judge to oppose the order.

After several months of discussions with the Florida Office of Insurance Regulation concerning the categorization of certain admitted assets, Security National Life received a letter dated June 17, 2009, in which Florida indicated its rejection of Security National Life's position and requested that Security National Life either infuse additional capital or cease writing new business in the State of Florida.  Florida’s decision was based upon excess investments in subsidiaries by Security National Life and Florida’s determination to classify as property acquired and held for the purposes of investment, certain real property that Security National Life acquired in satisfaction of creditor rights and subsequently rented to tenants.  These determinations resulted in Security National Life exceeding certain investment limitations under Florida law and in a corresponding capital and surplus deficiency as of March 31, 2009.  Florida has acknowledged that the deficiency may be cured by the infusion of additional capital in the amount of the excess investments.

Security National Life strongly disagrees with Florida’s interpretation of the Florida statutes, including Florida’s opinion that $21,672,000 of real property that Security National Life acquired in satisfaction of creditor rights as of March 31, 2009 must be included in an investment category that is subject to a limitation of only 5% of admitted assets (which category consists of real estate acquired and held for investment purposes) rather than in the investment category that is subject to a limitation of 15% of admitted assets (which category includes real estate acquired in satisfaction of loans, mortgages, or debts).  In rendering its opinion, Florida did not suggest that the real property assets of Security National Life are not fairly stated. The letter further stated that Security National Life may not resume writing insurance in Florida until such time as it regains full compliance with Florida law and receives written approval from Florida authorizing it to resume writing insurance.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

11)        Reinsurance, Commitments and Contingencies (Continued)

On June 18, 2009, Security National Life responded by letter to Florida and expressed its disagreement with Florida’s interpretation of the Florida statutes but, for practical purposes, agreed, beginning as of June 30, 2009 and continuing until Florida determines that Security National Life has attained full compliance with the Florida statutes, to cease originating new insurance policies in Florida and not to enter into any new reinsurance agreements with any Florida domiciled insurance company.  The State of Utah, Security National Life’s state of domicile, has not determined Security National Life to have a capital and surplus deficiency, nor is Security National Life aware of any state, other than Florida, in which Security National Life is determined to have a capital and surplus deficiency.

During 2008, the annualized premiums for new insurance policies written by Security National Life in Florida were $464,000, or 4.7% of the total amount of $9,901,000 in annualized premiums for new insurance policies written by Security National Life during the same period.  Security National Life is in the process of preparing an application to be submitted to Florida for approval of a Florida only subsidiary for all new insurance business written in Florida.  Security National Life believes that if Florida were to approve a Florida only subsidiary, Security National Life would be able to resume writing new insurance policies in Florida in full compliance with the Florida statutes relating to investments in real estate and subsidiaries.

The Company is a defendant in various other legal actions arising from the normal conduct of business. Management believes that none of the actions will have a material effect on the Company’s financial position or results of operations. Based on management’s assessment and legal counsel’s representations concerning the likelihood of unfavorable outcomes, no amounts have been accrued for the above claims in the consolidated financial statements.

The Company is not a party to any other material legal proceedings outside the ordinary course of business or to any other legal proceedings, which, if adversely determined, would have a material adverse effect on its financial condition or results of operations.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

12)       Retirement Plans

The Company and its subsidiaries have a noncontributory Employee Stock Ownership Plan (ESOP) for all eligible employees. Eligible employees are primarily those with more than one year of service, who work in excess of 1,000 hours per year. Contributions, which may be in cash or stock of the Company, are determined annually by the Board of Directors.

The Company’s contributions are allocated to eligible employees based on the ratio of each eligible employee’s compensation to total compensation for all eligible employees during each year. ESOP contribution expense totaled $-0-, $-0- and $176,061 for 2009, 2008 and 2007, respectively. At December 31, 2009 the ESOP held 606,071 shares of Class A and 1,887,731 shares of Class C common stock of the Company. All shares held by the ESOP have been allocated to the participating employees and all shares held by the ESOP are considered outstanding for purposes of computing earnings per share.

The Company has three 401(k) savings plans covering all eligible employees, as defined above, which includes employer participation in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The plans allow participants to make pretax contributions up to a maximum of $16,500, $15,500 and $15,500 for the years 2009, 2008 and 2007, respectively or the statutory limits.

Beginning January 1, 2008, the Company elected to be a “Safe Harbor” Plan for its matching 401(k) contributions. The Company matched 100% of up to 3% of an employee’s total annual compensation and matched 50% of 4% to 5% of an employee’s annual compensation. The match was in Company Stock. The Company contribution for 2009 and 2008 was $341,360 and $365,925, respectively under the “Safe Harbor” plan.

For the years prior to 2008 the Company matched up to 50% of each employee’s investment in Company stock, up to 1/2 of 1% of the employee’s total annual compensation. The Company’s match was in Company stock and the amount of the match was at the discretion of the Company’s Board of Directors. The Company’s matching 401(k) contributions for 2007 was $10,001. Also, the Company contributed, at the discretion of the Company’s Board of Directors, an Employer Profit Sharing Contribution to the 401(k) savings plan. The Employer Profit Sharing Contribution was divided among three different classes of participants in the plan based upon the participant’s title in the Company. The Company contributions for 2007 was $198,022. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.

In 2001, the Company’s Board of Directors adopted a Deferred Compensation Plan. Under the terms of the Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Board has appointed a Committee of the Company to be the Plan Administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company’s Board of Directors. The Company’s contributions for 2009, 2008 and 2007 were $-0-, $-0- and $133,037, respectively.

The Company has deferred compensation agreements with its Chief Executive Officer and its past Senior Vice President. The deferred compensation is payable on the retirement or death of these individuals either in annual installments over 10 years or in a lump sum settlement, if approved by the Board of Directors. The amount payable is $75,184 per year with cost of living adjustments each anniversary. The compensation agreements also provide that any remaining balance will be payable to their heirs in the event of their death. In addition, the agreements provide that the Company will pay the Group Health coverages for these individuals and/or their spouses. In 2009, the Company decreased its liability for these future obligations by $32,777 and in 2008 increased its liability by $6,030. The current balance as of December 31, 2009 is $694,253.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

12)        Retirement Plans (Continued)

On July 16, 2004, the Company entered into an employment agreement with Scott M. Quist, its President and Chief Operating Officer. The agreement is effective as of December 4, 2003 and has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Quist performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its President, and Chief Operating Officer at not less than his current salary and benefits. The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 on Mr. Quist’s life and a whole life insurance policy in the amount of $500,000 on Mr. Quist’s life. In the event of disability, Mr. Quist’s salary would be continued for up to five years at 75% of its current level.

In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue Mr. Quist’s current compensation and benefits for seven years following the merger or sale. The agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 75% of his then current rate of compensation. However, in the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed $127,290 and $116,400 in fiscal 2009 and 2008, respectively, to cover the present value of anticipated retirement benefits under the employment agreement. The liability accrued is $831,170 and $703,900 as of December 31, 2009 and 2008, respectively.

On December 4, 2003, the Company, through its subsidiary SecurityNational Mortgage Company, entered into an employment agreement with J. Lynn Beckstead, Jr., Vice President of Mortgage Operations and President of SecurityNational Mortgage Company. The agreement has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Beckstead performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Beckstead is to devote his full time to the Company serving as President of SecurityNational Mortgage Company at not less than his current salary and benefits, and to include $350,000 of life insurance protection. In the event of disability, Mr. Beckstead’s salary would be continued for up to five years at 50% of its current level.

In the event of a sale or merger of the Company and Mr. Beckstead is not retained in his current position, the Company would be obligated to continue Mr. Beckstead’s current compensation and benefits for five years following the merger or sale. The agreement further provides that Mr. Beckstead is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 62½) (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to one-half of his then current annual salary. However, in the event that Mr. Beckstead dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed in 2009 and 2008 approximately $52,295 and $46,400, respectively, to cover the present value of the retirement benefit of the agreement. The liability accrued is $415,595 and $363,300, as of December 31, 2009 and 2008, respectively.

13)	Capital Stock

The Company has two classes of common stock with shares outstanding, Class A and Class C. Class C shares vote share for share with the Class A shares on all matters except election of one-third of the directors who are elected solely by the Class A shares, but generally are entitled to a lower dividend participation rate. Class C shares are convertible into Class A shares at any time on a ten to one ratio.

Stockholders of both classes of common stock have received 5% stock dividends in the years 1990 through 2009, as authorized by the Company’s Board of Directors.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

13)         Capital Stock (Continued)

The Company has Class B Common Stock of $1.00 par value, 5,000,000 shares authorized, of which none are issued. Class B shares are non-voting stock except to any proposed amendment to the Articles of Incorporation which would affect Class B Common Stock.

The following table summarizes the activity in shares of capital stock for the three-year period ended December 31, 2009:

	Class A	Class C
Balance at December 31, 2006	7,533,230	7,117,591

Exercise of stock options	(38,487)	1,157,626
Stock dividends	375,413	406,217
Conversion of Class C to Class A	15,073	(150,735)

Balance at December 31, 2007	7,885,229	8,530,699

Exercise of stock options	--	--
Stock dividends	394,677	423,635
Conversion of Class C to Class A	4,203	(42,019)

Balance at December 31, 2008	8,284,109	8,912,315

Exercise of stock options	16,481	--
Stock dividends	415,868	438,776
Conversion of Class C to Class A	13,689	(136,880)
Reinstatement	80	--

Balance at December 31, 2009	8,730,227	9,214,211

Earnings per share amounts have been retroactively adjusted for the effect of annual stock dividends. In accordance with accounting principles generally accepted in the United States of America, the basic and diluted earnings per share amounts were calculated as follows:

	2009	2008	2007
Numerator:
Net earnings	$3,773,880	$574,853	$2,265,396

Denominator:
Denominator for basic earnings
per share-weighted-average shares	8,214,128	8,620,024	8,470,237

Effect of dilutive securities:
Employee stock options	2,255	--	198,824
Dilutive potential common shares	2,255	--	198,824

Denominator for diluted earnings per
share-adjusted weighted-average
shares and assumed conversions	8,216,383	8,620,024	8,669,061

Basic earnings per share	$0.46	$0.07	$0.27
Diluted earnings per share	$0.46	$0.07	$0.26

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

14)          Stock Compensation Plans

The Company has four fixed option plans (the “1993 Plan,” the “2000 Plan”, the “2003 Plan” and the “2006 Plan”). Compensation expense for options issued of $485,986 and $375,046 has been recognized under these plans for 2009 and 2008, respectively, and $20,120 has been recognized for 2007. Deferred tax credit has been recognized related to compensation expense of $165,235, $127,516 and $6,841 for years 2009, 2008 and 2007, respectively.

The weighted-average fair value of each option granted during 2009 under the 2003 Plan and the 2006 Plan, is estimated at $1.55 and $1.70 for the December 4, 2009 options as of the grant date using the Black Scholes Option Pricing Model with the following assumptions: dividend yield of 5%, volatility of 72%, risk-free interest rate of 3.4%, and an expected life of five to ten years.

The weighted-average fair value of each option granted in 2008 under the 2003 Plan and the 2006 Plan, is estimated at $2.15 for the March 31, 2008 options and $1.10 for the December 5, 2008 options as of the grant date using the Black Scholes Option Pricing Model with the following assumptions: dividend yield of 5%, volatility of 63%, risk-free interest rate of 3.4%, and an expected life of five to ten years.

The weighted-average fair value of each option granted in 2007 under the 2003 Plan and the 2006 Plan, is estimated at $2.35 as of the grant date using the Black Scholes Option Pricing Model with the following assumptions: dividend yield of 5%, volatility of 47%, risk-free interest rate of 3.4%, and an expected life of ten years.

The Company generally estimates the expected life of the options based upon the contractual term of the options. Future volatility is estimated based upon the historical volatility of the Company’s Class A common stock over a period equal to the estimated life of the options. Common stock issued upon exercise of stock options are generally new share issuances rather than from treasury shares. Future compensation relating to non-vested stock options at December 31, 2009 is not material.

Description and activity for each Plan is summarized as follows:

The Company had a 1987 Incentive Stock Option Plan that was terminated in 1997 and the last options were cancelled during 2007 as follows:

	Number of
	Class A Shares	Option Price
Outstanding at December 31, 2006	3,664	$2.76

Cancelled	(3,664)

Outstanding at December 31, 2007	--

On June 21, 1993, the Company adopted the Security National Financial Corporation 1993 Stock Incentive Plan (the “1993 Plan”), which reserved 300,000 shares of Class A Common Stock for issuance thereunder. The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

14)       Stock Compensation Plans (Continued)

The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both “incentive stock options,” as defined under Section 422A of the Internal Revenue Code of 1986 (the “Code”), and “non-qualified options” may be granted pursuant to the 1993 Plan. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the Code, including a requirement that the option exercise price be not less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors.

The options were granted to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers and key employees by providing them with an additional incentive to contribute to the success of the Company.

The 1993 Plan is administered by the Board of Directors or by a committee designated by the Board. The options shall be either fully exercisable on the grant date or shall become exercisable thereafter in such installments as the Board or the committee may specify. The 1993 Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. No options may be exercised for a term of more than ten years from the date of grant.

On November 7, 1996, the Company amended the Plan as follows: (i) to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C Common Stock.

On October 14, 1999, the Company amended the 1993 Plan to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 600,000 Class A shares to 1,046,126 Class A shares. The Plan had a term of ten years and was terminated in 2003 and options granted thereunder are non-transferable.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

14)       Stock Compensation Plans (Continued)

Activity of the 1993 Plan is summarized as follows:
	Number of Class A Shares	Option Price
Outstanding at December 31, 2006	280,243	$1.79 - $4.86
Adjustment for the effect of stock dividends	13,891
Exercised --	--
Cancelled	(2,431)

Outstanding at December 31, 2007	291,703	$1.71 - $4.62
Adjustment for the effect of stock dividends	13,466
Exercised	--
Cancelled	(22,402)

Outstanding at December 31, 2008	282,767	$1.62 - $4.40
Adjustment for the effect of stock dividends	13,902
Exercised	--
Cancelled	(4,719)

Outstanding at December 31, 2009	291,950	$1.54 - $4.19

Exercisable at end of year	291,950	$1.54 - $4.19

Available options for future grant
1993 Stock Incentive Plan	--

Weighted average contractual term of options
outstanding at December 31, 2009	2.7 years

Aggregated intrinsic value of options outstanding
at December 31, 2009	$-0-

 On October 16, 2000, the Company adopted the Security National Financial Corporation 2000 Director Stock Option Plan (the “2000 Plan”), which reserved 50,000 shares of Class A Common Stock for issuance thereunder. Effective November 1, 2000, and on each anniversary date thereof during the term of the 2000 Plan, each outside Director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside Director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the 2000 Plan. The options granted to outside Directors shall vest in their entirety on the first anniversary date of the grant.

The primary purposes of the 2000 Plan are to enhance the Company’s ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

The 2000 Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivisions, combination or stock dividend.

The 2000 Plan terminated in 2006 and options granted are non-transferable. Options granted and outstanding under the 2000 Plan include Stock Appreciation Rights which permit the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

14)       Stock Compensation Plans (Continued)

Activity of the 2000 Plan is summarized as follows:

	Number of
	Class A Shares	Option Price
Outstanding at December 31, 2006	17,733	$1.90 - $4.94
Adjustment for the effect of stock dividends	695
Granted	--
Exercised	(3,828)

Outstanding at December 31, 2007	14,600	$2.70 - $4.71

Adjustment for the effect of stock dividends	474
Granted	--
Cancelled	(5,104)

Outstanding at December 31, 2008	9,970	$2.58 - $3.02

Adjustment for the effect of stock dividends	244
Granted	--
Cancelled	(5,110)

Outstanding at December 31, 2009	5,104	$2.45

Exercisable at end of year	5,104	$2.45

Available options for future
grant 2000 Director Plan	-0-

Weighted average contractual term of options
outstanding at December 31, 2009	.83 years

Aggregated intrinsic value of options outstanding
at December 31, 2009	$4,934

On July 11, 2003, the Company adopted the Security National Financial Corporation 2003 Stock Option Plan (the “2003 Plan”), which reserved 500,000 shares of Class A Common Stock and 1,000,000 shares of Class C Common Stock for issuance thereunder. On July 13, 2007, the Company amended the 2003 Plan to authorize an additional 400,000 shares of Class A Common Stock and an additional 1,000,000 shares of Class C common stock to be made available for issuance under the Plan. On July 10, 2009 the Company amended the 2003 Plan to authorize an additional 500,000 shares of Class A common stock and an additional 1,000,000 share of Class C common stock to be made available for issuance under the Plan. The 2003 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

The 2003 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both “incentive stock options”, as defined under Section 422A of the Internal Revenue Code of 1986 (the “Code”) and “non-qualified options” may be granted under the 2003 Plan.

The 2003 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales affected under the 2003 Plan are to be determined by the Board of Directors or its committee. No options may be exercised for a term of more than ten years from the date of the grant.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

14)       Stock Compensation Plans (Continued)

Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the Internal Revenue Code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 2003 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors.

The 2003 Plan has a term of ten years. The Board of Directors may amend or terminate the 2003 Plan at any time, from time to time, subject to approval of certain modifications to the 2003 Plan by the shareholders of the Company as may be required by law or the 2003 Plan.

Activity of the 2003 Plan is summarized as follows:

	Number of	Number of	Option
	Class A Shares	Class C Shares(1)	Price(1)

Outstanding at December 31, 2006	479,296	1,157,625	$2.79 - $3.50
Adjustment for the effect of stock dividends	21,674	--
Granted	--	--
Exercised	(44,650)	(1,157,625)
Cancelled	(1,158)	--

Outstanding at December 31, 2007	455,162	--	$2.66 - $3.33
Adjustment for the effect of stock dividends	41,952	55,538
Granted	389,923	1,110,770
Exercised	--	--
Cancelled	(6,032)	--

Outstanding at December 31, 2008	881,005	1,166,308	$1.43 - $4.03
Adjustment for the effect of stock dividends	47,994	108,316
Granted	206,500	1,000,000
Exercised	(63,814)	--
Cancelled	(63,814)	--

Outstanding at December 31, 2009	1,007,871	2,274,624	$1.36 - $3.84

Exercisable at end of year	791,047	1,224,624	$1.36 - $3.84

Available options for future grant
2003 Stock Incentive Plan	500,150	5

Weighted average contractual term of options
outstanding at December 31, 2009	5.5 years

Aggregated intrinsic value of options
outstanding at December 31, 2009	$777,670

 (1)         Class “C” shares are converted to Class “A” shares on a 10 to 1 ratio. The Option Price is based on Class A Common shares.

Subsequent to December 31, 2009, two officers of the Company exercised 8,269 and 89,340 options, respectively.

On December 7, 2006, the Company adopted the 2006 Director Stock Option Plan (the “Director Plan”) effective December 7, 2006. The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 100,000 shares of Class A Common Stock for issuance thereunder and adjusted for stock dividends if any. The Director Plan provides that each member of the Company’s Board of Directors who is not an employee or paid consultant of the Company automatically is eligible to receive options to purchase the Company’s Class A Common Stock under the Director Plan.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

14)       Stock Compensation Plans (Continued)

Effective as of December 7, 2006, and on each anniversary date thereof during the term of the Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A Common Stock. In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the Director Plan. The options granted to outside directors shall vest in four equal quarterly installments over a one year period from the date of grant, until such shares are fully vested.  The primary purposes of the Director Plan are to enhance the Company’s ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the “Continuing Directors” (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Activity of the 2006 Plan is summarized as follows:

	Number of
	Class A Shares	Option Price
Outstanding at December 31, 2006	4,200	$5.06
Granted	4,000
Adjustment for the effect of stock dividends	410

Outstanding at December 31, 2007	8,610	$3.57 - $4.82
Granted	34,000
Adjustment for the effect of stock dividends	2,131

Outstanding at December 31, 2008	44,741	$1.34 - $4.59

Granted	24,000
Adjustment for the effect of stock dividends	3,437

Outstanding at December 31, 2009	72,178	$1.28 - $4.37

Exercisable at end of year	46,978	$1.28 - $4.37

Available options for future grant
2006 Stock Incentive Plan	49,373

Weighted average contractual term of options
outstanding at December 31, 2009	8.7 years

Aggregated intrinsic value of options
outstanding at December 31, 2009	$51,907

The Company's Board of Directors granted stock options in 2004 to Scott M. Quist, the Company's President and Chief Operating Officer, to purchase up to 1,000,000 shares of Class C common stock at exercise prices of $.323 and $.36 per share. On May 31, 2007, Mr. Quist made a cashless exercise of such options to purchase a total of 1,157,625 shares of Class C common stock that he was entitled to receive, after adjustments for 5% stock dividends issued in 2005, 2006 and 2007.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

14)       Stock Compensation Plans (Continued)

In connection with the exercise of such options on a cashless basis, Mr. Quist delivered and the Company indirectly repurchased a total of 58,376 shares of Class A common stock from Mr. Quist in exchange for all the Class C shares he would be entitled to receive for exercising the options. Inasmuch as there were 6,966,849 shares of Class C common stock outstanding as of May 31, 2007 out of a total of 7,500,000 authorized shares of Class C common stock, the Company could legally issue only 533,151 shares of Class C common stock to Mr. Quist, leaving a balance of 624,474 Class C common shares owing to him.

In order to issue the additional shares of Class C common shares owing to Mr. Quist, the Board of Directors approved on July 13, 2007 an amendment to the Company's Articles of Incorporation to increase the number of Class C common shares from 7,500,000 shares to 15,000,000 shares. Because stockholder approval was also required to amend the Company's Articles of Incorporation, the Company scheduled a special stockholders meeting on September 21, 2007 to approve the amendment to the Articles of Incorporation to increase the number of authorized shares of Class C common stock from 7,500,000 shares to 15,000,000 shares.

On September 21, 2007 the stockholders approved the amendment to the Articles of Incorporation at the special stockholders meeting that increased the number of Class C common shares to 15,000,000 shares, and, as a result, the Company was able to issue Mr. Quist the additional 624,474 shares of Class C common stock that were owed pursuant to his exercise of stock options.

15)        Statutory Surplus from Statutory Reserves

Generally, the net assets of the life insurance subsidiaries available for transfer to the Company are limited to the amounts of the life insurance subsidiaries net assets, as determined in accordance with statutory accounting practices, which were $21,359,342  at December 31, 2009, exceed minimum statutory capital requirements; however, payments of such amounts as dividends are subject to approval by regulatory authorities.

The Utah, Louisiana, Arkansas and Missouri Insurance Departments impose minimum risk-based capital requirements that were developed by the National Association of Insurance Commissioners, (“NAIC”) on insurance enterprises. The formulas for determining the risk-based capital (“RBC”) specify various factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio (the “Ratio”) of the enterprise’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level, as defined by the NAIC. Enterprises below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The life insurance subsidiaries have a combined weighted Ratio that is greater than 250% of the first level of regulatory action.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

16)        Business Segment Information

Description of Products and Services by Segment

The Company has three reportable business segments: life insurance, cemetery and mortuary, and mortgage. The Company’s life insurance segment consists of life insurance premiums and operating expenses from the sale of insurance products sold by the Company’s independent agency force and net investment income derived from investing policyholder and segment surplus funds. The Company’s cemetery and mortuary segment consists of revenues and operating expenses from the sale of at-need cemetery and mortuary merchandise and services at its mortuaries and cemeteries, pre-need sales of cemetery spaces after collection of 10% or more of the purchase price and the net investment income from investing segment surplus funds. The Company’s mortgage loan segment consists of loan originations fee income and expenses from the originations of residential and commercial mortgage loans and interest earned and interest expenses from warehousing pre-sold loans before the funds are received from financial institutional investors.

Measurement of Segment Profit or Loss and Segment Assets

The accounting policies of the reportable segments are the same as those described in the Significant Accounting Principles. Intersegment revenues are recorded at cost plus an agreed upon intercompany profit.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

16)        Business Segment Information (Continued)

Factors Management Used to Identify the Enterprise’s Reportable Segments

The Company’s reportable segments are business units that offer different products and are managed separately due to the different products and the need to report to the various regulatory jurisdictions.

	2009
	Life	Cemetery/		Reconciling
	Insurance	Mortuary	Mortgage	Items	Consolidated
Revenues:
From external sources:
Revenue from customers	$38,413,329	$11,973,676	$144,860,399	$--	$195,247,404
Net investment income	15,040,367	688,406	5,306,386	--	21,035,159
Realized gains on
investments and other assets	897,312	--	--	--	897,312
Other revenues	778,107	174,357	462,216		1,414,680
Intersegment revenues:
Net investment income	5,040,934	1,092,056	216,110	(6,349,100)	--
Total revenues	60,170,049	13,928,495	150,845,111	(6,349,100)	218,594,555
Expenses:
Death and other policy benefits	20,681,268	--	--	--	20,681,268
Increase in future policy benefits	15,238,380	--	--	--	15,238,380
Amortization of deferred policy and preneed acquisition costs and
value of business acquired	6,756,531	403,957	--	--	7,160,488
Depreciation	628,783	780,253	547,179	--	1,956,215
General, administrative and
other costs:
Intersegment	24,000	65,064	236,487	(325,551)	--
Provision for loan losses	--	--	19,547,162	--	19,547,162
Other	16,110,335	11,539,185	116,687,703	--	144,337,223
Interest expense:
Intersegment	764,554	1,019,828	4,239,167	(6,023,549)	--
Other	400,299	247,954	2,677,908	--	3,326,161
Total benefits and expenses	60,604,150	14,056,241	143,935,606	(6,349,100)	212,246,897
Earnings (losses) before income taxes	$(434,101)	$(127,746)	$6,909,505	$--	$6,347,658

Identifiable assets	$435,412,810	$101,357,826	$39,480,787	$(105,674,525)	$470,576,898

Expenditures for long-lived assets	$134,948	$139,259	$462,003	$--	$736,210

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

16)       Business Segment Information (Continued)

	2008
	Life	Cemetery/		Reconciling
	Insurance	Mortuary	Mortgage	Items	Consolidated
Revenues:
From external sources:
Revenue from customers	$35,981,297	$12,725,930	$143,411,459	$--	$192,118,686
Net investment income	15,931,523	953,284	11,218,702	--	28,103,509
Realized gains on
investments and other assets	(1,642,636)	(91,079)	--	--	(1,733,715)
Other revenues	386,354	177,997	451,019		1,015,370
Intersegment revenues:
Net investment income	4,818,907	120,771	358,455	(5,298,133)	--
Total revenues	55,475,445	13,886,903	155,439,635	(5,298,133)	219,503,850
Expenses:
Death and other policy benefits	19,195,170	--	--	--	19,195,170
Increase in future policy benefits	13,709,135	--	--	--	13,709,135
Amortization of deferred policy and preneed acquisition costs and
value of business acquired	5,586,848	423,425	--	--	6,010,273
Depreciation	663,600	863,163	534,539	--	2,061,302
General, administrative and
other costs:
Intersegment	24,000	65,064	257,409	(346,473)	--
Other	17,766,109	12,231,653	140,351,243	--	170,349,005
Interest expense:
Intersegment	279,489	171,057	4,501,114	(4,951,660)	--
Other	191,927	256,728	6,999,799	--	7,448,454
Total benefits and expenses	57,416,278	14,011,090	152,644,104	(5,298,133)	218,773,339
Earnings (losses) before income taxes	$(1,940,833)	$(124,187)	$2,795,531	$--	$730,511

Identifiable assets	$421,550,749	$64,737,730	$26,145,713	$(70,629,667)	$441,804,525

Expenditures for long-lived assets	$308,226	$372,511	$643,112	$--	$1,323,849

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

16)        Business Segment Information (Continued)

	2007
	Life	Cemetery/		Reconciling
Revenues:	Insurance	Mortuary	Mortgage	Items	Consolidated
From external sources:
Revenue from customers	$32,262,837	$13,188,655	$130,472,166	$--	$175,923,658
Net investment income	14,575,311	942,637	16,438,496	--	31,956,444
Realized gains on
investments and other assets	193,109	814,465	--	--	1,007,574
Other revenues	157,670	349,789	352,947	--	860,406
Intersegment revenues:
Net investment income	6,866,489	116,004	472,785	(7,455,278)	--
Total revenues	54,055,416	15,411,550	147,736,394	(7,455,278)	209,748,082
Expenses:
Death and other policy benefits	18,353,228	--	--	--	18,353,228
Increase in future policy benefits	11,389,019	--	--	--	11,389,019
Amortization of deferred policy
and pre-need acquisition costs and value of business acquired	5,195,549	375,250	--	--	5,570,799
Depreciation	715,478	829,196	537,976	--	2,082,650
General, administration and other costs:
Intersegment	24,000	62,869	287,864	(374,733)	--
Other	14,136,583	12,581,767	129,240,135	--	155,958,485
Interest expense:
Intersegment	498,272	172,683	6,409,590	(7,080,545)	--
Other	253,720	280,506	12,736,644	--	13,270,870
Total benefits and expenses	50,565,849	14,302,271	149,212,209	(7,455,278)	206,625,051
Earnings (losses) before income taxes	$3,489,567	$1,109,279	$(1,475,815)	$--	$3,123,031

Identifiable assets	$397,295,306	$61,102,244	$24,181,819	$(64,416,724)	$418,162,645

Expenditures for long-lived assets	$850,270	$1,248,701	$910,308	$--	$3,009,279

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

17)        Related Party Transactions

On November 19, 2007, Security National Life and Scott M. Quist entered into a Use and Buy Sale Agreement to jointly purchase a condominium located in St. George, Utah. Mr. Quist is the Company's President and Chief Operating Officer. The condominium is to be used for the entertainment of Security National Life's executive officers and employees, outside vendors and prospective customers. The purchase price of the condominium, including improvements and furnishings, was $538,962. Mr. Quist paid $286,207 of that amount and Security National Life paid $252,755.

Under the terms of the agreement, Security National Life and Mr. Quist have the right to use the condominium in proportion to their respective contributions towards the purchase price, including furnishings and fixtures. Mr. Quist is responsible for the care and maintenance of the condominium. The payment of taxes, insurance, utilities and homeowners' fees is to be divided between Security National Life and Mr. Quist according to their respective ownership percentages.

Upon the death, disability or retirement of Mr. Quist or his separation from employment with the Company, Mr. Quist or his estate, as the case may be, shall have the right to purchase Security National Life's interest in the condominium at the original purchase price or fair market value, whichever is less. Security National Life's contribution to the purchase price of the condominium was equal to an amount of accrued but unpaid bonuses owed to Mr. Quist, which he agreed to continue to defer for the option that would allow him or his estate to purchase Security National Life's interest in the condominium upon his death, disability or retirement at the lesser of the original purchase price or fair market value.

18)        Disclosure about Fair Value of Financial Instruments

The fair values of investments in fixed maturity and equity securities along with methods used to estimate such values are disclosed in Note 3. The following methods and assumptions were used by the Company in estimating the “fair value” disclosures related to other significant financial instruments:

Cash, Receivables, Short-term Investments, and Restricted Assets of the Cemeteries and Mortuaries: The carrying amounts reported in the accompanying consolidated balance sheet for these financial instruments approximate their fair values.

Mortgage, Policy, Student, and Collateral Loans: The fair values are estimated using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. The carrying amounts reported in the accompanying consolidated balance sheet for these financial instruments approximate their fair values.

Investment Contracts: The fair values for the Company’s liabilities under investment-type insurance contracts are estimated based on the contracts’ cash surrender values.

The fair values for the Company’s insurance contracts other than investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company’s overall management of interest rate risk, such that the Company’s exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

18)        Disclosure about Fair Value of Financial Instruments (Continued)

Generally accepted accounting principles (GAAP) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. GAAP also specifies a fair value hierarchy based upon the observability of inputs used in valuation techniques. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. Fair value measurements are classified under the following hierarchy:

Level 1:     Financial assets and financial liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that we can access.

Level 2:	Financial assets and financial liabilities whose values are based on the following:
a)	Quoted prices for similar assets or liabilities in active markets;
b)	Quoted prices for identical or similar assets or liabilities in non-active markets; or
c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability

Level 3:     Financial assets and financial liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs may reflect our estimates of the assumptions that market participants would use in valuing the financial assets and financial liabilities.
We utilize a combination of third party valuation service providers, brokers, and internal valuation models to determine fair value.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

18)        Disclosure about Fair Value of Financial Instruments (Continued)

The following table summarizes Level 1, 2 and 3 financial assets and financial liabilities measured at fair value on a recurring basis by their classification in the consolidated balance sheet at December 31, 2009.

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets accounted for at fair value on a recurring basis
Investment in securities available for sale	$6,936,137	$6,936,137	$-	$-
Short-term investments	7,144,349	7,144,349	-	-
Restricted assets of cemeteries and mortuaries	1,677,273	1,677,273	-	-
Cemetery perpetual care trust investments	1,104,046	1,104,046	-	-
Derivatives - interest rate lock commitments	1,770,193	-	-	1,770,193
Total assets accounted for at fair value on a recurring basis	$18,631,998	$16,861,805	$-	$1,770,193

Liabilities accounted for at fair value on a recurring basis
Investment type insurance contracts	$(115,763,748)	$-	$-	$(115,763,748)
Derivatives - bank loan interest rate swaps	(101,251)	-	-	(101,251)
- call options	(134,492)			(134,492)
- interest rate lock commitments	(215,481)	-	-	(215,481)
Total liabilities accounted for at fair value on a recurring basis	$(116,214,972)	$-	$-	$(116,214,972)

Following is a summary of changes in the consolidated balance sheet line items measured using level 3 inputs:

	Investment Type Insurance Contracts	Interest Rate Lock Commitments	Bank Loan Interest Rate Swaps	Call Options

Balance - December 31, 2008	$(112,351,916)	$362,231	$(167,483)	$-

Options sold	-	-	-	(613,541)

Total Losses (Gains):

Included in earnings	(3,411,832)	-	-	479,049

Included in other
comprehensive income (loss)	-	1,192,480	66,277	-

Balance - December 31, 2009	$(115,763,748)	$1,554,711	$(101,206)	$(134,492)

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

18)        Disclosure about Fair Value of Financial Instruments (Continued)

The following table summarizes Level 1, 2 and 3 financial assets and financial liabilities measured at fair value on a recurring basis by their classification in the consolidated balance sheet at December 31, 2008.

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets accounted for at fair value on a recurring basis
Investment in securities available for sale	$5,854,237	$5,854,237	$-	$-
Short-term investments	5,282,986	5,282,986	-	-
Restricted assets of cemeteries and mortuaries	1,241,038	1,241,038	-	-
Cemetery perpetual care trust investments	1,840,119	1,840,119	-	-
Derivatives - interest rate lock commitments	2,372,452	-	-	2,372,452
Total assets accounted for at fair value on a recurring basis	$16,590,832	$14,218,380	$-	$2,372,452

Liabilities accounted for at fair value on a recurring basis
Investment type insurance contracts	$(112,351,916)	$-	$-	$(112,351,916)
Derivatives - bank loan interest rate swaps	(167,483)	-	-	(167,483)
- interest rate lock commitments	(2,010,221)	-	-	(2,010,221)
Total liabilities accounted for at fair value on a recurring basis	$(114,529,620)	$-	$-	$(114,529,620)

Following is a summary of changes in the consolidated balance sheet line items measured using level 3 inputs:

	Investment Type Insurance Contracts	Interest Rate Lock Commitments	Bank Loan Interest Rate Swaps

Balance - December 31, 2007	$(106,939,120)	$627,116	$(26,951)

Total Losses:

Included in earnings	(5,412,796)	-	-

Included in other
comprehensive income	-	(264,885)	(140,532)

Balance - December 31, 2008	$(112,351,916)	$362,231	$(167,483)

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

18)        Disclosure about Fair Value of Financial Instruments (Continued)

The items shown under Level 1 are valued as follows:

On a quarterly basis, the Company reviews its available-for-sale fixed investment securities related to corporate securities and other public utilities, consisting of bonds and preferred stocks that are in a loss position. The review involves an analysis of the securities in relation to historical values, and projected earnings and revenue growth rates. Based on the analysis, a determination is made whether a security will likely recover from the loss position within a reasonable period of time. If it is unlikely that the investment will recover from the loss position, the loss is considered to be other than temporary, the security is written down to the impaired value and an impairment loss is recognized.

On a quarterly basis, the Company reviews its investment in industrial, miscellaneous and all other equity securities that are in a loss position. The review involves an analysis of the securities in relation to historical values, price earnings ratios, projected earnings and revenue growth rates. Based on the analysis, a determination is made whether a security will likely recover from the loss position within a reasonable period of time. If it is unlikely that the investment will recover from the loss position, the loss is considered to be other than temporary, the security is written down to the impaired value and an impairment loss is recognized.

The items shown under Level 3 are valued as follows:

Investment type insurance contracts. Future policy benefit reserves for interest-sensitive insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances. Interest crediting rates for interest-sensitive insurance products ranged from 4% to 6.5%.

Interest rate lock commitments. The Company’s mortgage banking activities enters into interest rate lock commitments with potential borrowers and forward commitments to sell loans to third-party investors. The Company also implements a hedging strategy for these transactions. A mortgage loan commitment binds the Company to lend funds to a qualified borrower at a specified interest rate and within a specified period of time, generally up to 30 days after inception of the mortgage loan commitment. Mortgage loan commitments are defined to be derivatives under generally accepted accounting principles and are recognized at fair value on the consolidated balance sheet with changes in their fair values recorded as part of other comprehensive income from mortgage banking operations.

Bank loan interest rate swaps. Management considers the interest rate swap instruments to be an effective cash flow hedge against the variable interest rate on bank borrowings since the interest rate swap mirrors the term of the note payable and expires on the maturity date of the bank loan it hedges. The interest rate swaps are a derivative financial instruments carried at its fair value. The fair value of the interest rate swap was derived from a proprietary model of the bank from whom the interest rate swap was purchased and to whom the note is payable.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

19)        Accumulated Other Comprehensive Income

The following summarizes the changes in accumulated other comprehensive income:

	December 31,
	2009	2008	2007

Unrealized gains (losses) on available
for-sale securities	$(275,211)	$(4,125,253)	$245,447
Reclassification adjustment for net realized
gains in net income	660,354	759,870	175,130
Net unrealized gains (losses) before taxes	385,143	(3,365,383)	420,577
Tax (expense) benefit	(39,697)	490,790	(57,046)
Net	345,446	(2,874,593)	363,531
Potential unrealized gains (losses) for
derivative bank loans (interest rate swaps)
before taxes	66,277	(140,577)	(160,021)
Tax (expense) benefit	(22,534)	47,804	54,407
Net	43,743	(92,773)	(105,614)
Potential unrealized gains (losses) for derivative
mortgage loans before taxes	1,192,481	(264,885)	(582,425)
Tax (expense) benefit	(405,444)	90,061	198,024
Net	787,037	(174,824)	(384,401)
Other items:
Company stock held in escrow transferred
to treasury stock	-	1,982,620	-
Other	-	(20,120)	20,120
	-	1,962,500	20,120
Other comprehensive income	$1,139,075	$(1,179,690)	$(106,364)

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

19)         Accumulated Other Comprehensive Income (Continued)

The following is the accumulated balances of other comprehensive income as of December 31, 2009:

	Beginning Balance December 31, 2008	Change for the period	Ending Balance December 31, 2009

Unrealized net gains on available-
for-sale securities and trust investments	$288,583	$345,446	$634,029
Unrealized gains on derivative
mortgage loans	239,072	787,037	1,026,109
Unrealized gains ( losses)
on derivative bank
loan interest rate swaps	(110,554)	43,743	(66,811)
Other comprehensive income	$417,101	$1,176,226	$1,593,327

The following is the accumulated balances of other comprehensive income as of December 31, 2008:

	Beginning Balance December 31, 2007	Change for the period	Ending Balance December 31, 2008

Unrealized net gains on available-
for-sale securities and trust investments	$3,163,176	$(2,874,593)	$288,583
Unrealized gains on derivative
mortgage loans	413,896	(174,824)	239,072
Unrealized gains ( losses)
on derivative bank
loan interest rate swaps	(17,781)	(92,773)	(110,554)
Other comprehensive income	3,559,291	(3,142,190)	417,101

Other items:
Acquisitions of company stock
held in escrow	(1,982,620)	1,982,620	--
Other	20,120	(20,120)	--
Total other comprehensive income
and other items	$1,596,791	$(1,179,690)	$417,101

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

19)         Accumulated Other Comprehensive Income (Continued)

The following is the accumulated balances of other comprehensive income as of December 31, 2007:

	Beginning Balance December 31, 2006	Change for the period	Ending Balance December 31, 2007

Unrealized gains on available-
for-sale securities	$2,799,645	$363,531	$3,163,176
Unrealized gains on derivative
mortgage loans	798,297	(384,401)	413,896
Unrealized gains ( losses)
on derivative bank
loan interest rate swaps	87,833	(105,614)	(17,781)
Other comprehensive income	3,685,775	(126,484)	3,559,291

Other items:
Acquisitions of company stock
held in escrow	(1,982,620)	20,120	(1,962,500)
Total other comprehensive income
and other items	$1,703,155	$(106,364)	$1,596,791

During the year ended December 31, 2008, the Company reclassified $1,982,620 of cost on 557,949 shares of Class A common stock held in escrow by the Company’s law firm from accumulated other comprehensive income to treasury stock.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

20)	Derivative Commitments

The Company is exposed to price risk due to the potential impact of changes in interest rates on the values of mortgage loan commitments from the time a derivative loan commitment is made to an applicant to the time the loan that would result from the exercise of that loan commitment is funded. Managing price risk is complicated by the fact that the ultimate percentage of derivative loan commitments that will be exercised (i.e., the number of loan commitments that will be funded) fluctuates. The probability that a loan will not be funded within the terms of the commitment is driven by a number of factors, particularly the change, if any, in mortgage rates following the inception of the interest rate lock. However, many borrowers continue to exercise derivative loan commitments even when interest rates have fallen.

In general, the probability of funding increases if mortgage rates rise and decreases if mortgage rates fall. This is due primarily to the relative attractiveness of current mortgage rates compared to the applicant’s committed rate. The probability that a loan will not be funded within the terms of the mortgage loan commitment also is influenced by the source of the applications (retail, broker or correspondent channels), proximity to rate lock expiration, purpose for the loan (purchase or refinance) product type and the application approval status. The Company has developed fallout estimates using historical data that take into account all of the variables, as well as renegotiations of rate and point commitments that tend to occur when mortgage rates fall. These fallout estimates are used to estimate the number of loans that the Company expects to be funded within the terms of the mortgage loan commitments and are updated periodically to reflect the most current data.

The Company estimates the fair value of a mortgage loan commitment based on the change in estimated fair value of the underlying mortgage loan and the probability that the mortgage loan will fund within the terms of the commitment. The change in fair value of the underlying mortgage loan is measured from the date the mortgage loan commitment is issued. Therefore, at the time of issuance, the estimated fair value is zero. Following issuance, the value of a mortgage loan commitment can be either positive or negative depending upon the change in value of the underlying mortgage loans. Fallout rates derived from the Company’s recent historical empirical data are used to estimate the quantity of mortgage loans that will fund within the terms of the commitments.

The Company utilizes various derivative instruments to economically hedge the price risk associated with its outstanding mortgage loan commitments. A forward loan sales commitment protects the Company from losses on sales of the loans arising from exercise of the loan commitments by securing the ultimate sales price and delivery date of the loans. Management expects these derivatives will experience changes in fair value opposite to changes in fair value of the derivative loan commitments, thereby reducing earnings volatility related to the recognition in earnings of changes in the values of the commitments.

The Company has adopted a strategy of selling “out of the money” call options on its available for sale equity securities as a source of revenue.  The options give the purchaser the right to buy from the Company specified equity securities at a set price up to a pre-determined date in the future.  The Company receives an immediate payment of cash for the value of the option and establishes a liability for the market value of the option.  The liability for call options is adjusted to market value at each reporting date. The market value of outstanding call options as of December 31, 2009 was $134,492.  In the event an option is exercised, the Company recognizes a gain on the sale of the equity security and a gain from the sale of the option.  If the option expires unexercised, the Company recognizes a gain from the sale of the option and retains the underlying equity security.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

20)        Derivative Commitments (Continued)

The following table shows the fair value of derivatives as of December 31, 2009 and December 31, 2008.

	Fair Value of Derivative Instruments
	Asset Derivatives				Liability Derivatives
	December 31, 2009		December 31, 2008		December 31, 2009		December 31, 2008
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Interest rate lock and forward sales commitments	other assets	$1,770,193	other assets	$2,372,452	Other liabilities	$215,481	Other liabilities	$2,010,221
Call Options	--	--	--	--	Other liabilities	134,492	Other liabilities	--
Interest rate swaps	--	--	--	--	Bank loans payable	101,206	Bank loans payable	167,483
Total		$1,770,193		$2,372,452		$451,179		$2,177,704

The following table shows the gain (loss) on derivatives for the periods presented. There were no gains or losses reclassified from accumulated other comprehensive income (OCI) into income or gains or losses recognized in income on derivatives ineffective portion or any amounts excluded from effective testing.

	Gross Amount Gain (Loss) Recognized in OCI
	Years ended December 31,
Derivative - Cash Flow Hedging Relationships:	2009	2008	2007
Interest Rate Lock Commitments	$1,192,481	$(264,885)	$(582,425)
Interest Rate Swaps	66,277	(140,577)	(160,021)
Call Options	(42,999)	-	-
Total	$1,215,759	$(405,462)	$(742,446)

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2009, 2008, and 2007

21)        Quarterly Financial Data (Unaudited)

	2009
	Three Months Ended
	March 31	June 30	September 30	December 31
Revenues	$59,492,097	$58,009,932	$48,654,667	$52,437,859
Benefits and expenses	54,552,194	53,525,563	48,588,181	55,580,959
Earnings before income taxes	4,939,903	4,484,369	66,486	(3,143,100)
Income tax expense	1,706,893	1,393,980	3,437	(530,532)
Net earnings	3,233,010	3,090,389	63,049	(2,612,568)
Net earnings per common share	$0.40	$0.38	$0.01	$(0.33)
Net earnings per common share
assuming dilution	$0.40	$0.38	$0.01	$(0.33)

	2008
	Three Months Ended
	March 31	June 30	September 30	December 31
Revenues	$53,221,500	$60,402,195	$53,083,935	$52,796,220
Benefits and expenses	51,276,565	57,314,947	53,812,100	56,369,727
Earnings before income taxes	1,944,935	3,087,248	(728,165)	(3,573,507)
Income tax expense	569,479	986,615	39,877	(1,440,313)
Net earnings	1,375,456	2,100,633	(768,042)	(2,133,194)
Net earnings per common share	$0.17	$0.26	$(0.09)	$(0.27)
Net earnings per common share
assuming dilution	$0.17	$0.26	$(0.09)	$(0.27)

	2007
	Three Months Ended
	March 31	June 30	September 30	December 31
Revenues	$49,046,152	$54,315,888	$51,663,941	$54,722,101
Benefits and expenses	47,988,774	52,956,038	52,801,454	52,878,785
Earnings before income taxes	1,057,378	1,359,850	(1,137,513)	1,843,316
Income tax expense	312,837	328,822	(475,069)	691,045
Net earnings	744,541	1,031,028	(662,444)	1,152,271
Net earnings per common share	$0.09	$0.13	$(0.08)	$0.13
Net earnings per common share
assuming dilution	$0.09	$0.12	$(0.08)	$0.13

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Selected Financial Data

The following selected financial data is for each of the five years ended December 31, 2009, and is derived from the audited consolidated financial statements. The data as of December 31, 2009 and 2008, and for the three years ended December 31, 2009, should be read in conjunction with the consolidated financial statements, related notes and other financial information.

Consolidated Statement of Earnings Data:

	2009	2008(1)	2007(2)	2006(3)	2005
Revenue
Premiums	$38,413,000	$35,981,000	$32,263,000	$30,776,000	$27,170,000
Net investment income	21,035,000	28,104,000	31,956,000	23,246,000	19,387,000
Net mortuary and cemetery sales	11,974,000	12,726,000	13,189,000	12,123,000	10,839,000
Realized (losses) gains on investments	897,000	(1,734,000)	1,008,000	891,000	74,000
Mortgage fee income	144,861,000	143,412,000	130,472,000	85,113,000	71,859,000
Other	1,415,000	1,015,000	860,000	381,000	621,000
Total revenue	218,595,000	219,504,000	209,748,000	152,530,000	129,950,000

Expenses
Policyholder benefits	35,920,000	32,904,000	29,742,000	27,319,000	24,477,000
Amortization of deferred
policy acquisition costs	7,161,000	6,010,000	5,571,000	4,125,000	3,031,000
Selling, general and administrative expenses	163,491,000	169,973,000	155,504,000	105,728,000	90,690,000
Interest expense	3,326,000	7,449,000	13,271,000	6,141,000	4,921,000
Cost of goods and services of
the mortuaries and cemeteries	2,349,000	2,437,000	2,537,000	2,322,000	2,103,000
Total benefits and expenses	212,247,000	218,773,000	206,625,000	145,635,000	125,222,000
Income before income tax expense	6,348,000	731,000	3,123,000	6,895,000	4,728,000
Income tax expense	(2,574,000)	(156,000)	(858,000)	(1,771,000)	(1,240,000)
Net earnings	$3,774,000	$575,000	$2,265,000	$5,124,000	$3,488,000

Net earnings per common share (4)	$0.46	$0.07	$0.27	$0.62	$0.43
Weighted average outstanding
common shares (4)	8,214,000	8,620,000	8,470,000	8,268,000	8,194,000
Net earnings per common
share-assuming dilution (4)	$0.46	$0.07	$0.26	$0.61	$0.42
Weighted average outstanding
common shares-assuming dilution (4)	8,216,000	8,620,000	8,669,000	8,443,000	8,229,000

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Selected Financial Data

Balance Sheet Data:

	December 31,
	2009	2008(1)	2007(2)	2006	2005(3)
Assets
Investments and restricted assets	$302,083,000	$308,310,000	$257,410,000	$222,683,000	$211,249,000
Cash	39,464,000	19,914,000	5,203,000	10,377,000	16,633,000
Receivables	50,143,000	33,021,000	80,445,000	74,695,000	61,787,000
Other assets	78,887,000	80,560,000	75,105,000	69,640,000	69,976,000
Total assets	$470,577,000	$441,805,000	$418,163,000	$377,395,000	$359,645,000

Liabilities
Policyholder benefits	$341,124,000	$330,533,000	$301,064,000	$272,923,000	$263,981,000
Notes & contracts payable	8,940,000	6,640,000	13,372,000	7,671,000	10,273,000
Cemetery & mortuary liabilities	13,382,000	13,467,000	12,643,000	11,534,000	10,829,000
Cemetery perpetual care obligation	2,756,000	2,648,000	2,474,000	2,278,000	2,173,000
Other liabilities	44,570,000	34,605,000	32,826,000	30,018,000	26,691,000
Total liabilities	410,772,000	387,893,000	362,379,000	324,424,000	313,947,000

Stockholders’ equity	59,805,000	53,912,000	55,784,000	52,971,000	45,698,000
Total liabilities and
stockholders’ equity	$470,577,000	$441,805,000	$418,163,000	$377,395,000	$359,645,000

(1)	Includes the purchase of Southern Security Life Insurance Company, effective December 18, 2008.
(2)	Includes the purchase of C & J Financial on July 16, 2007 and the purchase of Capital Reserve Life Insurance Company on December 17, 2007.
(3)	Includes the purchase of Memorial Insurance Company of America on December 29, 2005.
(4)	Earnings per share amounts have been adjusted retroactively for the effect of annual stock dividends.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Company’s operations over the last several years generally reflect three trends or events which the Company expects to continue: (i) increased attention to “niche” insurance products, such as the Company’s funeral plan policies and traditional whole life products; (ii) emphasis on cemetery and mortuary business; and (iii) capitalizing on low interest rates by originating and refinancing mortgage loans.

Over fifty percent of revenues and expenses of the Company are through its wholly owned subsidiary SecurityNational Mortgage. SecurityNational Mortgage is a mortgage lender incorporated under the laws of the State of Utah. SecurityNational Mortgage is approved and regulated by the Federal Housing Administration (FHA), a department of the U.S. Department of Housing and Urban Development (HUD), to originate mortgage loans that qualify for government insurance in the event of default by the borrower. SecurityNational Mortgage obtains loans primarily from its retail offices and independent brokers. SecurityNational Mortgage funds the loans from internal cash flows and loan purchase agreements with unaffiliated financial institutions. SecurityNational Mortgage receives fees from the borrowers and other secondary fees from third party investors that purchase its loans. SecurityNational Mortgage sells its loans to third party investors and does not retain servicing of these loans. SecurityNational Mortgage pays the brokers and retail loan officers a commission for loans that are brokered through SecurityNational Mortgage. For the twelve months ended December 31, 2009, 2008, and 2007, SecurityNational Mortgage originated and sold 17,797 loans ($3,243,734,000 total volume), 19,321 loans ($3,680,015,000 total volume), and 20,656 loans ($3,852,801,000 total volume), respectively.

SecurityNational Mortgage has entered into loan purchase agreements to originate and sell mortgage loans to unaffiliated warehouse banks. The total amount available to originate loans under these loan purchase agreements at December 31, 2009 was $230,000,000. SecurityNational Mortgage originates the loans and immediately sells them to warehouse banks. As of December 31, 2009, there were $152,560,000 in mortgage loans in which settlements with third party investors were still pending. Generally, when  mortgage loans are sold to warehouse banks, SecurityNational Mortgage is no longer obligated, except in certain circumstances, to pay the amounts outstanding on the mortgage loans, but is required to pay a fee in the form of interest on a portion of the mortgage loans between the date that the loans are sold to warehouse banks and the date of settlement with third party investors. The terms of the loan purchase agreements are typically for one year, with interest rates on a portion of the mortgage loans ranging from 2.5% to 2.75% over the 30 day Libor rate. SecurityNational Mortgage is in the process of renewing one of its loan purchase agreements that expired on September 30, 2009 for an additional one year term. SecurityNational Mortgage continues to sell mortgage loans to such warehouse bank while negotiating the renewal of the loan purchase agreement. In addition, the Company has been successful in obtaining a loan purchase agreement with another warehouse bank.

Mortgage fee income consists of origination fees, processing fees and certain other income related to the origination and sale of mortgage loans. For mortgage loans sold to third party investors, mortgage fee income and related expenses are recognized pursuant to generally accepted accounting principles at the time the sales of mortgage loans meet the sales criteria for the transfer of financial assets which are: (i) the transferred assets have been isolated from the Company and its creditors, (ii) the transferee has the right to pledge or exchange the mortgage, and (iii) the Company does not maintain effective control over the transferred mortgage. The Company must determine that all three criteria are met at the time a loan is funded. All rights and title to the mortgage loans are assigned to unrelated financial institution investors, including any investor commitments for these loans, prior to warehouse banks purchasing the loans under the purchase commitments.

The Company, through SecurityNational Mortgage, sells all mortgage loans to third party investors without recourse. However, it may be required to repurchase a loan or pay a fee instead of repurchase under certain events such as the following:

•	Failure to deliver original documents specified by the investor.
•	The existence of misrepresentation or fraud in the origination of the loan.
•	The loan becomes delinquent due to nonpayment during the first several months after it is sold.
•	Early pay-off of a loan, as defined by the agreements.
•	Excessive time to settle a loan.
•	Investor declines purchase.
•	Discontinued product and expired commitment.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Loan purchase commitments generally specify a date 30 to 45 days after delivery upon which the underlying loans should be settled. Depending on market conditions, these commitment settlement dates can be extended at a cost to the Company. Generally, a ten day extension will cost .125% (12.5 basis points) of the loan amount. The Company’s historical data shows that 99% of all loans originated by SecurityNational Mortgage are generally settled by the investors as agreed within 16 days after delivery. There are situations, however, when the Company determines that it is unable to enforce the settlement of loans rejected by the third-party investors and that it is in its best interest to repurchase those loans from the warehouse banks. It is the Company's policy to cure any documentation problems with respect to such loans at a minimal cost for up to a six-month time period and to pursue efforts to enforce loan purchase commitments from third-party investors concerning the loans. The Company believes that six months allows adequate time to remedy any documentation issues, to enforce purchase commitments, and to exhaust other alternatives. Remedy methods include, but are not limited to:

•	Research reasons for rejection.
•	Provide additional documents.
•	Request investor exceptions.
•	Appeal rejection decision to purchase committee.
•	Commit to secondary investors.
Once purchase commitments have expired and other alternatives to remedy are exhausted, which could be earlier than the six month time period, the loans are repurchased and transferred to the long term investment portfolio at the lower of cost or market value and previously recorded sales revenue is reversed. Any loan that later becomes delinquent is evaluated by the Company at that time and any impairment is adjusted accordingly.

Determining lower of cost or market: Cost is equal to the amount paid to the warehouse bank and the amount originally funded by the Company. Market value is often difficult to determine, but is based on the following:

•	For loans that have an active market, the Company uses the market price on the repurchased date.
•	For loans where there is no market but there is a similar product, the Company uses the market value for the similar product on the repurchased date.
•
For loans where no active market exists on the repurchased date, the Company determines that the unpaid principal balance best approximates the market value on the repurchased date, after considering the fair value of the underlying real estate collateral and estimated future cash flows.

The appraised value of the real estate underlying the original mortgage loan adds significance to the Company’s determination of fair value because, if the loan becomes delinquent, the Company has sufficient value to collect the unpaid principal balance or the carrying value of the loan. In determining the market value on the date of repurchase, the Company considers the total value of all of the loans because any sale of loans would be made as a pool.

For mortgages originated and held for investment, mortgage fee income and related expenses are recognized when the loan is originated.

The mortgage industry is still experiencing substantial change due to higher than expected delinquencies from subprime loans. The market for new subprime loans has been substantially reduced and several mortgage companies whose primary product was subprime mortgage originations have ceased operations. The Company funded $5,505,000 (0.14% of its production) in subprime loans during the twelve months ending December 31, 2007 and eliminated subprime loans from its product offerings in August 2007. The Company believes that its potential losses from subprime loans are minimal.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

The industry problem with subprime mortgages has created a volatile secondary market for other products, especially alternative documentation (Alt A) loans. Alt A loans are typically offered to qualified borrowers who have relatively high credit scores but are not required to provide full documentation to support personal income and assets owned. Alt A loans can have a loan to value ratio as high as 100%. As a result of these changes, the Company discontinued offering these loans in September 2007.

As a result of the volatile secondary market for mortgage loans, the Company sold mortgage loans in 2007 and 2008 to certain third party investors that experienced financial difficulties and were not able to settle the loans. The total amount of such loans was $52,556,000, of which $36,499,000 were loans in which the secondary market no longer existed. Due to these changes in circumstances, the Company regained control of the mortgages and, in accordance with generally accepted accounting principles, accounted for the loans retained in the same manner as a purchase of assets from the former transferee(s) in exchange for liabilities assumed. At the time of repurchase, the loans were determined to be held for investment purposes, and the fair value of the loans was determined to approximate the unpaid principal balances adjusted for chargeoffs, the related allowance for loan losses, and net deferred fees or costs on originated loans. The 2008 and 2009 financial statements reflect the transfer of mortgage loans from “Mortgage Loans Sold to Investors” to “Mortgage Loans on Real Estate”. The loan sale revenue recorded on the sale of the mortgage loans was reversed on the date the loans were repurchased.

As a standard in the industry, the Company received payments on the mortgage loans during the time period between the sale date and settlement or repurchase date. During this period the Company services these loans through Security National Life, its life insurance subsidiary.

As of December 31, 2009, the Company’s long term mortgage loan portfolio contained mortgage loans of $19,538,000 in unpaid principal with delinquencies more than 90 days. Of this amount, $12,108,000 in mortgage loans were in foreclosure proceedings. The Company has not received or recognized any interest income on the $19,538,000 in mortgage loans with delinquencies more than 90 days. During the twelve months ended December 31, 2009 and 2008, the Company increased its allowance for mortgage losses by $3,166,000 and $4,339,000, respectively, which was charged to loan loss expense and included in selling, general and administrative expenses for the period. The allowance for mortgage loan losses as of December 31, 2009 and 2008 was $6,809,000 and $4,780,000, respectively.

Also at December 31, 2009, the Company has foreclosed on a total of $44,251,000 in long term mortgage loans, of which $24,441,000 in loans were foreclosed on and reclassified as real estate during 2009. The Company carries the foreclosed properties in Security National Life, Memorial Estates, and SecurityNational Mortgage, its life, cemeteries and mortuaries, and mortgage subsidiaries, and will rent the properties until it is deemed desirable to sell them.

In 1998, SecurityNational Mortgage entered into a Loan Purchase Agreement with Lehman Brothers Bank and its wholly owned subsidiary, Aurora Loan Services, LLC. Under the terms of the Loan Purchase Agreement, Lehman Brothers, through its subsidiary, Aurora Loan Services, agreed to purchase mortgage loans from time to time from SecurityNational Mortgage. During 2007, Aurora Loan Services purchased a total of 1,490 mortgage loans in the aggregate amount of $352,774,000 from SecurityNational Mortgage. On January 17, 2008, Aurora Loan Services announced it was suspending all wholesale and correspondent mortgage originations. As a result of this policy change, Aurora Loan Services discontinued purchasing mortgage loans from all mortgage brokers and lenders, including SecurityNational Mortgage.

During 2007, Aurora Loan Services maintained that as part of its quality control efforts it reviewed mortgage loans purchased from SecurityNational Mortgage and determined that certain of the loans contained alleged misrepresentations and early payment defaults. Aurora Loan Services further maintained that these alleged breaches in the purchased mortgage loans provide it with the right to require SecurityNational Mortgage to immediately repurchase the mortgage loans containing the alleged breaches in accordance with the terms of the Loan Purchase Agreement. In order for Lehman Brothers and Aurora Loan Services to refrain from demanding immediate repurchase of the mortgage loans by SecurityNational Mortgage, SecurityNational Mortgage was willing to enter into an agreement to indemnify Lehman Brothers and Aurora Loan Services for any losses incurred in connection with certain mortgage loans with alleged breaches that were purchased from SecurityNational Mortgage.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

On December 17, 2007, SecurityNational Mortgage entered into an Indemnification Agreement with Lehman Brothers and Aurora Loan Services. Under the terms of the Indemnification Agreement, SecurityNational Mortgage agrees to indemnify Lehman Brothers and Aurora Loan Services for 75% of all losses that Lehman Brothers and Aurora Loan Services may have as a result of any current or future defaults by mortgagors on 54 mortgage loans that were purchased from SecurityNational Mortgage and listed as an attachment to the Indemnification Agreement. SecurityNational Mortgage is released from any obligation to pay the remaining 25% of such losses. The Indemnification Agreement also requires SecurityNational Mortgage to indemnify Lehman Brothers and Aurora Loan Services for 100% of losses incurred on mortgage loans with alleged breaches that are not listed on the attachment to the agreement.

Concurrently with the execution of the Indemnification Agreement, SecurityNational Mortgage paid $395,000 to Aurora Loan Services as a deposit into a reserve account to secure the obligations of SecurityNational Mortgage under the Indemnification Agreement. This deposit is in addition to a $250,000 deposit that SecurityNational Mortgage made to Aurora Loan Services on December 10, 2007, for a total of $645,000. Losses from mortgage loans with alleged breaches are payable by SecurityNational Mortgage from the reserve account. However, Lehman Brothers and Aurora Loan Services are not to apply any funds from the reserve account to a particular mortgage loan until an actual loss has occurred.

The Indemnification Agreement further provides that SecurityNational Mortgage will be entitled to have held back 25 basis points on any mortgage loans that Aurora Loan Services purchases from SecurityNational Mortgage and to add the amount of the basis point holdbacks to the reserve account. SecurityNational Mortgage agreed to deliver to Aurora Loan Services at least $300,000,000 in mortgage loans on an annual basis or at least $600,000,000 in 24 months. These provisions may not be effective, however, because Aurora Loan Services has discontinued purchasing mortgage loans from SecurityNational Mortgage. SecurityNational Mortgage also agrees to pay to Aurora Loan Services the difference between the reserve account balance and $645,000, but in no event will SecurityNational Mortgage be required to pay any amount into the reserve account that would result in a total contribution, including both the basis point holdbacks and cash payments, in excess of $125,000 for any calendar month.

During 2007 and 2008, SecurityNational Mortgage made $1,730,000 in total payments to Aurora Loan Services pursuant to the Indemnification Agreement. During 2009, SecurityNational Mortgage made payments to Aurora Loan Services of $1,174,000.When SecurityNational Mortgage entered into the Indemnification Agreement, it anticipated using basis point holdbacks from loan production credits toward satisfying the $125,000 monthly obligations. Because Aurora Loan Services discontinued purchasing mortgage loans from SecurityNational Mortgage shortly after the Indemnification Agreement was executed, SecurityNational Mortgage has not had the benefit of using the basis point holdbacks toward payment of the $125,000 monthly obligations.

During 2008 and 2009, funds were paid out of the reserve account to indemnify $2,732,000 in losses from 34 mortgage loans that were among the 54 mortgage loans with alleged breaches which were listed on the attachment to the Indemnification Agreement. The estimated potential losses from the remaining 20 mortgage loans listed on the attachment, which would require indemnification by SecurityNational Mortgage for such losses, is $2,828,000. During 2008 and 2009, the Company recognized losses related to this matter of $1,636,000 and $1,032,000, respectively; however, management cannot fully determine the total losses, if any, nor the rights that the Company may have as a result of Lehman Brothers’ and Aurora Loan Services’ refusal to purchase subsequent loans under the Indemnification Agreement. The Company has estimated and accrued $1,507,000 for losses under the Indemnification Agreement as of December 31, 2009.

There have been assertions in third party purchaser correspondence that SecurityNational Mortgage sold mortgage loans that contained alleged misrepresentations or that experienced early payment defaults, or that were otherwise defective or not in compliance with agreements between SecurityNational Mortgage and the third party investors.  As a result of these claims, certain third party investors, including Bank of America – Countrywide Home Loans, Inc. and Wells Fargo Funding, Inc., have made demands that SecurityNational Mortgage repurchase certain alleged defective mortgage loans that were sold to such investors or indemnify them against any losses related to such loans.  The Company has been reviewing these demands and has reserved what it believes to be an adequate amount to cover potential losses. Although the Company believes that it has reserved adequate provisions for losses, from an industry wide perspective the number of repurchase demands and the loss per loan have shown sharp increases during the last several months as compared to historical amounts. It is unclear whether such increases represent a trend that will continue in the future.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

On November 24, 2009, a complaint was filed in the United States District Court, Eastern District of Missouri, by CitiMortgage, Inc. against SecurityNational Mortgage Company.  The complaint claims that at various times since May 3, 2004 SecurityNational Mortgage sold mortgage loans to CitiMortgage that did not meet requirements under certain agreements between CitiMortgage and SecurityNational Mortgage, the complaint specifically addressing nineteen mortgage loans. The requirements in the agreements that CitiMortgage claims in the complaint were not met by SecurityNational Mortgage are more particularly described in “Item 3. Legal Proceedings” of this Form 10-K.

The complaint further alleges that with respect to the nineteen mortgage loans, SecurityNational Mortgage refused to cure these alleged nonconforming mortgage loans or to repurchase such loans.  Because of SecurityNational Mortgage’s alleged failure to comply with its repurchase obligations in such agreements, the complaint contends that SecurityNational Mortgage owes CitiMortgage in excess of $3,226,000.  The complaint also requests an order requiring SecurityNational Mortgage to perform its obligations under the agreements with CitiMortgage, including to repurchase the defective mortgage loans and indemnify CitiMortgage for its costs and attorneys’ fees in the lawsuit, interest, and such further relief as the court deems just and proper.

SecurityNational Mortgage disputes the claims that CitiMortgage asserts in the complaint.  Prior to filing an answer to the complaint, SecurityNational Mortgage and CitiMortgage engaged in settlement discussions.  As a result of the settlement discussions, a settlement was reached.  The settlement covers the nineteen mortgage loans in the complaint and, in addition, other mortgage loans that CitiMortgage purchased from SecurityNational Mortgage.  On February 15, 2010, SecurityNational Mortgage and CitiMortgage entered into a written Settlement Agreement and Release encompassing the aforesaid settlement. Under the terms of the Settlement Agreement and Release, SecurityNational Mortgage paid a settlement amount to CitiMortgage.  The Company has reserved a sufficient amount to cover the settlement payment in its consolidated financial statements at December 31, 2009.

The Settlement Agreement and Release specifically provides that SecurityNational Mortgage and CitiMortgage fully release each other from any and all claims, liabilities and causes of action that each has or may have had against the other concerning the nineteen mortgage loans identified in the complaint and the other mortgage loans that CitiMortgage purchased from SecurityNational Mortgage prior to the date of the agreement.  The agreement does not extend to any mortgage loans purchased by CitiMortgage after the effective date of the settlement agreement nor to claims by borrowers.

In 1998, the Company, through its wholly owned subsidiary, Security National Life, purchased 57.4% of the outstanding shares of Southern Security Life Insurance Company, a Florida domiciled insurance company (“Southern Security Life”), for a total cost of $12,248,194. During the period from January 21, 1999 to April 10, 2003, Security National Life purchased an additional 19.3% of the outstanding shares of Southern Security Life. In January 2005, Security National Life purchased the remaining outstanding shares of Southern Security Life by means of a merger transaction, which resulted in Southern Security Life becoming a wholly owned subsidiary of Security National Life and the unaffiliated stockholders of Southern Security Life becoming entitled to receive a total of $1,884,733 for their shares.

On December 24, 2007, Southern Security Life was liquidated when Articles of Dissolution were filed with the Florida Division of Corporations. Southern Security Life was liquidated in accordance with the terms of the Agreement and Plan of Complete Liquidation, which the Board of Directors of Security National Life and Southern Security Life approved on December 12, 2005. On December 31, 2005, pursuant to the Agreement and Plan of Complete Liquidation, all of the insurance business and operations of Southern Security Life, including $48,528,000 in assets and liabilities, were transferred to Security National Life by means of a reinsurance agreement, except for $3,500,000 in capital and surplus that were required to be maintained under Florida law. Also on December 31, 2005, Southern Security Life paid a $7,181,000 dividend to Security National Life. Southern Security Life’s remaining assets, including its capital and surplus, were transferred to Security National Life, effective as of December 29, 2006.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

On July 16, 2007, the Company completed a transaction to purchase C & J Financial, LLC, an Alabama limited liability company, for a total cost of $1,250,000 in cash and a promissory note from the Company to the seller in the amount of $381,500 plus interest at 5% per annum. The amount of the note was reduced by the difference between the total equity on the balance sheet of C & J Financial on May 31, 2007 and the total equity on the balance sheet on July 16, 2007, which was $47,000.

On December 20, 2007, the Company purchased all of the outstanding shares of Capital Reserve Life Insurance Company, a Missouri domiciled life insurance company. The purchase consideration was $2,521,687 less certain adjustments consisting of a $220,926 loss related to a litigation matter involving Capital Reserve, $152,269 representing the difference between Capital Reserve’s adjusted capital and surplus at closing compared to its adjusted capital and reserve on September 30, 2007, and $185,902 being held in escrow representing the losses from a corporate bond held by Capital Reserve at closing. The company issuing the bond filed for bankruptcy prior to the closing of the transaction and the amount held in escrow was to reimburse Security National Life for such losses. As of December 31, 2006, Capital Reserve had 10,851 policies in force and approximately 30 agents. In addition, the statutory assets and the capital and surplus of Capital Reserve as of December 31, 2006 were $24,054,000 and $1,960,000, respectively.

On December 18, 2008, the Company, through its wholly owned subsidiary, Security National Life, completed a stock purchase transaction with Southern Security Life Insurance Company, a Mississippi domiciled insurance company ("Southern Security"), and its shareholders to purchase all of the outstanding shares of common stock of Southern Security from its shareholders. Under the terms of the transaction as set forth in the Stock Purchase Agreement among Security National Life, Southern Security and the shareholders of Southern Security, Security National Life paid to the shareholders of Southern Security purchase consideration equal to $1,352,134, representing the capital and surplus, interest maintenance reserve, and asset valuation reserve of Southern Security as of September 1, 2008, the date that Security National Life assumed administrative control over Southern Security, plus $1,500,000, representing the ceding commission that had been paid on August 29, 2008, plus $75,883, representing an allowance for the actual losses experienced by Southern Security in the second quarter ended June 30, 2008, less certain adjustments. Thus, the total purchase price before adjustments was $2,928,022.

As of December 31, 2007, Southern Security had 24,323 policies in force and approximately 393 agents. For the year ended December 31, 2007, Southern Security had revenues of $4,231,000 and a net loss of $496,000. As of December 31, 2007, the statutory assets and the capital and surplus of Southern Security were $24,402,000 and $758,000, respectively. As of June 30, 2008, the statutory assets and the capital and surplus of Southern Security were $24,780,000 and $713,000, respectively.

On December 31, 2008, the Company entered into a Coinsurance Funds Withheld Reinsurance Agreement with Continental American Insurance Company (“Continental American”), a South Carolina domiciled insurance company. This agreement was  effective November 30, 2008. Under the terms of the agreement, the Company ceded to Continental American 100% of a block of deferred annuities in the amount of $4,828,487 as of December 31, 2008 and retained the assets and recorded a funds held under coinsurance liability for the same amount. Continental American agreed to pay the Company an initial ceding commission of $60,000 and a quarterly management fee of $16,500 per quarter to administer the policies. The Company will also receive a 90% experience refund for any profits on the business. The Company has the right to recapture the business on January 1 subsequent to December 31, 2008 or any other date if mutually agreed and with 90 days written notice to Continental American. The Company and Continental American have agreed to terminate this agreement on March 31, 2010.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

On December 31, 2009, Security National Life Insurance Company of Louisiana ("Security National Life of Louisiana") entered into an Assumption Reinsurance Agreement with Security National Life Insurance Company ("Security National Life") to reinsure the remaining in force business of Security National Life of Louisiana with Security National Life to the extent permitted by the Louisiana Department of Insurance.  The Louisiana Department of Insurance approved the Assumption Reinsurance Agreement on December 2, 2009.

As a result of the Assumption Reinsurance Agreement, all of the insurance business and operations of Security National Life of Louisiana, including assets and liabilities, were transferred to Security National Life, as reinsurer, as of December 31, 2009.  Thus, $3,189,000 in statutory assets and liabilities were transferred from Security National Life of Louisiana to Security National Life pursuant to the Assumption Reinsurance Agreement.  In addition, Security National Life of Louisiana entered into an Assignment dated December 31, 2009 with Security National Life to assign and transfer to Security National Life all of the assets and liabilities that remained following the transfer of assets and liabilities pursuant to the Assumption Reinsurance Agreement.

The liquidation of Security National Life of Louisiana was completed as of December 31, 2009 in accordance with the terms and conditions of the Agreement and Plan of Complete Liquidation to liquidate Security National Life of Louisiana into Security National Life.  The Board of Directors of both Security National Life of Louisiana and Security National Life approved a plan of liquidation as of September 18, 2009. Under the terms of the Agreement and Plan of Complete Liquidation, Security National Life of Louisiana was liquidated into Security National Life in essentially the same manner as the liquidation described in Private Letter Ruling 9847027 in order to achieve the same tax treatment and consequences under Section 332 of the Internal Revenue Code of 1986, as amended, and other applicable provisions described in such Letter Ruling.  During 2010, Security National Life plans to take appropriate legal action to dissolve Security National Life of Louisiana in accordance with Louisiana law.

Effective as of December 31, 2009, Security National Life exercised its right of recapture pursuant to the Reinsurance Agreement effective as of November 30, 2008, between Capital Reserve Life Insurance Company ("Capital Reserve") and Security National Life in which Security National Life recaptured all of the previously reinsured liabilities under the Reinsurance Agreement.  As a result of the recapture, Security National Life is primarily liable for the liabilities on the insurance contracts and annuities originally issued by Capital Reserve to its policyholders.  The assets transferred by Capital Reserve to Security National Life pursuant to such recapture have a fair market value of $4,895,000,  which was equal to the assumed liabilities.

In addition, Capital Reserve entered into an Assignment dated December 31, 2009 with Security National Life to assign and transfer to Security National Life all of the assets and liabilities that remained following the recapture, except for Capital Reserve's corporate charter, insurance licenses, and $1,681,000 in statutory capital and surplus, which will allow Capital Reserve to preserve its corporate existence in Missouri.  During January 2010, Security National Life entered into a letter of intent to sell its 100% ownership in Capital Reserve to American Life and Security Corporation (“American Life”), a Nebraska domiciled insurance company. The consideration to be paid to Security National Life will be $105,000 and the capital and surplus of Capital Reserve. This sale is contingent upon American Life obtaining approvals from the Nebraska and Missouri insurance departments before December 2010. If the sale is not completed by December 2010, Capital Reserve will be dissolved in accordance with Missouri law.

The purpose of Security National Life exercising its right of recapture pursuant to the 2008 Reinsurance Agreement was so that the $4,895,000 in statutory assets and liabilities of Capital Reserve could be transferred to Security National Life by December 31, 2009 in accordance with the terms of the plan of liquidation between Capital Reserve and Security National Life.  On December 4, 2009, Capital Reserve and Security National Life entered into an Agreement and Plan of Complete Liquidation to liquidate Capital Reserve into Security National Life in the same manner as the liquidation described in Private Letter Ruling 9847027 in order to achieve the same tax treatment and consequences under Section 332 of the Internal Revenue code of 1986, as amended, and other applicable provisions described in such Letter Ruling.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Significant Accounting Policies

The following is a brief summary of our significant accounting policies and a review of our most critical accounting estimates. Please also refer to Note 1 of our consolidated financial statements.

Insurance Operations

In accordance with accounting principles generally accepted in the United States of America (GAAP), premiums and considerations received for interest sensitive products such as universal life insurance and ordinary annuities are reflected as increases in liabilities for policyholder account balances and not as revenues. Revenues reported for these products consist of policy charges for the cost of insurance, administration charges, amortization of policy initiation fees and surrender charges assessed against policyholder account balances. Surrender benefits paid relating to these products are reflected as decreases in liabilities for policyholder account balances and not as expenses.

The Company receives investment income earned from the funds deposited into account balances, a portion of which is passed through to the policyholders in the form of interest credited. Interest credited to policyholder account balances and benefit claims in excess of policyholder account balances are reported as expenses in the consolidated financial statements.

Premium revenues reported for traditional life insurance products are recognized as revenues when due. Future policy benefits are recognized as expenses over the life of the policy by means of the provision for future policy benefits.

The costs related to acquiring new business, including certain costs of issuing policies and other variable selling expenses (principally commissions), defined as deferred policy acquisition costs, are capitalized and amortized into expense. For nonparticipating traditional life products, these costs are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumption used for computing liabilities for future policy benefits and are generally “locked in” at the date the policies are issued. For interest sensitive products, these costs are amortized generally in proportion to expected gross profits from surrender charges and investment, mortality and expense margins. This amortization is adjusted when the Company revises the estimate of current or future gross profits or margins. For example, deferred policy acquisition costs are amortized earlier than originally estimated when policy terminations are higher than originally estimated or when investments backing the related policyholder liabilities are sold at a gain prior to their anticipated maturity.

Death and other policyholder benefits reflect exposure to mortality risk and fluctuate from year to year on the level of claims incurred under insurance retention limits. The profitability of the Company is primarily affected by fluctuations in mortality, other policyholder benefits, expense levels, interest spreads (i.e., the difference between interest earned on investments and interest credited to policyholders) and persistency. The Company has the ability to mitigate adverse experience through sound underwriting, asset/liability duration matching, sound actuarial practices, adjustments to credited interest rates, policyholder dividends and cost of insurance charges.

Cemetery and Mortuary Operations

Pre-need sales of funeral services and caskets, including revenue and costs associated with the sales of pre-need funeral services and caskets, are deferred until the services are performed or the caskets are delivered.

Pre-need sales of cemetery interment rights (cemetery burial property) - revenue and costs associated with the sales of pre-need cemetery interment rights are recognized in accordance with the retail land sales provisions of accounting principles generally accepted in the United States (GAAP). Under GAAP, recognition of revenue and associated costs from constructed cemetery property must be deferred until a minimum percentage of the sales price has been collected. Revenues related to the pre-need sale of unconstructed cemetery property will be deferred until such property is constructed and meets the criteria of SFAS 66 described above.

Pre-need sales of cemetery merchandise (primarily markers and vaults) - revenue and costs associated with the sales of pre-need cemetery merchandise are deferred until the merchandise is delivered.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Pre-need sales of cemetery services (primarily merchandise delivery and installation fees and burial opening and closing fees) - revenue and costs associated with the sales of pre-need cemetery services are deferred until the services are performed.

Prearranged funeral and pre-need cemetery customer obtaining costs - costs incurred related to obtaining new pre-need cemetery and prearranged funeral business are accounted for under the guidance of the provisions of GAAP related to Financial Services - Insurance. Obtaining costs, which include only costs that vary with and are primarily related to the acquisition of new pre-need cemetery and prearranged funeral business, are deferred until the merchandise is delivered or services are performed.

Revenues and costs for at-need sales are recorded when a valid contract exists, the services are performed, collection is reasonably assured and there are no significant obligations remaining.

Mortgage Operations

Mortgage fee income is generated through the origination and refinancing of mortgage loans and is realized in accordance with GAAP related to sales of financial assets.

The majority of loans originated are sold to third party investors. The amounts sold to investors are shown on the balance sheet as mortgage loans sold to investors, and include the fees due from the investors.

Use of Significant Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. It is reasonably possible that actual experience could differ from the estimates and assumptions utilized which could have a material impact on the financial statements. The following is a summary of our significant accounting estimates, and critical issues that impact them:

Fixed Maturities and Equity Securities Available for Sale

Securities available-for-sale are carried at estimated fair value, with unrealized holding gains and losses reported in accumulated other comprehensive income, which is included in stockholders’ equity after adjustment for deferred income taxes and deferred acquisition costs related to universal life products.

The Company is required to exercise judgment to determine when a decline in the value of a security is other than temporary. When the value of a security declines and the decline is determined to be other than temporary, the carrying value of the investment is reduced to its fair value and a realized loss is recorded to the extent of the decline.

Deferred Acquisition Costs

Amortization of deferred policy acquisition costs for interest sensitive products is dependent upon estimates of current and future gross profits or margins on this business. Key assumptions used include the following: yield on investments supporting the liabilities, amount of interest or dividends credited to the policies, amount of policy fees and charges, amount of expenses necessary to maintain the policies, amount of death and surrender benefits, and the length of time the policies will stay in force.

For nonparticipating traditional life products, these costs are amortized over the premium paying period of the related policies in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumption used for computing liabilities for future policy benefits and are generally “locked in” at the date the policies are issued.

Value of Business Acquired

Value of business acquired is the present value of estimated future profits of the acquired business and is amortized similar to deferred acquisition costs. The critical issues explained for deferred acquisition costs would also apply for value of business acquired.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Allowance for Doubtful Accounts

The Company accrues an estimate of potential losses for the collection of receivables. The significant receivables are the result of receivables due on mortgage loans sold to investors, cemetery and mortuary operations, mortgage loan operations and other receivables. The allowance is based upon the Company’s experience. The critical issue that would impact recovery of the cemetery and mortuary receivables is the overall economy. The critical issues that would impact recovery of mortgage loan operations would be interest rate risk and loan underwriting.

Future Policy Benefits

Reserves for future policy benefits for traditional life insurance products requires the use of many assumptions, including the duration of the policies, mortality experience, expenses, investment yield, lapse rates, surrender rates, and dividend crediting rates.

These assumptions are made based upon historical experience, industry standards and a best estimate of future results and, for traditional life products, include a provision for adverse deviation. For traditional life insurance, once established for a particular series of products, these assumptions are generally held constant.

Unearned Revenue

The universal life products the Company sells have significant policy initiation fees (front-end load) that are deferred and amortized into revenues over the estimated expected gross profits from surrender charges and investment, mortality and expense margins. The same issues that impact deferred acquisition costs would apply to unearned revenue.

Deferred Pre-need Cemetery and Funeral Contracts Revenues and Estimated Future Cost of Pre-need Sales

The revenue and cost associated with the sales of pre-need cemetery merchandise and funeral services are deferred until the merchandise is delivered or the service is performed.

The Company, through its cemetery and mortuary operations, provides a guaranteed funeral arrangement wherein a prospective customer can receive future goods and services at guaranteed prices. To accomplish this, the Company, through its life insurance operations, sells to the customer an increasing benefit life insurance policy that is assigned to the mortuaries. If, at the time of need, the policyholder/potential mortuary customer utilizes one of the Company’s facilities, the guaranteed funeral arrangement contract that has been assigned will provide the funeral goods and services at the contracted price. The increasing life insurance policy will cover the difference between the original contract prices and current prices. Risks may arise if the difference cannot be fully met by the life insurance policy.

Mortgage Allowance for Loan Loss and Loan Loss Reserve

The Company provides allowances for losses on its mortgage loans through an allowance for loan losses (a contra-asset account) and through the mortgage loan loss reserve (a liability account). The allowance for loan losses and doubtful accounts is an allowance for losses on the Company’s mortgage loans held for investment. When a mortgage loan is past due more than 90 days, the Company, where appropriate, sets up an allowance to approximate the excess of the carrying value of the mortgage loan over the estimated fair value of the underlying real estate collateral. Once a loan is past due more than 90 days the Company does not accrue any interest income and proceeds to foreclose on the real estate. All expenses for foreclosure are expensed as incurred. Once foreclosed the carrying value will approximate its fair value and the amount will be classified as real estate. The Company carries the foreclosed property in Security National Life, Memorial Estates and SecurityNational Mortgage, its life, cemeteries and mortuaries and mortgage subsidiaries, and will rent the properties until it is deemed desirable to sell them. The Company is currently able to rent properties at a 3% to 6% gross return.

The mortgage loan loss reserve is an estimate of probable losses at the balance sheet date that the Company will realize in the future on mortgage loans sold to third party investors. The Company may be required to reimburse third party investors for costs associated with early payoff of loans within the first six months of such loans and to repurchase loans where there is a default in any of the first four monthly payments to the investors or, in lieu of repurchase, to pay a negotiated fee to the investors. The Company’s estimates are based upon historical loss experience and the best estimate of the probable loan loss liabilities.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Upon completion of a transfer that satisfies the conditions to be accounted for as a sale, the Company initially measures at fair value liabilities incurred in a sale relating to any guarantee or recourse provisions. The Company accrues a monthly allowance for indemnification losses to investors based on total production. This estimate is based on the Company’s historical experience. The amount accrued for and the charge to expense is included in selling, general and administrative expenses. The estimated liability for indemnification losses is included in other liabilities and accrued expenses. The Company believes the Allowance for Loan Losses and Doubtful Accounts and the Loan Loss Reserve represent probable loan losses incurred as of the balance sheet date.

Deferred Compensation

The Company has deferred compensation agreements with several of its current and past executive officers. The deferred compensation is payable upon retirement or death of these individuals either in annual installments (ten years) or lump sum settlement, if approved by the Board of Directors. The Company has accrued the present value of these benefits based upon their future retirement dates and other factors, on its consolidated financial statements.

Depreciation

Depreciation is calculated principally on the straight-line-method over the estimated useful lives of the assets, which range from 3 to 40 years. Leasehold improvements are amortized over the lesser of the useful life or remaining lease terms.

Self-Insurance

The Company is self insured for certain casualty insurance, workers compensation and liability programs. Self–Insurance reserves are maintained relative to these programs. The level of exposure from catastrophic events is limited by the purchase of stop-loss and aggregate liability reinsurance coverages. When estimating the self-insurance liabilities and related reserves, management considers a number of factors, which include historical claims experience, demographic factors, severity factors and valuations provided independent third-party actuaries. Management reviews its assumptions with its independent third-party administrators and actuaries to evaluate whether the self-insurance reserves are adequate. If actual claims or adverse development of loss reserves occurs and exceed these estimates, additional reserves may be required. The estimation process contains uncertainty since management must use judgment to estimate the ultimate cost that will be incurred to settle reported claims and unreported claims for incidents incurred but not reported as of the balance sheet date.

Results of Operations

2009 Compared to 2008

Total revenues decreased by $909,000, or 0.4%, to $218,595,000 for fiscal year 2009 from $219,504,000 for the fiscal year 2008. Contributing to this decrease in total revenues was a decrease of $7,068,000 in investment income and a $752,000 decrease in net cemetery and mortuary sales.  This decrease in total revenues was partially offset by a $2,631,000 increase in realized gains (losses) on investments and other assets, a $2,432,000 increase in insurance premiums and other consideration, a $1,449,000 increase in mortgage fee income, and an $399,000 increase in other revenue.

Insurance premiums and other consideration increased by $2,432,000, or 6.8%, to $38,413,000 for 2009, from $35,981,000 for the comparable period in 2008. This increase was primarily the result of additional premiums realized from new insurance sales, and the acquisition of Southern Security Life Insurance Company on December 18, 2008, which contributed additional insurance premiums.

Net investment income decreased by $7,068,000, or 25.2%, to $21,035,000 for 2009, from $28,103,000 for the comparable period in 2008. This reduction was primarily attributable to reduced interest income due to lower interest rates from mortgage loans on real estate (mortgages held for long-term and mortgages sold to investors) and construction lending.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Net cemetery and mortuary sales decreased by $752,000, or 5.9%, to $11,974,000 for 2009, from $12,726,000 for the comparable period in 2008. This reduction was primarily due to a decline in pre-need land sales of burial spaces in the cemetery and mortuary operations and a decline in at-need sales of mortuary operations.

Realized gains (losses) on investments and other assets increased by $2,631,000 to a $897,000 realized gain for 2009, from a $1,734,000 realized loss for the comparable period in 2008. This increase in realized gains on investments was due to gains from the sale of equity securities.

Mortgage fee income increased by $1,449,000, or 1.0%, to $144,861,000 for 2009, from $143,412,000 for the comparable period in 2008. This increase was primarily attributable to an increase in secondary gains on mortgage loans sold to investors.

Other revenues increased by $399,000, or 39.3%, to $1,415,000 for 2009 from $1,016,000 for the comparable period in 2008. This increase was due to additional miscellaneous revenues throughout the Company's operations.

Total benefits and expenses were $212,247,000, or 97.1% of total revenues, for 2009, as compared to $218,773,000, or 99.7% of total revenues, for the comparable period in 2008.

Death benefits, surrenders and other policy benefits, and increase in future policy benefits increased by an aggregate of $3,016,000, or 9.2%, to $35,920,000 for 2009, from $32,904,000 for the comparable period in 2008. This increase was primarily the result of increased insurance business, and increased death benefits that were partially offset by decreases in surrender and other policy benefits.

Amortization of deferred policy and pre-need acquisition costs and value of business acquired increased by $1,151,000, or 19.2%, to $7,161,000 for 2009, from $6,010,000 for the comparable period in 2008. This increase was primarily due to an increase in business in force, which was partially a result of the purchase of Southern Security Life Insurance Company on December 18, 2008.

Selling, general and administrative expenses decreased by $6,481,000, or 3.8%, to $163,492,000 for 2009, from $169,973,000 for the comparable period in 2008. This decrease was the result of a reduction in commission expenses of $19,453,000, from $98,963,000 in 2008 to $79,510,000 in 2009, due to reduced mortgage loan origination costs made by SecurityNational Mortgage, a decrease in sales at the cemetery operations, and a decrease in life insurance renewal commissions during 2009. This decrease was partially offset by an increase in salaries of $1,864,000 from $26,206,000 in 2008 to $28,070,000 in 2009, primarily due to merit increases in salaries of existing employees. Provision for loan losses increased by $8,995,000 from $10,552,000 in 2008 to $19,547,000 in 2009 due primarily to increased loan loss reserve and loan allowance balances at SecurityNational Mortgage Company. Other expenses increased by $2,113,000 from $34,251,000 in 2008 to $36,364,000 in 2009 due to increased processing fees, loan costs and foreclosure expenses.

Interest expense decreased by $4,122,000, or 55.3%, to $3,326,000 for 2009, from $7,448,000 for the comparable period in 2008. This reduction was primarily due to decreased borrowing rates on warehouse lines.

Cost of goods and services sold of the cemeteries and mortuaries decreased by $88,000, or 3.6%, to $2,349,000 for 2009, from $2,437,000 for the comparable period in 2008. This increase was primarily due to decreased at-need cemetery sales and mortuary sales.

Comprehensive income for the years ended December 31, 2009 and December 31, 2008 amounted to $4,950,000 and a loss of $605,000, respectively. This increase of $5,555,000 was primarily the result of a $3,199,000 increase in net income and a $1,288,000 increase in unrealized gains in securities available for sale, and a gain of $1,068,000 in derivatives related to mortgage loans.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

2008 Compared to 2007

Total revenues increased by $9,756,000, or 4.7%, to $219,504,000 for fiscal year 2008 from $209,748,000 for the fiscal year 2007. Contributing to this increase in total revenues was a $12,939,000 increase in mortgage fee income, a $3,719,000 increase in insurance premiums and other consideration, and a $155,000 increase in other revenues. This increase in total revenues was partially offset by a $3,853,000 decrease in net investment income, a $463,000 decrease in net cemetery and mortuary sales, and a $2,741,000 decrease in realized gains (losses) on investments and other assets.

Insurance premiums and other consideration increased by $3,719,000, or 11.5%, to $35,981,000 for 2008, from $32,262,000 for the comparable period in 2007. This increase was primarily the result of additional premiums realized from new insurance sales, the acquisition of Capital Reserve Life Insurance Company on December 20, 2007, and the reinsurance agreement with Southern Security Life Insurance Company, effective September 1, 2008.

Net investment income decreased by $3,853,000, or 12.1%, to 28,104,000 for 2008, from $31,957,000 for the comparable period in 2007. This reduction was primarily attributable to decreased interest income from mortgage loans on real estate but partially offset by an increase in investment income from the purchases of C&J Financial and Capital Reserve Life, and the reinsurance agreement with Southern Security Life Insurance Company on September 1, 2008.

Net cemetery and mortuary sales decreased by $463,000, or 3.5%, to $12,726,000 for 2008, from $13,189,000 for the comparable period in 2007. This reduction was due to a decrease in at-need sales in the cemetery and mortuary operations and a decrease in pre-need land sales of burial spaces in the cemetery operations.

Realized gains (losses) on investments and other assets decreased by $2,741,000 to a $1,734,000 realized loss for 2008, from a $1,007,000 realized gain for the comparable period in 2007. This increase in realized losses on investments was due to $2,253,000 in realized losses from fixed maturity securities deemed to be other than temporarily impaired and $651,000 in realized gain from equity securities sales. During 2007 there was a $516,000 net gain from the sale of Colonial Funeral Home, which was partially offset by a $91,000 loss on the foreclosure and subsequent sale of the funeral home in 2008.

Mortgage fee income increased by $12,939,000, or 9.9%, to $143,411,000 for 2008, from $130,472,000 for the comparable period in 2007. This increase was primarily attributable to an increase in loan fees charged to originate loans, and secondary gains during 2008 on loan production at existing offices.

Other revenues increased by $155,000, or 18.0%, to $1,015,000 for 2008 from $860,000 for the comparable period in 2007. This increase was due to increases in several small income items throughout the Company's operations.

Total benefits and expenses were $218,773,000, or 99.7% of total revenues, for 2008, as compared to $206,625,000, or 98.5% of total revenues, for the comparable period in 2007.

Death benefits, surrenders and other policy benefits, and increase in future policy benefits increased by an aggregate of $3,162,000, or 10.6%, to $32,904,000 for 2008, from $29,742,000 for the comparable period in 2007. This increase was primarily the result of increased insurance business, increased reserves for policyholder benefits and death claims, the acquisition of Capital Reserve Life on December 20, 2007, and the reinsurance agreement with Southern Security Life Insurance Company, effective September 1, 2008.

Amortization of deferred policy and pre-need acquisition costs and value of business acquired increased by $439,000, or 7.9%, to $6,010,000 for 2008, from $5,571,000 for the comparable period in 2007. This increase was primarily due to an increase in new business and higher policy terminations from the previous year.

Selling, general and administrative expenses increased by $14,469,000, or 9.3%, to $169,973,000 for 2008, from $155,504,000 for the comparable period in 2007. Salaries increased by $2,261,000 from $23,945,000 in 2007 to $26,206,000 in 2008, primarily due to merit increases in salaries of existing employees, and an increase in the number of employees necessitated by the Company's expanding business operations. Other expenses increased by $10,202,000 from $34,602,000 in 2007 to $44,804,000 in 2008. The increase in other expenses primarily resulted from increased costs at SecurityNational Mortgage Company, increases in the loan reserve and loan allowances balance. Commission expenses increased by $2,006,000, from $96,957,000 in 2007 to $98,963,000 in 2008, due to increased mortgage loan origination costs made by SecurityNational Mortgage.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Interest expense decreased by $5,823,000, or 43.9%, to $7,448,000 for 2008, from $13,271,000 for the comparable period in 2007. This reduction was primarily due to decreased warehouse lines of credit required, and lower interest rates.

Cost of goods and services sold of the cemetery and mortuaries  decreased by $100,000, or 3.9%, to $2,437,000 for 2008, from $2,537,000 for the comparable period in 2007. This increase was primarily due to decreased at-need cemetery sales and mortuary sales.

Risks

The following is a description of the most significant risks facing the Company and how it mitigates those risks:

Legal and Regulatory Risks - The risk that changes in the legal or regulatory environment in which the Company operates will create additional expenses and/or risks not anticipated by the Company in developing and pricing its products. That is, regulatory initiatives designed to reduce insurer profits, new legal theories or insurance company insolvencies through guaranty fund assessments may create costs for the insurer beyond those recorded in the consolidated financial statements. In addition, changes in tax law with respect to mortgage interest deductions or other public policy or legislative changes may affect the Company’s mortgage sales. Also, the Company may be subject to further regulations in the cemetery/mortuary business. The Company mitigates these risks by offering a wide range of products and by diversifying its operations, thus reducing its exposure to any single product or jurisdiction, and also by employing underwriting practices which identify and minimize the adverse impact of such risks.

Mortgage Industry Risk - Developments in the mortgage industry and credit markets adversely affected the Company’s ability to sell certain of its mortgage loans to investors, which impacted the Company’s financial results by requiring it to assume the risk of holding and servicing many of these loans.

The mortgage industry is still experiencing substantial change due to higher than expected delinquencies from subprime loans and traditional and non-traditional products. The market for new subprime loans has been substantially reduced and several mortgage companies whose primary product consisted of subprime mortgage originations have ceased operations. The Company funded $5,505,000 (0.14% of the Company’s loan production) in subprime loans during the twelve months ending December 31, 2007 and eliminated subprime loans from its product offerings in August 2007. The Company believes that its potential losses from subprime loans are minimal.

The industry problem with subprime mortgages created a volatile secondary market for other products, especially alternative documentation (Alt A) loans. Alt A loans were typically offered to qualified borrowers who had relatively high credit scores but were not required to provide full documentation to support disclosure in the loan application of personal income and assets owned. Alt A loans could have a loan to value ratio as high as 100%. As a result of these changes, the Company discontinued offering these loans in September 2007.

As a result of the volatile secondary market, for mortgage loans, the Company sold mortgage loans in 2007 and 2008 to certain third party investors that experienced financial difficulties and were not able to settle the loans. The total amount of such loans was $52,556,000, of which $36,499,000 were loans in which the secondary market no longer exists. Due to these changes in circumstances, the Company regained control of the mortgages and, in accordance with generally accepted accounting principles, accounted for the loans retained in the same manner as a purchase of assets from the former transferee(s) in exchange for liabilities assumed. At the time of repurchase, the loans were determined to be held for investment purposes, and the fair value of the loans was determined to approximate the unpaid principal balances adjusted for chargeoffs, the related allowance for loan losses, and net deferred fees or costs on originated loans. The 2008 and 2009 financial statements reflect the transfer of the mortgage loans from “Mortgage Loans Sold to Investors” to “Mortgage Loans on Real Estate”. The loan sale revenue recorded on the sale of the mortgage loans was reversed on the date the loans were repurchased.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

As a standard in the industry, the Company received payments on the mortgage loans during the time period between the sale date and settlement or repurchase date. During this period the Company will service these loans through Security National Life, its life insurance subsidiary.

The Company provides allowances for losses on its mortgage loans held for investment through an allowance for loan losses (a contra-asset account) and for mortgage loans sold to investors through the mortgage loan loss reserve (a liability account). The allowance for loan losses and doubtful accounts is an allowance for losses on the Company’s mortgage loans held for investment. When a mortgage loan is past due more than 90 days, the Company, where appropriate, sets up an allowance to approximate the excess of the carrying value of the mortgage loan over the estimated fair value of the underlying real estate collateral. Once a loan is past due more than 90 days the Company does not accrue any interest income and proceeds to foreclose on the real estate. All expenses for foreclosure are expensed as incurred. Once foreclosed, the carrying value will approximate its fair value and the amount is classified as real estate. The Company carries the foreclosed properties in Security National Life, Memorial Estates, and SecurityNational Mortgage, its life, cemeteries and mortuaries and mortgage subsidiaries, and will rent the properties until it is deemed desirable to sell them.

See footnote 1 in the consolidated financial statements for the schedule of the allowance for loan losses as a contra-asset account.

The mortgage loan loss reserve is an estimate of probable losses at the balance sheet date that the Company will realize in the future on mortgage loans sold to third party investors. The Company may be required to reimburse third party investors for costs associated with early payoff of loans within the first six months of such loans and to repurchase loans where there is a default in any of the first four monthly payments to the investors or, in lieu of repurchase, to pay a negotiated fee to the investors. The Company’s estimates are based upon historical loss experience and the best estimate of the probable loan loss liabilities.

Upon completion of a transfer that satisfies the conditions to be accounted for as a sale, the Company initially measures at fair value liabilities incurred in a sale relating to any guarantee or recourse provisions. The Company accrues a monthly allowance for indemnification losses to investors based on the Company’s historical experience. The amount accrued for the years ended December 31, 2009, 2008 and 2007 was $17,306,471, $7,140,270 and $4,129,301, respectively and the charge to expense has been included in selling, general and administrative expenses. The estimated liability for indemnification losses is included in other liabilities and accrued expenses, and, as of December 31, 2009, 2008 and 2007 the balance was $11,662,897, $2,775,452 and $2,356,308, respectively.

See footnote 1 in the consolidated financial statement for schedule of mortgage loan loss reserves.

The Company believes the allowance for loan losses and the loan loss reserve represent probable loan losses incurred as of the balance sheet date.

As of December 31, 2009, the Company’s long term mortgage loan portfolio contained mortgage loans of $19,538,000 in unpaid principal with delinquencies more than 90 days. Of this amount $12,108,000 was in foreclosure proceedings. The Company has not received or recognized any interest income on the $19,538,000 in mortgage loans with delinquencies more than 90 days. During the years ended December 31, 2009 and 2008, the Company has increased its allowance for mortgage loan losses by $3,166,000 and $4,339,000, respectively, which allowance was charged to loan loss expense and is included in other selling, general and administrative expenses for the period. The allowance for mortgage loan losses as of December 31, 2009 and 2008 was $6,809,000 and $4,780,000, respectively.

Also, at December 31, 2009, the Company had foreclosed on a total of $44,251,000 in long term mortgage loans, of which $24,441,000 in loans were foreclosed on and reclassified as real estate during 2009. The foreclosed property is shown in real estate. The Company carries the foreclosed properties in Security National Life, Memorial Estates, and SecurityNational Mortgage, its life, cemeteries and mortuaries, and mortgage subsidiaries, and will rent the properties until it is deemed desirable to sell them.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

The Company is exposed to the risk that certain third party purchasers could have claims against the Company requiring it to repurchase alleged defective mortgage loans or to indemnify such purchasers against any losses related to such loans.  In particular, there have been assertions in third party purchaser correspondence that SecurityNational Mortgage sold mortgage loans that contained alleged misrepresentations or that experienced early payment defaults, or that were otherwise defective or not in compliance with agreements between SecurityNational Mortgage and the third party investors.  As a result of these claims, certain third party investors, including Bank of America – Countrywide Home Loans, Inc. and Wells Fargo Funding, Inc., have made demands that SecurityNational Mortgage repurchase certain alleged defective mortgage loans that were sold to such investors or indemnify them against any losses related to such loans.  The Company has been reviewing these demands and has reserved what it believes to be an adequate amount to cover potential losses.  Although the Company believes that it has reserved adequate provisions for losses, from an industry wide perspective the number of repurchase demands and the loss per loan have shown sharp increases during the last several months as compared to historical amounts.  It is unclear whether such increases represent a trend that will continue in the future.

In addition to the allowance for mortgage loan losses, the Company also accrues a monthly allowance for indemnification losses to investors based on the Company’s historical experience. The amount accrued for the twelve months ended December 31, 2009 was $17,306,000 and included in other general and administrative expenses. The reserve for indemnification losses is included in other liabilities and, as of December 31, 2009, the balance was $11,663,000.

SecurityNational Mortgage has entered into loan purchase agreements to originate and sell mortgage loans to unaffiliated warehouse banks. The total amount available to originate loans under these loan purchase agreements at December 31, 2009 was $230,000,000. SecurityNational Mortgage originates the loans and immediately sells them to warehouse banks. As of December 31, 2009, there were $152,560,000 in mortgage loans in which settlements with third party investors were still pending. Generally, when  mortgage loans are sold to warehouse banks, SecurityNational Mortgage is no longer obligated, except in certain circumstances, to pay the amounts outstanding on the mortgage loans, but is required to pay a fee in the form of interest on a portion of the mortgage loans between the date that the loans are sold to warehouse banks and the date of settlement with third party investors. The terms of the loan purchase agreements are typically for one year, with interest rates on a portion of the mortgage loans ranging from 2.5% to 2.75% over the 30 day Libor rate. SecurityNational Mortgage is in the process of renewing one of its loan purchase agreements that expired on September 30, 2009 for an additional one year term. SecurityNational Mortgage continues to sell mortgage loans to such warehouse bank while negotiating the renewal of the loan purchase agreement. In addition, the Company has been successful in obtaining a loan purchase agreement with another warehouse bank.

Florida Insurance Business - After several months of discussions with the Florida Office of Insurance Regulation concerning the categorization of certain admitted assets, Security National Life received a letter dated June 17, 2009, in which Florida indicated its rejection of Security National Life's position and requested that Security National Life either infuse additional capital or cease writing new business in the State of Florida.  Florida’s decision was based upon excess investments in subsidiaries by Security National Life and Florida’s determination to classify as property acquired and held for the purposes of investment, certain real property that Security National Life acquired in satisfaction of creditor rights and subsequently rented to tenants.  These determinations resulted in Security National Life exceeding certain investment limitations under Florida law and in a corresponding capital and surplus deficiency as of March 31, 2009.  Florida has acknowledged that the deficiency may be cured by the infusion of additional capital in the amount of the excess investments.

Security National Life strongly disagrees with Florida’s interpretation of the Florida statutes, including Florida’s opinion that $21,672,000 of real property that Security National Life acquired in satisfaction of creditor rights as of March 31, 2009 must be included in an investment category that is subject to a limitation of only 5% of admitted assets (which category consists of real estate acquired and held for investment purposes) rather than in the investment category that is subject to a limitation of 15% of admitted assets (which category includes real estate acquired in satisfaction of loans, mortgages, or debts).  In rendering its opinion, Florida did not suggest that the real property assets of Security National Life are not fairly stated. The letter further stated that Security National Life may not resume writing insurance in Florida until such time as it regains full compliance with Florida law and receives written approval from Florida authorizing it to resume writing insurance.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

On June 18, 2009, Security National Life responded by letter to Florida and expressed its disagreement with Florida’s interpretation of the Florida statutes but, for practical purposes, agreed, beginning as of June 30, 2009 and continuing until Florida determines that Security National Life has attained full compliance with the Florida statutes, to cease originating new insurance policies in Florida and not to enter into any new reinsurance agreements with any Florida domiciled insurance company.  The State of Utah, Security National Life’s state of domicile, has not determined Security National Life to have a capital and surplus deficiency, nor is Security National Life aware of any state, other than Florida, in which Security National Life is determined to have a capital and surplus deficiency.

During 2008, the annualized premiums for new insurance policies written by Security National Life in Florida were $464,000, or 4.7% of the total amount of $9,901,000 in annualized premiums for new insurance policies written by Security National Life during the same period.  Security National Life is in the process of preparing an application to be submitted to Florida for approval of a Florida only subsidiary for all new insurance business written in Florida.  Security National Life believes that if Florida were to approve a Florida only subsidiary, Security National Life would be able to resume writing new insurance policies in Florida in full compliance with the Florida statutes relating to investments in real estate and subsidiaries.

Interest Rate Risk - the risk that interest rates will change which may cause a decrease in the value of the Company’s investments or impair the ability of the Company to market its mortgage and cemetery/mortuary products. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser, and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, the Company might have to borrow funds or sell assets prior to maturity and potentially recognize a loss on the sale.

Mortality/Morbidity Risk - the risk that the Company’s actuarial assumptions may differ from actual mortality/morbidity experience may cause the Company’s products to be underpriced, may cause the Company to liquidate insurance or other claims earlier than anticipated and other potentially adverse consequences to the business. The Company minimizes this risk through sound underwriting practices, asset/liability duration matching, and sound actuarial practices.

Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

The estimates susceptible to significant change are those used in determining the liability for future policy benefits and claims, those used in determining valuation allowances for mortgage loans on real estate, construction loans, estimate of probable loan loss reserve, and other receivables, and those used in determining the estimated future costs for pre-need sales. Although some variability is inherent in these estimates, management believes the amounts provided are adequate.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Liquidity and Capital Resources

The Company’s life insurance subsidiaries and cemetery and mortuary subsidiaries realize cash flow from premiums, contract payments and sales on personal services rendered for cemetery and mortuary business, from interest and dividends on invested assets, and from the proceeds from the maturity of held-to-maturity investments or sale of other investments. The mortgage subsidiary realizes cash flow from fees generated by originating and refinancing mortgage loans and interest earned on mortgages sold to investors. The Company considers these sources of cash flow to be adequate to fund future policyholder and cemetery and mortuary liabilities, which generally are long-term, and adequate to pay current policyholder claims, annuity payments, expenses on the issuance of new policies, the maintenance of existing policies, debt service, and to meet operating expenses.

During the twelve months ended December 31, 2009, the Company's operations provided cash of $17,172,000, while cash totaling $57,119,000 was provided by operations during the twelve months ended December 31, 2008. This was due primarily to a $19,384,000 increase in 2009 and a decrease of $35,367,000 in 2008 in the balance of mortgage loans sold to investors, which was attributed to a transfer of loans totaling $5,028,000 and $36,291,000 to long term mortgages in 2009 and 2008, respectively.

The Company’s liability for future life, annuity and other benefits is expected to be paid out over long-term due to the Company’s market niche of selling funeral plans. Funeral plans are small face value life insurance that will pay the costs and expenses incurred at the time of a person’s death. A person generally will keep these policies in force and will not surrender them prior to a person’s death. Because of the long-term nature of these liabilities the Company is able to hold to maturity its bonds, real estate and mortgage loans thus reducing the risk of liquidating these long-term investments as a result of any sudden changes in market values.

The Company attempts to match the duration of invested assets with its policyholder and cemetery and mortuary liabilities. The Company may sell investments other than those held-to-maturity in the portfolio to help in this timing; however, to date, that has not been necessary. The Company purchases short-term investments on a temporary basis to meet the expectations of short-term requirements of the Company’s products.

The Company’s investment philosophy is intended to provide a rate of return, which will persist during the expected duration of policyholder and cemetery and mortuary liabilities regardless of future interest rate movements.

The Company’s investment policy is to invest predominantly in fixed maturity securities, mortgage loans, and warehousing of mortgage loans on a short-term basis before selling the loans to investors in accordance with the requirements and laws governing the life insurance subsidiaries. Bonds owned by the insurance subsidiaries amounted to $116,982,000 as of December 31, 2009 compared to $126,583,000 as of December 31, 2008. This represents 39.1% and 41.6% of the total investments as of December 31, 2009, and December 31, 2008, respectively. Generally, all bonds owned by the life insurance subsidiaries are rated by the National Association of Insurance Commissioners. Under this rating system, there are six categories used for rating bonds. At December 31, 2009, 6.9% (or $7,930,000) and at December 31, 2008, 2.8% (or $3,485,000) of the Company’s total bond investments were invested in bonds in rating categories three through six, which are considered non-investment grade.

The Company has classified certain of its fixed income securities, including high-yield securities, in its portfolio as available for sale, with the remainder classified as held to maturity. However, in accordance with Company policy, any such securities purchased in the future will be classified as held to maturity. Business conditions, however, may develop in the future which may indicate a need for a higher level of liquidity in the investment portfolio. In that event the Company believes it could sell short-term investment grade securities before liquidating higher-yielding longer-term securities.

See footnote 3 in the consolidated financial statement for the schedule of the maturity of fixed maturity securities.

The amortized cost and contractual payments on mortgage loans on real estate and construction loans held for investment by category as of December 31, 2009 are shown below. Expected principal payments may differ from contractual obligations because certain borrowers may elect to pay off mortgage obligations with or without early payment penalties.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

		Principal	Principal	Principal
		Amounts	Amounts	Amounts
		Due in	Due in	Due
	Total	2010	2011-2014	Thereafter
Residential	$60,863,841	$790,171	$2,343,334	$57,730,336
Residential Construction	25,028,081	25,028,081	-	-
Commercial	24,206,957	11,020,707	7,510,632	5,675,618
Total	$110,098,879	$36,838,959	$9,853,966	$63,405,954

Generally accepted accounting principles (GAAP) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. GAAP also specifies a fair value hierarchy based upon the observability of inputs used in valuation techniques. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. Fair value measurements are classified under the following hierarchy:

Level 1:	Financial assets and financial liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that we can access.

Level 2:	Financial assets and financial liabilities whose values are based on the following:
a) Quoted prices for similar assets or liabilities in active markets;
b) Quoted prices for identical or similar assets or liabilities in non-active markets; or
c) Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3:
Financial assets and financial liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs may reflect our estimates of the assumptions that market participants would use in valuing the financial assets and financial liabilities.

We utilize a combination of third party valuation service providers, brokers, and internal valuation models to determine fair value.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

The following tables summarize Level 1, 2 and 3 financial assets and financial liabilities measured at fair value on a recurring basis by their classification in the consolidated balance sheet at December 31, 2009.

		Quoted Prices
		in Active	Significant	Significant
		Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Assets accounted for at fair value on a
recurring basis
Investment in securities available for sale	$6,936,137	$6,936,137	$-	$-
Short-term investments	7,144,349	7,144,349	-	-
Restricted assets of cemeteries and mortuaries	1,677,273	1,677,273	-	-
Cemetery perpetual care trust investments	1,104,046	1,104,046	-	-
Derivatives - interest rate lock commitments	1,770,193	-	-	1,770,193
Total assets accounted for at fair value on a
recurring basis	$18,631,998	$16,861,805	$-	$1,770,193

Liabilities accounted for at fair value
on a recurring basis
Investment-type insurance contracts	$(115,763,748)	$-	$-	$(115,763,748)
Derivatives - bank loan interest rate swaps	$(101,251)	-	-	(101,251)
- call options	(134,492)			(134,492)
- interest rate lock commitments	(215,481)	-	-	(215,481)
Total liabilities accounted for at fair value
on a recurring basis	$(116,214,972)	$-	$-	$(116,214,972)

Following is a summary of changes in the consolidated balance sheet line items measured using level 3 inputs:

	Investment Type Insurance Contracts	Interest Rate Lock Commitments	Bank Loan Interest Rate Swaps	Call Options

Balance - December 31, 2008	$(112,351,916)	$362,231	$(167,483)	$-

Options sold	-	-	-	(613,541)

Total Losses (Gains):

Included in earnings	(3,411,832)	-	-	479,049

Included in other
comprehensive income (loss)	-	1,192,480	66,277	-

Balance - December 31, 2009	$(115,763,748)	$1,554,711	$(101,206)	$(134,492)

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

The following tables summarize Level 1, 2 and 3 financial assets and financial liabilities measured at fair value on a recurring basis by their classification in the consolidated balance sheet at December 31, 2008.

		Quoted Prices
		in Active	Significant	Significant
		Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Assets accounted for at fair value on a
recurring basis
Investment in securities available for sale	$5,854,237	$5,854,237	$-	$-
Short-term investments	5,282,986	5,282,986	-	-
Restricted assets of cemeteries and mortuaries	1,241,038	1,241,038	-	-
Cemetery perpetual care trust investments	1,840,119	1,840,119	-	-
Derivative-interest rate lock commitments	2,372,452		-	2,372,452
Total assets accounted for at fair value on a
recurring basis	$16,590,832	$14,218,380	$-	$2,372,452

Liabilities accounted for at fair value
on a recurring basis
Investment-type insurance contracts	$(112,351,916)	$-	$-	$(112,351,916)
Derivative - bank loan interest rate swaps	(167,483)			(167,483)
- interest rate lock commitments	(2,010,221)	-	-	(2,010,221)
Total liabilities accounted for at fair value
on a recurring basis	$(114,529,620)	$-	$-	$(114,529,620)

Following is a summary of changes in the consolidated balance sheet line items measured using level 3 inputs:

	Investment Type Insurance Contracts	Interest Rate Lock Commitments	Bank Loan Interest Rate Swaps

Balance - December 31, 2007	$(106,939,120)	$627,116	$(26,951)

Total Losses:

Included in earnings	(5,412,796)	-	-

Included in other
comprehensive income	-	(264,885)	(140,532)

Balance - December 31, 2008	$(112,351,916)	$362,231	$(167,483)

The items shown under Level 1 are valued as follows:

On a quarterly basis, the Company reviews its available-for-sale fixed investment securities related to corporate securities and other public utilities, consisting of bonds and preferred stocks that are in a loss position. The review involves an analysis of the securities in relation to historical values, and projected earnings and revenue growth rates. Based on the analysis, a determination is made whether a security will likely recover from the loss position within a reasonable period of time. If it is unlikely that the investment will recover from the loss position, the loss is considered to be other than temporary, the security is written down to the impaired value and an impairment loss is recognized.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

On a quarterly basis, the Company reviews its investment in industrial, miscellaneous and all other equity securities that are in a loss position. The review involves an analysis of the securities in relation to historical values, price earnings ratios, projected earnings and revenue growth rates. Based on the analysis, a determination is made whether a security will likely recover from the loss position within a reasonable period of time. If it is unlikely that the investment will recover from the loss position, the loss is considered to be other than temporary, the security is written down to the impaired value and an impairment loss is recognized.

The items shown under level three are valued as follows:

Investment type insurance contracts. Future policy benefit reserves for interest-sensitive insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances. Interest crediting rates for interest-sensitive insurance products ranged from 4% to 6.5%.

Interest rate lock commitments. The Company’s mortgage banking activities enters into interest rate lock commitments with potential borrowers and forward commitments to sell loans to third-party investors. The Company also implements a hedging strategy for these transactions. A mortgage loan commitment binds the Company to lend funds to a qualified borrower at a specified interest rate and within a specified period of time, generally up to 30 days after inception of the mortgage loan commitment. Mortgage loan commitments are defined to be derivatives under generally accepted accounting principles and are recognized at fair value on the consolidated balance sheet with changes in their fair values recorded as part of other comprehensive income from mortgage banking operations.

Bank loan interest rate swaps. Management considers the interest rate swap instruments to be an effective cash flow hedge against the variable interest rate on bank borrowings since the interest rate swap mirrors the term of the note payable and expires on the maturity date of the bank loan it hedges. The interest rate swaps are derivative financial instruments carried at its fair value.

If market conditions were to cause interest rates to change, the market value of the fixed income portfolio (of approximately $227,478,000) could change by the following amounts based on the respective basis point swing (the change in the market values were calculated using a modeling technique):

	-200 bps	-100 bps	+100 bps	+200 bps
Change in Market Value	$21,918	$11,511	$(12,673)	$(23,948)
(in thousands)

The Company is subject to risk based capital guidelines established by statutory regulators requiring minimum capital levels based on the perceived risk of assets, liabilities, disintermediation, and business risk. At December 31, 2009, and December 31, 2008, the life insurance subsidiary exceeded the regulatory criteria.

The Company’s total capitalization of stockholders’ equity, and bank debt and notes payable were $68,745,000 as of December 31, 2009, as compared to $60,552,000 as of December 31, 2008. Stockholders’ equity as a percent of total capitalization was 87.0% and 89.0% as of December 31, 2009 and December 31, 2008, respectively. Bank debt and notes payable increased $2,300,000 for the twelve months ended December 31, 2009 when compared to December 31, 2008, thus decreasing the stockholders equity percentage.

Lapse rates measure the amount of insurance terminated during a particular period. The Company’s lapse rate for life insurance in 2009 was 8.4% as compared to a rate of 9.0% for 2008.

At December 31, 2009, $21,359,000 of the Company’s consolidated stockholders’ equity represents the statutory stockholders’ equity of the Company’s life insurance subsidiaries. The life insurance subsidiaries cannot pay a dividend to its parent company without the approval of insurance regulatory authorities.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements to encourage companies to provide prospective information about their businesses without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. The Company desires to take advantage of the “safe harbor” provisions of the act.

This Annual Report of Form 10-K contains forward-looking statements, together with related data and projections, about the Company’s projected financial results and its future plans and strategies. However, actual results and needs of the Company may vary materially from forward-looking statements and projections made from time to time by the Company on the basis of management’s then-current expectations. The business in which the Company is engaged involves changing and competitive markets, which may involve a high degree of risk, and there can be no assurance that forward-looking statements and projections will prove accurate.

Factors that may cause the Company’s actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include among others, the following possibilities: (i) heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors; (ii) adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates and tax treatment of insurance products; (iii) fluctuations in interest rates causing a reduction of investment income or increase in interest expense and in the market value of interest rate sensitive investment; (iv) failure to obtain new customers, retain existing customers or reductions in policies in force by existing customers; (v) higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures; (vi) loss or retirement of key executives or employees; (vii) increases in medical costs; (viii) changes in the Company’s liquidity due to changes in asset and liability matching; (ix) restrictions on insurance underwriting based on genetic testing and other criteria; (x) adverse changes in the ratings obtained by independent rating agencies; (xi) failure to maintain adequate reinsurance; (xii) possible claims relating to sales practices for insurance products and claim denials and (xiii) adverse trends in mortality and morbidity; (xiv) deterioration of real estate markets and (xv) lawsuits in the ordinary course of business.

Off-Balance Sheet Agreements

At December 31, 2009, the Company was contingently liable under a standby letter of credit aggregating $369,356, to be used as collateral to cover any contingency related to additional risk assessments pertaining to the Company's self-insurance casualty program. The Company does not expect any material losses to result from the issuance of the standby letter of credit because claims are not expected to exceed premiums paid. Accordingly, the estimated fair value of these instruments is zero.

SecurityNational Mortgage has entered into loan purchase agreements to originate and sell mortgage loans to unaffiliated warehouse banks. The total amount available to originate loans under these loan purchase agreements at December 31, 2009 was $230,000,000. SecurityNational Mortgage originates the loans and immediately sells them to warehouse banks. As of December 31, 2009, there were $152,560,000 in mortgage loans in which settlements with third party investors were still pending. Generally, when certain mortgage loans are sold to warehouse banks, SecurityNational Mortgage is no longer obligated, except in certain circumstances, to pay the amounts outstanding on the mortgage loans, but is required to pay a fee in the form of interest on a portion of the mortgage loans between the date that the loans are sold to warehouse banks and the date of settlement with third party investors. The terms of the loan purchase agreements are typically for one year, with interest rates on a portion of the mortgage loans ranging from 2.5% to 2.75% over the 30 day Libor rate. SecurityNational Mortgage is in the process of renewing one of its loan purchase agreements that expired on September 30, 2009 for an additional one year term. SecurityNational Mortgage continues to sell mortgage loans to such warehouse bank while negotiating the renewal of the loan purchase agreement. In addition, the Company has been successful in obtaining a loan purchase agreement with another warehouse bank.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

The total of the Company unfunded residential construction loan commitments as of December 31, 2009 was $2,176,000.

Contractual Obligations

The Company’s contractual obligations as of December 31, 2009 and the payments due by period are shown in the following table:

	Less than 1 year	1-3 years	4-5 years	over 5 years	Total
Non-cancelable operating leases	$1,154,280	$1,181,188	$163,544	$-	$2,499,012
Notes and contracts payable	2,404,185	1,975,925	4,040,927	518,952	8,939,989
	$3,558,465	$3,157,113	$4,204,471	$518,952	$11,439,001

Variable Interest Entities

In conjunction with the Company’s casualty insurance program, limited equity interests are held in a captive insurance entity. This program permits the Company to self-insure a portion of losses, to gain access to a wide array of safety-related services, to pool insurance risks and resources in order to obtain more competitive pricing for administration and reinsurance and to limit its risk of loss in any particular year. This entity meets the definition of a variable interest entity (VIE); however, based on the criteria set forth in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, “there is not a requirement to include this entity in the consolidated financial statements. The maximum exposure to loss related to the Company’s involvement with this entity is limited to approximately $369,356, a majority of which is collateralized under a standby letter of credit issued on the insurance entity’s behalf. See Note 11, “Reinsurance, Commitments and Contingencies,” for additional discussion of commitments associated with the insurance program and Note 1, “Significant Accounting Policies”, for further information on a standby letter of credit. As of December 31, 2009, there are no other entities that met the definition of a variable interest entity.

Recent Accounting Pronouncements

Subsequent Events – In May 2009, the FASB issued guidance which establishes the period after the balance sheet date during which management shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements and the circumstances under which an entity shall recognize events or transactions that occur after the balance sheet date. This guidance also requires disclosure of the date through which subsequent events have been evaluated. The Company adopted this standard for the interim period ended June 30, 2009. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position or results of operations. We have evaluated subsequent events after the balance sheet date of December 31, 2009 through the time of filing with the Securities and Exchange Commission (SEC) on March 31, 2010 which is the date the financial statements were issued.

Accounting for Transfers of Financial Assets and Consolidation of Variable Interest Entities - In June 2009, the FASB issued accounting guidance which revises existing sale accounting criteria for transfers of financial assets, including securitization transactions, and eliminates the concept of a “qualifying special-purpose entity.” Simultaneously, the FASB issued accounting guidance which revises previous guidance for variable-interest entities (VIE) by establishing a new approach for determining who should consolidate a VIE and by changing when it is necessary to reassess who should consolidate a VIE.  These new accounting standards updates will be effective at the beginning of the first fiscal year beginning after November 15, 2009. Early application is not permitted.  Because the revised sales accounting criteria do not change the Company’s revenue recognition and because all mortgage loans originated by the Company are sold to outside third party investors, the adoption of these two accounting standards will not change the Company’s accounting for the mortgage loans it originates.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Disclosures about Fair Value Measurements – In January 2010, the FASB issued guidance requiring an entity to disclose the following:

•	Separately disclose the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe reasons for the transfers.

•
Present separately information about purchases, sales, issuances and settlements, on a gross basis, rather than on one net number, in the reconciliation for fair value measurements using significant unobservable inputs (Level 3).

•	Provide fair value measurement disclosures for each class of assets and liabilities.

•
Provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for fair value measurements that fall in either Level 2 or Level 3.

This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010. The Company will include the new required disclosures in its Form 10-Q for the quarter ended March 31, 2010.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Market for the Registrant’s Common Stock and Related Security Holder Matters

The Company’s Class A Common Stock trades on the Nasdaq National Market under the symbol “SNFCA.” Prior to August 13, 1987, there was no active public market for the Class A and Class C Common Stock. As of March 26, 2010, the closing sales price of the Class A Common Stock was $3.01 per share. The following were the high and low market closing sales prices for the Class A Common Stock by quarter as reported by Nasdaq since January 1, 2008:

	Price Range (1)
	High	Low
Period (Calendar Year)
2008
First Quarter	$4.20	$2.86
Second Quarter	$4.02	$2.75
Third Quarter	$3.73	$2.00
Fourth Quarter	$2.30	$1.09

2009
First Quarter	$2.12	$1.19
Second Quarter	$3.51	$1.14
Third Quarter	$3.76	$2.16
Fourth Quarter	$3.79	$2.86

2010
First Quarter (through March 26, 2010)	$3.75	$3.00

(1) Sales prices have been adjusted retroactively for the effect of annual stock dividends.

The Class C Common Stock is not actively traded, although there are occasional transactions in such stock by brokerage firms. (See Note 13 to the Consolidated Financial Statements.)

The Company has never paid a cash dividend on its Class A or Class C Common Stock. The Company currently anticipates that all of its earnings will be retained for use in the operation and expansion of its business and does not intend to pay any cash dividends on its Class A or Class C Common Stock in the foreseeable future. Any future determination as to cash dividends will depend upon the earnings and financial position of the Company and such other factors as the Board of Directors may deem appropriate. A 5% stock dividend on Class A and Class C Common Stock has been paid each year from 1990 through 2009.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Market for the Registrant’s Common Stock and Related Security Holder Matters (Continued)

The graph below compares the cumulative total stockholder return of the Company’s Class A common stock with the cumulative total return on the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Insurance Index for the period from December 31, 2004 through December 31, 2009. The graph assumes that the value of the investment in the Company’s Class A common stock and in each of the indexes was 100 at December 31, 2004 and that all dividends were reinvested.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company’s Class A common stock.

The graph set forth above is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Form 10-K into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

As of December 31, 2009, there were 4,164 record holders of Class A Common Stock and 120 record holders of Class C Common Stock.